UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Bed Bath & Beyond, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

BED BATH & BEYOND

2026

Notice of Annual Meeting and Proxy Statement

433 Ascension Way, 3rd Floor
Murray, Utah 84123
Notice of Annual Meeting of Stockholders
To Be Held at 2:00 p.m. Mountain Time on May 14, 2026
Dear Fellow Stockholders:
We cordially invite you to attend the 2026 Annual Meeting of Stockholders of Bed Bath & Beyond, Inc. (the “Company” or “Bed Bath & Beyond”) at 2:00 p.m. Mountain Time on May 14, 2026 (the “Annual Meeting”). In order to provide expanded access and enable more of our stockholders to attend and participate, the meeting will be a virtual stockholder meeting, conducted via live audio webcast, through which you can submit questions, and vote online. The meeting can be accessed by visiting https://meetnow.global/MZVMNUH and entering your control number (which can be found on your proxy card or notice of internet availability mailed to you).
At the meeting, stockholders will vote on the following matters:
1.	The election of each of Marcus A. Lemonis, Joanna C. Burkey, Barclay F. Corbus, William B. Nettles, Jr., Debra G. Perelman, Dr. Robert J. Shapiro, and Joseph J. Tabacco, Jr. to the Board;
2.	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;
3.	The approval, on an advisory (non-binding) basis, of the compensation paid by the Company to its named executive officers (the “Say on Pay Vote”);
4.
The approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) to increase the number of authorized shares of common stock (the “Share Increase Amendment”);

5.
The approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 4 and/or Proposal 6 (the “Adjournment Proposal”); and

6.	The approval of an amendment and restatement of the Company’s Amended and Restated 2005 Equity Incentive Plan.
Stockholders will also consider and act upon any other matter properly coming before the Annual Meeting, or any continuation, postponement, or adjournment of the Annual Meeting.
Following the Annual Meeting, we intend to answer appropriate questions.
Stockholders of record at the close of business on March 17, 2026, are entitled to vote at the meeting and any continuations, postponements, or adjournments. To ensure that your vote is recorded promptly, please submit a proxy as soon as possible, even if you plan to virtually attend the meeting. We encourage you to submit a proxy to have your shares voted at the meeting via the internet or by telephone. If you received a printed set of proxy materials, you also have the option of submitting your proxy by completing, signing, dating, and returning the proxy card that accompanied the printed materials. Submitting your vote prior to the meeting will not affect your right to vote at the meeting if you decide to attend virtually.

2026 Proxy Statement | i

We are mailing to some of our stockholders a notice of internet availability of proxy materials instead of a paper copy of this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Form 10-K”). The notice contains instructions on how to access the Proxy Statement and 2025 Form 10-K via the internet. The notice also contains instructions on how to request a paper copy of our proxy materials, including this Proxy Statement, our 2025 Form 10-K and a form of proxy card or voting instruction card, as applicable. Stockholders who do not receive a notice of internet availability of proxy materials will receive a paper copy of the proxy materials by mail. We anticipate that this process will minimize the costs of printing and distributing our proxy materials.
Thank you for being a stockholder. We appreciate your ownership interest in and support of Bed Bath & Beyond.
Sincerely,

Marcus A. Lemonis
Chief Executive Officer & Executive Chairman of the Board of Directors
March 26, 2026
Murray, Utah

ii | 2026 Proxy Statement

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on May 14, 2026.
The Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available at https://investors.beyond.com/financials/annual-reports.
Whether or not you plan to virtually attend the meeting, please submit your proxy via the internet, telephone, or by completing, signing, dating, and returning your Proxy Card in the enclosed prepaid business reply envelope.

2026 Proxy Statement | iii

Proxy Statement	1
Questions and Answers About the Annual Meeting and Procedural Matters	3
Proposals to be Voted on	10
1.Election of Directors	10
2.Ratification of Appointment of Independent Registered Public Accounting Firm	15
3.Advisory Vote on the Compensation Paid by the Company to its Named Executive Officers (“Say on Pay Vote”)	18
4. Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock	19
5. Approval of an Adjournment of the Annual Meeting	22
6. Approval of an Amendment and Restatement of the Company’s Amended and Restated 2005 Equity Incentive Plan	23
Other Business	39
The Board	40
Compensation Committee Interlocks and Insider Participation	49
Compensation Discussion and Analysis	50
Introduction	50
Information Regarding Executive Officers	51
Key 2025 Executive Compensation Actions Reflect Pay for Performance Philosophy	52
Summary of Executive Compensation Actions Taken After Year-End	53
Executive Compensation Best Practices	54
2025 Stockholder Engagement and Say on Pay Response	55
Compensation Objectives	55
How We Determine Executive Compensation	55
Elements of Compensation	57
Tax and Accounting Considerations	63
Risks of Our Compensation Policies and Practices	64
Employment and Severance Arrangements	64
Insider Trading Policy	68
Security Ownership Requirements	68
Compensation Recovery Policy and Clawbacks Under Equity Plan	69
Equity Award Grant Practices	69
Compensation Committee Report	70

iv | 2026 Proxy Statement

Cautionary Note Regarding Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include all statements other than statements of historical fact, including but not limited to statements regarding our goals, commitments, strategies, and our executive compensation program. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 24, 2026, and in our subsequent filings with the SEC.

2026 Proxy Statement | v

Bed Bath & Beyond, Inc.
433 Ascension Way, 3rd Floor
Murray, Utah 84123
Proxy Statement
2026 Annual Meeting of Stockholders
To Be Held at 2:00 p.m. Mountain Time on May 14, 2026
General
Our Board of Directors (the “Board”) is soliciting proxies for the 2026 Annual Meeting of Stockholders of Bed Bath & Beyond, Inc. (“Bed Bath & Beyond,” the “Company,” “we” or “our”), which will be held at 2:00 p.m. Mountain Time on May 14, 2026 (the “Annual Meeting”). The Annual Meeting will be a virtual stockholder meeting conducted via live audio webcast through which you can submit questions and vote online. You can access the Annual Meeting by visiting https://meetnow.global/MZVMNUH and entering your control number (which can be found on your proxy card or notice of internet availability mailed to you). This Proxy Statement contains important information for you to consider when deciding how to vote on the matters before the meeting.
We have elected to provide access to our proxy materials to our stockholders via the internet. Accordingly, a notice of internet availability of proxy materials will be mailed to most of our stockholders. Other stockholders have requested and will instead receive paper copies of the proxy materials accessible via the internet. The notice of internet availability of proxy materials contains instructions on how to access the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Form 10-K”) via the internet. The notice also contains instructions on how to request a paper copy of our proxy materials, including this Proxy Statement, our 2025 Form 10-K and a form of proxy card or voting instruction card, as applicable.
Please follow the instructions on the notice of internet availability mailed to you for details on how to request future proxy materials be sent to you electronically by e-mail or in printed form by mail on an ongoing basis. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials or a link to a special website to access our proxy materials. Your election to receive proxy materials by e-mail or printed form by mail will remain in effect until you terminate it.
Choosing to receive future proxy materials by e-mail will allow us to provide you with the proxy materials you need in a timelier manner, will save us the cost of printing and mailing documents to you, and be more environmentally responsible.
We will send or make available to stockholders proxy materials, which include this Proxy Statement, the proxy card, and the 2025 Form 10-K on or about March 27, 2026.
Record Date and Voting Securities
The Board set March 17, 2026, as the record date for the meeting (“Record Date”). Stockholders who owned shares of our stock at the close of business on the Record Date are entitled to virtually attend and vote at the meeting. Each share is entitled to one vote. At the Record Date, a total of 69,342,333 shares of stock were outstanding and entitled to vote at the meeting. A majority of the outstanding shares of stock entitled to vote and present at the meeting or by proxy will constitute a quorum for the transaction of business. On October 7, 2025, we distributed warrants to holders of our common stock. Warrant holders are not entitled to any rights with respect to our common stock, including, without limitation, voting rights, and are only entitled to attend and vote at the meeting if they receive our common stock upon exercising the warrants for cash and only as of the date when they become a record owner of the shares of our common stock upon such exercise.
If you were a stockholder as of the close of business on the Record Date and have a control number, you may vote at and ask questions during the meeting by following the instructions available on the virtual meeting website. Whether or not you plan to attend the meeting, you may still submit your vote in advance of the meeting via the internet or by telephone or proxy card as instructed in the Proxy Statement and notice of internet availability. If you do not have your control number, you may attend the Annual Meeting as a guest, but you will not have the option to vote your shares during the meeting or ask questions during the meeting.

2026 Proxy Statement | 1

Attendance and Participation
To access the virtual meeting please visit https://meetnow.global/MZVMNUH. To login to the virtual meeting, you have two options: Join as a “Guest” or as a “Stockholder”. If you join as a “Stockholder” you will be required to enter a control number. Your control number can be found on your proxy card, voter instruction form, or notice of internet availability mailed to you. We will make available for inspection the list of our registered stockholders entitled to vote at the Annual Meeting for at least 10 days prior to the Annual Meeting at the Company’s principal place of business located at 433 Ascension Way, 3rd Floor, Murray, Utah 84123.
If you encounter any technical difficulties with the virtual meeting website on the meeting day during either the check-in or the meeting itself, please call the technical support number at (781) 575-2748 or toll-free at (888) 724-2416. The technical support number will also be posted on the virtual meeting website.

2 | 2026 Proxy Statement

Questions and Answers about the Annual Meeting and Procedural Matters
What is the purpose of the Annual Meeting?
At our Annual Meeting, stockholders will act upon the matters outlined in the meeting notice provided with this Proxy Statement, including:
1.	The election of each of Marcus A. Lemonis, Joanna C. Burkey, Barclay F. Corbus, William B. Nettles, Jr., Debra G. Perelman, Dr. Robert J. Shapiro, and Joseph J. Tabacco, Jr. to the Board;
2.	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;
3.	The approval, on an advisory (non-binding) basis, of the compensation paid by the Company to its named executive officers (the “Say on Pay Vote”);
4.
The approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) to increase the number of authorized shares of common stock (the “Share Increase Amendment”);

5.
The approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 4 and/or Proposal 6 (the “Adjournment Proposal”); and

6.	The approval of an amendment and restatement of the Company’s Amended and Restated 2005 Equity Incentive Plan.
Who can vote at the Annual Meeting?
Stockholders of record who owned shares of our stock at the close of business on the Record Date may virtually attend and vote at the Annual Meeting. Holders of our stock are entitled to cast one vote for each share of stock held by them on the Record Date. At the Record Date, a total of 69,342,333 shares of stock were outstanding and entitled to vote at the Annual Meeting.
What are the recommendations of the Board?
Bed Bath & Beyond’s Board unanimously recommends votes:
1)	“FOR” each of Marcus A. Lemonis, Joanna C. Burkey, Barclay F. Corbus, William B. Nettles, Jr., Debra G. Perelman, Dr. Robert J. Shapiro, and Joseph J. Tabacco, Jr. as directors (see Proposal 1);
2)	“FOR” the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (see Proposal 2);
3)	“FOR” the Say on Pay Vote (see Proposal 3);
4)	“FOR” the Share Increase Amendment (see Proposal 4);
5)	“FOR” the Adjournment Proposal (see Proposal 5); and
6)	“FOR” the approval of an amendment and restatement of the Company’s Amended and Restated 2005 Equity Incentive Plan (see Proposal 6).
What is a quorum?
The presence virtually or by proxy of the holders of a majority of the shares of our stock outstanding on the Record Date will be necessary to constitute a quorum for the Annual Meeting.

2026 Proxy Statement | 3

Questions and Answers about the Annual Meeting and Procedural Matters
We will count shares of stock represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) as present and entitled to vote for purposes of determining the presence of a quorum. The inspector of election will tabulate the proxies and votes cast prior to the meeting and at the meeting to determine whether a quorum is present.
How do I vote?
You may submit your proxy to have your shares voted via the internet, by telephone, or virtually at the Annual Meeting. If you received printed proxy materials, you also have the option of submitting your proxy card by mail. In addition, you can virtually attend the meeting and vote by following the instructions available on the virtual meeting website. The designated proxies will vote according to your instructions; however, if you are a registered stockholder and you return an executed proxy card without specific instructions on how to vote, the proxies will vote:
1)	“FOR” each of Marcus A. Lemonis, Joanna C. Burkey, Barclay F. Corbus, William B. Nettles, Jr., Debra G. Perelman, Dr. Robert J. Shapiro, and Joseph J. Tabacco, Jr. as directors (see Proposal 1);
2)	“FOR” the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (see Proposal 2);
3)	“FOR” the Say on Pay Vote (see Proposal 3);
4)	“FOR” the Share Increase Amendment (see Proposal 4);
5)	“FOR” the Adjournment Proposal (see Proposal 5); and
6)	“FOR” the approval of an amendment and restatement of the Company’s Amended and Restated 2005 Equity Incentive Plan (see Proposal 6).
If you beneficially own your shares or are a “street name” stockholder and you do not return instructions on how to vote to your broker, the proxies will not vote your shares on Proposals 1, 3 or 6. The voting of shares held by “street name” stockholders is further discussed below. Additionally, in order to vote at the meeting, you will need to obtain a signed legal proxy from the broker or nominee that holds your shares, because the broker or nominee is the legal, registered owner of the shares. If you have the broker’s proxy, you may vote by ballot virtually at the meeting.
If you hold shares of our stock in a retirement or savings plan or other similar plan, you may submit your vote via the internet or by telephone or by means of the direction on the proxy card. The trustee or administrator of the plan will vote according to your directions and the rules of the plan.
How can I attend the meeting with the ability to ask a question and/or vote?
The Annual Meeting will be a completely virtual meeting of stockholders, which we will conduct exclusively by webcast. You are entitled to participate in the Annual Meeting only if (i) your shares of the Company’s stock are registered directly in your name with our transfer agent, Computershare, as of the close of business on the Record Date (i.e., a “Registered Holder”), or (ii) if you are a beneficial holder and hold your shares through an intermediary, such as a bank or broker (i.e., a “Beneficial Holder”) and hold a valid legal proxy for the Annual Meeting.
We are not holding a physical meeting. We will begin the online meeting promptly at 2:00 p.m. Mountain Time. We encourage you to access the meeting prior to the start time leaving ample time for the check-in. Please follow the registration instructions as outlined below.
As a Registered Holder, you will be able to attend the Annual Meeting online, ask a question, and vote by visiting https://meetnow.global/MZVMNUH and following the instructions on your notice, proxy card, or on the instructions that accompanied your proxy materials.

4 | 2026 Proxy Statement

Questions and Answers about the Annual Meeting and Procedural Matters
If you are a Beneficial Holder and want to attend the Annual Meeting online by webcast (with the ability to ask a question and/or vote, if you choose to do so) you have two options:
(1)	Registration in Advance of the Annual Meeting
Submit proof of your proxy power (“Legal Proxy”) from your broker, bank, or other nominee reflecting your Bed Bath & Beyond holdings along with your name and email address to Computershare.

You must label requests for registration as “Legal Proxy” and we must receive them no later than 3:00 p.m. Mountain Time on May 8, 2026. You will receive a confirmation of your registration by email after we receive your registration materials.

You should direct requests for registration to us at the following:
By email: Forward the email from your broker granting you a Legal Proxy, or attach an image of your Legal Proxy, to legalproxy@computershare.com.

By mail:	Computershare Bed Bath & Beyond Legal Proxy P.O. Box 43001 Providence, RI 02940-3001

(2)	Register at the Annual Meeting

Beneficial Holders can also register online at the Annual Meeting to attend, ask questions, and vote. We expect that the vast majority of Beneficial Holders will be able to fully participate using the control number received with their voting instruction form. Please note, however, that we provide this option as a convenience to Beneficial Holders only, and we make no guarantee this option will be available via every type of control number that Beneficial Holders have. The inability to provide this option to any or all Beneficial Holders shall in no way impact the validity of the Annual Meeting. Beneficial Holders may choose the Register in Advance of the Annual Meeting option above, if they prefer to use the traditional, paper-based option for registering for the Annual Meeting.

Please go to https://meetnow.global/MZVMNUH for more information on the available options and registration instructions.
Do I need to register to attend the meeting virtually?
Registration in advance is only required if you are a Beneficial Holder, as set forth above.
How can I vote online at the meeting?
If you are a Registered Holder, follow the instructions on the notice, email, or proxy card that you received to access the meeting.
If you are a Beneficial Holder, please see the registration options set forth in numbers (1) and (2) above.
Online voting will be available during the meeting. To ensure that your vote is recorded promptly, please submit a proxy as soon as possible, even if you plan to virtually attend the meeting.
Why are you holding a virtual meeting instead of a physical meeting?
We are pleased to embrace technology which allows for expanded access and improved communication for our stockholders and the Company. We believe that hosting a virtual meeting will enable more of our stockholders to attend and participate in the meeting since our stockholders can participate from any location around the world with internet access.

2026 Proxy Statement | 5

Questions and Answers about the Annual Meeting and Procedural Matters
What if I have trouble accessing the Annual Meeting virtually?
The virtual meeting platform is supported across browsers other than Internet Explorer, and devices running the most up-to-date version of applicable software and plugins. Participants should ensure that they have a strong and reliable internet connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. A link on the meeting page will provide further assistance should you need it, or you may call (888) 724-2416.
What happens if a nominee is unable to stand for election?
If any director nominee should be unable to serve, or for good cause will not serve, the Nominating and Corporate Governance Committee of the Board may select a substitute nominee or the Board may elect to reduce its size. In that case, if you have submitted your proxy via the internet or by telephone or completed and returned your proxy card or voting instruction card, the proxy holders will have the discretion to vote your shares for the substitute nominee. They cannot vote for more than the seven nominees. We have no reason to believe that any of the nominees will be unable to serve if elected.
Can I submit a proxy via the internet or by telephone?
You may submit your proxy to have your shares voted at the Annual Meeting via the internet or by telephone by following the instructions contained in the notice of internet availability of proxy materials. If you received a printed set of the proxy materials, you may submit your proxy via the internet or by telephone by following the instructions contained on the proxy card that accompanied the printed materials.
If you are a Registered Holder, the deadline for submitting your proxy by telephone or via the internet is 11:59 p.m. Eastern Time on May 13, 2026. If you are a participant in the Company 401(k) plan, the deadline for submitting your voting directions by telephone or via the internet is 11:59 p.m. Eastern Time on May 11, 2026.
Can I change my vote or revoke my proxy?
Registered Stockholders:
Prior to the Annual Meeting and subject to the deadlines set forth in the paragraph above, you may change your vote at any time before such deadline by re-submitting your proxy via the internet or by telephone or by virtually attending the Annual Meeting and voting at the Annual Meeting by filling out an online ballot.
If you have delivered a proxy, you may revoke your proxy at any time before the proxies vote your shares by filing with our Corporate Secretary a written notice of revocation at our Company headquarters at the address shown on the first page of this Proxy Statement. The revocation must be received prior to the time the proxies vote your shares.
During the Annual Meeting, you may revoke your proxy by voting via online ballot. You must be logged in as a “Stockholder” and not as a “Guest” to vote at the meeting, and your virtual attendance at the meeting alone will not by itself revoke your proxy.
Beneficial Stockholders:
If your shares are held in “street name” or you are a participant in the Company 401(k) plan, please contact your broker, nominee, trustee, or administrator to determine whether and how you will be able to revoke or change your vote.
Why did I receive a notice of internet availability of proxy materials instead of a full set of the proxy materials?
To be environmentally conscious, and in accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”) which allow companies to furnish their proxy materials via the internet, we sent some of our stockholders a notice of internet availability of proxy materials for this year’s Annual Meeting. We sent some stockholders paper copies of the proxy materials accessible via the internet. You can find instructions on how to access the proxy materials via the internet or to request a paper copy in the notice of internet availability of proxy materials. In addition, stockholders may request future proxy materials be sent to you in printed form by mail or electronically by e-mail on an ongoing basis by following the instructions on the notice of internet availability mailed to you. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

6 | 2026 Proxy Statement

Questions and Answers about the Annual Meeting and Procedural Matters
Can I vote my shares by filling out and returning the notice of internet availability of proxy materials?
No, the notice of internet availability of proxy materials is not a form for voting, but provides instructions on how to access the proxy materials and vote your shares.
What is the voting requirement to approve each of the proposals?
Assuming a quorum is present, the matters to come before the Annual Meeting that are listed in the Notice of Annual Meeting of Stockholders require the votes described below to be approved.
Proposal 1—Election of Directors—Directors to our Board are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors, meaning that the nominees for the applicable election receiving the highest number of shares voted “for” their election will be elected as members of the Board. Our director resignation policy requires that if any nominee for director fails to receive a greater number of “for” votes than “withheld” votes in an uncontested election (such as at the Annual Meeting), such person must tender his or her resignation to the chairperson of the Board within five business days following certification of the vote. See “The Board—Director Resignation Policy.” There is no cumulative voting in the election of directors.
•
Votes Withheld. With respect to the election of directors, you may vote “for” or “withhold” authority to vote for any nominee for election. If you “withhold” authority to vote with respect to any director nominee, your vote will have no effect on the election of such nominee.

•	Broker Non-Votes. Broker non-votes will have no effect on the election of directors.
Proposal 2—Ratification of our Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm—The affirmative vote of the holders of a majority of the votes cast (excluding abstentions) on the matter is required to approve this proposal. You may vote “for,” “against,” or “abstain” on this proposal.
•	Abstentions. Abstentions will have no effect on the determination of whether this proposal has received the vote of a majority of the votes cast.
•
Broker Non-Votes. We do not expect any broker non-votes on this proposal, as we believe this proposal is considered a routine matter. However, we understand that certain brokers have elected not to vote even on routine matters. See “What are broker non-votes?” below. If a broker or other nominee has made this decision and they do not receive voting instructions, a broker non-vote will have no effect on the determination of whether this proposal has received the vote of a majority of the votes cast.

Proposal 3—Say on Pay Vote—The affirmative vote of the holders of a majority of the votes cast (excluding abstentions) on the matter is required to approve this proposal. You may vote “for,” “against,” or “abstain” on this proposal.
•	Abstentions. Abstentions will have no effect on the determination of whether this proposal has received the vote of a majority of the votes cast.
•	Broker Non-Votes. Broker non-votes will have no effect on the determination of whether this proposal has received the vote of a majority of the votes cast.
Proposal 4—Approval of the Share Increase Amendment—The votes cast for this proposal must exceed the votes cast against it to approve this proposal. You may vote “for,” “against,” or “abstain” on this proposal.
•	Abstentions. Abstentions will have no effect on the determination of whether this proposal has received the vote of a majority of the votes cast.
•
Broker Non-Votes. We do not expect any broker non-votes on this proposal, as we believe this proposal is considered a routine matter. However, we understand that certain brokers have elected not to vote even on routine matters. See “What are broker non-votes?” below. If a broker or other nominee has made this decision and they do not receive voting instructions, a broker non-vote will have no effect on the determination of whether this proposal has received the vote of a majority of the votes cast.

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Questions and Answers about the Annual Meeting and Procedural Matters
Proposal 5—Approval of the Adjournment Proposal—The affirmative vote of the holders of a majority of the votes cast (excluding abstentions) on the matter is required to approve this proposal. You may vote “for,” “against,” or “abstain” on this proposal.
•	Abstentions. Abstentions will have no effect on the determination of whether this proposal has received the vote of a majority of the votes cast.
•
Broker Non-Votes. We do not expect any broker non-votes on this proposal, as we believe this proposal is considered a routine matter. However, we understand that certain brokers have elected not to vote even on routine matters. See “What are broker non-votes?” below. If a broker or other nominee has made this decision and they do not receive voting instructions, a broker non-vote will have no effect on the determination of whether this proposal has received the vote of a majority of the votes cast.

Proposal 6—Approval of an Amendment and Restatement of the Company’s Amended and Restated 2005 Equity Incentive Plan—The affirmative vote of the holders of a majority of the votes cast (excluding abstentions) on the matter is required to approve this proposal. You may vote “for,” “against,” or “abstain” on this proposal.
•	Abstentions. Abstentions will have no effect on the determination of whether this proposal has received the vote of a majority of the votes cast.
•	Broker Non-Votes. Broker non-votes will have no effect on the determination of whether this proposal has received the vote of a majority of the votes cast.
What are broker non-votes?
Stockholders who hold their shares through a broker or other nominee (in “street name”) must provide specific instructions to their brokers or other nominee as to how to vote their shares, in the manner prescribed by their broker or other nominee. In the absence of instructions, and in accordance with applicable stock exchange rules, brokers and nominees typically have the discretion to vote such shares on routine matters, for example the ratification of the appointment of auditors, but not on non-routine matters. If a broker or nominee has not received voting instructions from an account holder and does not have discretionary authority to vote shares on a particular item because it is a non-routine matter, a “broker non-vote” occurs.
However, we understand that certain brokers have elected not to vote even on routine matters, such as the ratification of the appointment of auditors, the Share Increase Amendment proposal or the Adjournment proposal, without your voting instructions. If your broker or other nominee has made this decision, and you do not provide voting instructions, your vote will not be cast for any of these routine Proposals. Accordingly, we urge you to direct your broker or other nominee how to vote by returning your voting materials as instructed or by obtaining a proxy from your broker or other nominee in order to vote your shares electronically at the Annual Meeting.
Which proposals are considered “routine” or “non-routine”?
Each of Proposals 2 (the proposed ratification of our independent registered public accounting firm), 4 (approval of the Share Increase Amendment), and 5 (the Adjournment Proposal) is considered a routine matter. A broker or other nominee may generally vote in their discretion on routine matters, and therefore no broker non-votes are expected in connection with Proposals 2, 4, or 5. Proposals 1, 3, and 6 are considered non-routine and, therefore, brokers cannot vote shares with respect to such proposals with respect to shares that the broker does not receive instructions.
How many shares of stock are outstanding and entitled to vote at the meeting?
At the Record Date, a total of 69,342,333 shares of stock were outstanding and entitled to vote at the meeting.
How many votes are required to approve other matters that may come before the stockholders at the meeting?
If a quorum is present, the election of directors shall be decided by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. With respect to any matter other than the election of directors, at a duly called or convened meeting at which a quorum is present, the affirmative vote of the holders of a majority of the votes cast (excluding abstentions) on such matter shall be the act of the stockholders, unless the vote of a greater number is required by law, by our Certificate of Incorporation or by our bylaws (as currently in effect, the “Bylaws”).

8 | 2026 Proxy Statement

Questions and Answers about the Annual Meeting and Procedural Matters
Is my vote kept confidential?
We keep confidential and do not disclose proxies, ballots and voting tabulations identifying stockholders except as may be necessary to meet legal requirements.
Where do I find the voting results of the meeting?
We intend to announce preliminary voting results at the meeting. We will also file a Form 8-K with the SEC reporting the results within four business days after the date of the meeting. You can get a copy of that Form 8-K by e-mailing ir@beyond.com or through the EDGAR system at https://www.sec.gov. You can also get a copy from our website at https://investors.beyond.com/financials/sec-filings.
Who pays for the proxy solicitation process?
We make the solicitation on behalf of the Company and the Board. We will pay the costs of soliciting proxies, including the cost of preparing, posting, and mailing proxy materials. In addition to soliciting stockholders by mail, we will request brokers, banks, and other nominees to solicit their customers who hold shares of our stock in street name. We may reimburse such brokers, banks, and nominees for their reasonable out-of-pocket expenses. We may also use the services of our officers, directors, and employees to solicit proxies, personally or by telephone, mail, facsimile, or email, without additional compensation other than reimbursement for reasonable out-of-pocket expenses. We intend to use the services of Georgeson LLC in connection with the meeting, including to assist in the distribution of proxy materials and the solicitation of proxies from individual stockholders as well as brokerage firms, fiduciaries, custodians, institutional investors, and other similar organizations representing beneficial owners of shares for the meeting. We anticipate that the costs of such services will be approximately $16,500 plus reimbursement for reasonable out-of-pocket expenses.
How can I get an additional copy of the proxy materials?
If you would like an additional copy of this Proxy Statement or our 2025 Form 10-K, these documents are available in digital form for download or review at https://investors.beyond.com/financials/annual-reports. Alternatively, we will promptly send a copy to you at no charge upon request by mail to Bed Bath & Beyond, Inc., Attention: Investor Relations, 433 Ascension Way, 3rd Floor, Murray, Utah 84123, or by e-mailing ir@beyond.com.
Who can help answer my questions?
If you have questions about voting or the proposals described in this Proxy Statement, please call Georgeson LLC, our proxy solicitor, toll-free at (866) 510-7490.

2026 Proxy Statement | 9

Proposals to be Voted on:
Proposal 1—Election of Directors
Nominees
The nominees for election this year are Marcus A. Lemonis, Joanna C. Burkey, Barclay F. Corbus, William B. Nettles, Jr., Debra G. Perelman, Dr. Robert J. Shapiro, and Joseph J. Tabacco, Jr. At the Annual Meeting, our stockholders will cast their votes for each of Mr. Lemonis, Ms. Burkey, Mr. Corbus, Mr. Nettles, Ms. Perelman, Dr. Shapiro and Mr. Tabacco to be elected as a director with a term to expire at the 2027 annual meeting of stockholders and until such person’s respective successor has been duly elected and qualified or until such person’s earlier death, resignation, or removal.

Age: 52 Director since: 2023 (Chairman since 2023 and Executive Chairman since 2024) Committee Memberships: None	Marcus A. Lemonis

Marcus A. Lemonis has served on the Board of Directors of Bed Bath & Beyond since October 2, 2023, as Co-Chair of the Board from November 29, 2023, to December 9, 2023, as Chairman of the Board from December 10, 2023 to February 19, 2024, as Executive Chairman of the Board since February 20, 2024, and Principal Executive Officer since March 10, 2025, and as Chief Executive Officer since January 1, 2026. Mr. Lemonis previously served as Chairman of the Board of Directors and Chief Executive Officer of Camping World Holdings, Inc. (NYSE: CWH) from March 2016 to January 1, 2026. Mr. Lemonis has served as the President and Chief Executive Officer and on the Board of Directors of CWGS, LLC since February 2011, as the Chief Executive Officer and on the Board of Directors of Good Sam Enterprises, LLC since January 2011, as President and Chief Executive Officer and on the Board of Directors of Camping World, Inc. since September 2006 and as the President and Chief Executive Officer and on the Board of Directors of FreedomRoads, LLC since May 1, 2003. Mr. Lemonis received a B.A. from Marquette University. The specific experience, qualifications, attributes, and skills that led the Board to conclude that Mr. Lemonis should serve as a director considering our business and structure were his extensive experience in retail, business operations, and entrepreneurial ventures.

As a result of the above and other experiences, Mr. Lemonis possesses particular knowledge, skill and/or experience in a number of other areas that strengthen the Board’s collective knowledge, experience, and capabilities, including but not limited to senior leadership, marketing/brand management, merchandising, customer experience, finance or accounting, strategic planning, supply chain management, retail or online sales growth, business transformation, and human capital management.

10 | 2026 Proxy Statement

Proposal 1

Age: 50 Director since: March 2023 Committee Memberships: Audit, Compensation, Technology (Chair)	Joanna C. Burkey

Ms. Joanna C. Burkey has served as a director of Bed Bath & Beyond since March 2023. She is the founder of Flat Rock Strategic Advisors, LLC, focused on delivering technology and cybersecurity advisory services to enterprise clients. Ms. Burkey served as the Chief Information Security Officer for HP Inc. (NYSE: HPQ) from April 2020 until December 2023. In this role, she and her team had responsibility for HP’s global cybersecurity operations, strategy/architecture and business alignment. Prior to that, she served as the Global Head, Cyber Defense and Deputy Chief Cybersecurity Officer of Siemens AG from September 2018 to April 2020. Ms. Burkey is lead independent director at ReliabilityFirst Corporation, a privately held entity tasked with helping to ensure the reliability of the North American Bulk-Power System, where she also chairs the finance and audit committee. Ms. Burkey also serves on the board of CorVel Corporation (NASDAQ: CRVL), a public company in the healthcare and insurance vertical, where she is a member of the Audit Committee. Ms. Burkey holds a B.S. in Computer Science from Angelo State University. The specific experience, qualifications, attributes, and skills that led the Board to conclude that Ms. Burkey should serve as a director considering our business and structure were Ms. Burkey’s 30-year career in cybersecurity across a broad variety of roles, including software engineering, product strategy and security research.

As a result of the above and other experiences, Ms. Burkey possesses particular knowledge, skill and/or experience in a number of other areas that strengthen the Board’s collective knowledge, experience, and capabilities, including but not limited to senior leadership, finance or accounting, legal or risk management, regulatory or government, technology or information/cyber security, global or international business, strategic planning, and business transformation.

Age: 59 Director since: 2007 Committee Memberships: Compensation (Chair), Investment, Technology	Barclay F. Corbus

Mr. Barclay F. Corbus has served as a director of Bed Bath & Beyond since March 2007. He also served on the board of directors of tZERO, a privately held blockchain technology company, and Medici Ventures, Inc. (“Medici Ventures”), our former wholly-owned subsidiary specializing in blockchain technologies, until April 2021. Mr. Corbus has served as Senior Vice President of Clean Energy Fuels Corp. (NASDAQ: CLNE), a provider of renewable fuel for vehicles, with responsibility for strategic development and renewable fuel project development, since September 2007. He served as Co-CEO of WR Hambrecht + Co., an investment banking firm, from July 2004 to September 2007, and prior to that date served in other executive positions with WR Hambrecht + Co. Prior to joining WR Hambrecht + Co. in March 1999, Mr. Corbus was in the investment banking group at Donaldson, Lufkin and Jenrette. Mr. Corbus graduated from Dartmouth College with a B.A. in Government and has a M.B.A. in Finance from Columbia Business School. The specific experience, qualifications, attributes, and skills that led the Board to conclude that Mr. Corbus should serve as a director considering our business and structure were his substantial experience in finance, management, and strategic planning, and his experience analyzing and evaluating corporate business plans, capital structures and needs, and debt, equity and hybrid financing alternatives resulting from his work for Clean Energy Fuels Corp., WR Hambrecht + Co., and Donaldson, Lufkin and Jenrette.

As a result of the above and other experiences, Mr. Corbus possesses particular knowledge, skill and/or experience in a number of other areas that strengthen the Board’s collective knowledge, experience, and capabilities, including but not limited to senior leadership, finance or accounting, global or international business, strategic planning, business transformation, and human capital management.

2026 Proxy Statement | 11

Proposal 1

Age: 53 Director since: 2020 Committee Memberships: Audit (Chair), Investment	William B. Nettles, Jr.

Mr. William B. Nettles, Jr. has served as a director of Bed Bath & Beyond since June 2020. Mr. Nettles is the Co-Founder and Managing Partner of Invictus Growth Partners, a private equity firm he co-founded in 2019 that invests in and advises technology companies. He is also a founder and on the board of directors of Advanced Mobile Payments, a payment technology solutions company located in Newport Beach, CA. Prior to Invictus Growth Partners, Mr. Nettles has held various leadership roles at different companies, including Executive Vice President of Sungevity, based in Oakland, CA, Director of Investments at Pan African Investments (PIC), a New York City-based private investment firm, VP and Head of Corporate Development and Investor Relations at VeriFone and later the GM of the Middle East and Africa at VeriFone, and Corporate Development executive at Lycos. Mr. Nettles began his career at Credit Suisse, where he was an investment banker, focused on mergers, acquisitions, equity and debt financings. Mr. Nettles graduated from the University of California at Berkeley where he received a B.S. in Business Administration. The specific experience, qualifications, attributes, and skills that led the Board to conclude that Mr. Nettles should serve as a director considering our business and structure were Mr. Nettles’ substantial business investment and technology experience.

As a result of the above and other experiences, Mr. Nettles possesses particular knowledge, skill and/or experience in a number of other areas that strengthen the Board’s collective knowledge, experience, and capabilities, including but not limited to senior leadership, marketing / brand management, finance or accounting, legal or risk management, technology or information/cyber security, strategic planning, business transformation, and human capital management.

Age: 52 Director since: 2025 Committee Memberships: Compensation, Nominating and Corporate Governance, Investment (Chair)	Debra G. Perelman

Ms. Debra G. Perelman has served as a director of Bed Bath & Beyond since March 2025. She is currently a Managing Partner at InviNext Growth Partners, a fund dedicated to investing in consumer growth companies. She is also an advisor to several consumer businesses. Previously, Ms. Perelman served as an advisor to Revlon, Inc. from August 2023 to September 2023, its President and Chief Executive Officer from May 2018 to August 2023, and its Chief Operating Officer from January 2018 to May 2018. Revlon filed for bankruptcy in June 2022 and emerged in May 2023. Prior to joining Revlon, Ms. Perelman served as the Executive Vice President, Strategy and New Business Development at MacAndrews & Forbes Incorporated from January 2012 until January 2018, where she focused on new technology investment opportunities, strategy and portfolio management. Ms. Perelman is a director of AMC Networks Inc. (NASDAQ: AMCX) since June 2024, where she serves on the audit committee, Sphere Entertainment (NYSE: SPHR) since 2005, where she serves on the audit committee, and a director of Sally Beauty Holdings, Inc. (NYSE: SBH) since January 2025, where she serves on the nomination & governance committee as well as compensation & talent committee. She has also been a board member of Stripes Beauty, an L Catterton backed business, since May 2024. Ms. Perelman is the co-founder and a board member of the Child Mind Institute, an independent, national nonprofit dedicated to transforming the lives of children and families struggling with mental health and learning disorders. She holds an A.B. from Princeton University and an M.B.A. from Columbia Business School. The specific experience, qualifications, attributes, and skills that led the Board to conclude that Ms. Perelman should serve as a director considering the Company’s business and structure were Ms. Perelman’s experience as the chief executive officer of a public company, as well as the knowledge and experience with respect to brand marketing, corporate finance and scaling consumer brands as a successful advisor and investor.

As a result of the above and other experiences, Ms. Perelman possesses particular knowledge, skill and/or experience in a number of other areas that strengthen the Board’s collective knowledge, experience, and capabilities, including but not limited to senior leadership, marketing/brand management, merchandising, customer experience, finance or accounting, legal or risk management, regulatory or government, technology or information/cyber security, global or international business, strategic planning, supply chain management, retail or online sales growth, business transformation, and human capital management.

12 | 2026 Proxy Statement

Proposal 1

Age: 77 Director since: 2020 Committee Memberships: Audit, Nominating and Corporate Governance, Investment	Dr. Robert J. Shapiro

Dr. Robert J. Shapiro has served as a director of Bed Bath & Beyond since February 2020. Dr. Shapiro previously served as a member of the board of directors of Medici Ventures, our former wholly-owned subsidiary, until April 2021 and previously served on the board of directors of MLG, a Medici Ventures portfolio company. Dr. Shapiro is the chairman and founder of Sonecon, LLC, a private consultancy firm he founded in 2001 that advises the U.S. government, U.S. and foreign businesses, and non-profit organizations on economic matters. He has advised three U.S. presidents, numerous U.S. senators and representatives, members of the Clinton, Bush and Obama cabinets, foreign government officials, executives at Fortune 100 companies, and non-profit organizations. Dr. Shapiro is also a senior fellow of the Georgetown University Center for Business and Public Policy, director of the NDN Center on Globalization, and a member of the advisory boards of Cote Capital, the Carbon Pricing Initiative, and Civil Rights Defenders. From 1997 to 2001, he was U.S. Under Secretary of Commerce for Economic Affairs. Prior to that, he was co-founder and vice president of the Progressive Policy Institute and, before that, the legislative director and economic counsel to Senator Daniel P. Moynihan. Dr. Shapiro also served as the principal economic advisor to Bill Clinton in his 1991-92 campaign, a senior economic advisor to Hilary Rodham Clinton in 2016, and advised the presidential campaigns of Joseph Biden, Barack Obama, John Kerry, and Al Gore. He has been a fellow of Harvard University, the Brookings Institution, the National Bureau of Economic Research, and the Fugitsu Institute. He holds a Ph.D. and M.A. from Harvard University, a M.Sc. from the London School of Economics and Political Science, and an A.B. from the University of Chicago. The specific experience, qualifications, attributes, and skills that led the Board to conclude that Dr. Shapiro should serve as a director considering our business and structure were his experience with foreign businesses, governments, and economics.

As a result of the above and other experiences, Dr. Shapiro possesses particular knowledge, skill and/or experience in a number of other areas that strengthen the Board’s collective knowledge, experience, and capabilities, including but not limited to senior leadership, customer experience, finance or accounting, legal or risk management, regulatory or government, technology or information/cyber security, global or international business, and strategic planning.

2026 Proxy Statement | 13

Proposal 1

Age: 77 Director since: 2007 Committee Memberships: Nominating and Corporate Governance (Chair), Technology	Joseph J. Tabacco, Jr.

Mr. Joseph J. Tabacco, Jr. has served as a director of Bed Bath & Beyond since June 2007, and as Lead Independent Director since February 2026. For more than the last five years Mr. Tabacco was the founding partner and has served as managing partner of the San Francisco office of Berman Tabacco. A 1974 honors graduate of George Washington University School of Law, Mr. Tabacco litigates antitrust, securities fraud, commercial high tech, and intellectual property matters. Since entering private practice in the early 1980s, Mr. Tabacco has served as trial or lead counsel in numerous antitrust and securities cases. Prior to 1981, Mr. Tabacco served as senior trial attorney for the U.S. Department of Justice, Antitrust Division. The specific experience, qualifications, attributes, and skills that led the Board to conclude that Mr. Tabacco should serve as a director considering our business and structure were his experience and leadership in securities and shareholder matters, his experience and leadership in litigation, and his experience managing his law firm.

As a result of the above and other experiences, Mr. Tabacco possesses particular knowledge, skill and/or experience in a number of other areas that strengthen the Board’s collective knowledge, experience, and capabilities, including but not limited to senior leadership, finance or accounting, legal or risk management, regulatory or government, and technology or information/cyber security.

Each of Marcus A. Lemonis, Joanna C. Burkey, Barclay F. Corbus, William B. Nettles, Jr., Debra G. Perelman, Dr. Robert J. Shapiro, and Joseph J. Tabacco, Jr. has consented to serve as a director if elected at the Annual Meeting.
Vote Required
The plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors is required to elect each nominee.
Recommendation of the Board of Directors
The Board unanimously recommends that the stockholders vote “FOR” each nominee.

14 | 2026 Proxy Statement

Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm
Proposed Ratification of Appointment of KPMG LLP
The Audit Committee of the Board has appointed KPMG LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2026 and the effectiveness of our internal control over financial reporting as of December 31, 2026. KPMG LLP has served as our independent registered public accounting firm since December 2009. Although ratification of the Audit Committee’s selection of KPMG LLP is not required under our Bylaws or other legal requirements, we are submitting the appointment of KPMG LLP to the stockholders as a matter of good corporate practice. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider whether to retain KPMG LLP and will consider this fact when it appoints the independent registered public accounting firm for the fiscal year ending December 31, 2027. Even if the stockholders ratify the selection of KPMG LLP, the Audit Committee may appoint a different independent registered public accounting firm or replace KPMG LLP with a different independent registered public accounting firm at any time if the Audit Committee determines that it is in the best interests of the Company and its stockholders to do so. Representatives of KPMG LLP are expected to virtually attend the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they so desire.
Audit Fees
KPMG LLP was engaged as our independent registered public accounting firm to audit our financial statements for the years ended December 31, 2025 and 2024, to audit the effectiveness of our internal control over financial reporting as of December 31, 2025 and 2024, to review our 2025 and 2024 interim financial statements, to perform services in connection with our registration statements, to perform audits of certain subsidiaries in connection with statutory or regulatory filings, and to perform certain accounting consultation services. The aggregate audit fees KPMG LLP billed us for professional services were $2,345,061 in 2025 and $2,484,713 in 2024. All audit fees and other fees were pre-approved by the Audit Committee.
Audit-Related Fees
KPMG LLP billed us $50,000 in 2025 and $0 in 2024 to perform review services of certain subsidiaries’ financial statements.
Tax Fees
KPMG LLP billed us $79,033 in 2025 and $74,480 in 2024 for professional services rendered in connection with tax advice.
All Other Fees
KPMG LLP billed us $2,500 in 2025 and $2,430 in 2024 for a subscription to KPMG Accounting Research Online.
Auditor Independence
The Audit Committee has considered the role of KPMG LLP in providing us with the services described above and has concluded that those services were compatible with the independence of KPMG LLP from management and from the Company.

2026 Proxy Statement | 15

Proposal 2
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
General
The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy (the “Policy”) which sets forth the procedures and the conditions pursuant to which all services to be performed by the independent registered public accounting firm are required to be pre-approved. Under the Policy, proposed services either may be pre-approved by agreeing to a framework with descriptions of allowable services with the Audit Committee (“general pre-approval”) or require the specific pre-approval of the Audit Committee (“specific pre-approval”). Unless a type of service has received general pre-approval, it requires specific pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm.
The Policy describes the Audit, Audit-related, Tax, and All Other Services that are subject to the general pre-approval of the Audit Committee. The Audit Committee annually reviews and pre-approves the services that may be provided by the independent registered public accounting firm that are subject to general pre-approval. Under the Policy, the Audit Committee may delegate either type of pre-approval authority to its chairperson or any other member or members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next meeting. The Policy does not delegate the Audit Committee’s responsibilities to pre-approve services performed by the independent registered public accounting firm to management.
Audit Services
The annual audit services engagement scope and terms are subject to the general pre-approval of the Audit Committee. Audit services include the annual financial statement audit (including required interim reviews performed in accordance with applicable standards) and other procedures required to be performed by the independent registered public accounting firm to be able to form an opinion on our consolidated financial statements and annual financial statement audits of certain subsidiaries in connection with statutory or regulatory filings. Audit services also include the attestation engagement for the independent registered public accounting firm’s audit of the effectiveness of internal control over financial reporting. The Policy provides that the Audit Committee will monitor the audit services engagement throughout the year and will also approve, if necessary, any changes in terms and conditions resulting from changes in audit scope or other items. The Policy provides for Audit Committee pre-approval of specific audit services outside the engagement scope.
Audit-related Services
Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent registered public accounting firm. Under the Policy, the Audit Committee grants general pre-approval for audit-related services.
Tax Services
Under the Policy, the Audit Committee may grant general pre-approval for specific tax compliance, planning and advice services to be provided by the independent registered public accounting firm, that the Audit Committee has reviewed and believes would not impair the independence of the independent registered public accounting firm, and that are consistent with the SEC’s rules on auditor independence. Tax services to be performed by our independent registered public accounting firm must be specifically approved by the Audit Committee.
All Other Services
Under the Policy, the Audit Committee may grant pre-approval for specific permissible non-audit services classified as All Other Services that it believes are routine and recurring services, would not impair the independence of the independent registered public accounting firm and are consistent with the SEC’s rules on auditor independence. Services permissible under applicable rules but not specifically approved in the Policy require further specific pre-approval by the Audit Committee.

16 | 2026 Proxy Statement

Proposal 2
Procedures
Under the Policy, each year the Chief Financial Officer and our independent registered public accounting firm jointly submit to the Audit Committee a schedule of audit, audit-related, tax, and other non-audit services that are subject to pre-approval. This schedule provides a description of each type of service that is subject to pre-approval and, where possible, provides projected fees (or a range of projected fees) for each service. The Audit Committee reviews and approves the types of services and reviews the projected fees for the next fiscal year. Any changes to the fee amounts listed in the schedule are subject to further specific approval of the Audit Committee. The Policy prohibits the independent registered public accounting firm from commencing any project not described in the schedule approved by the Audit Committee until specific approval has been given.
Vote Required
The affirmative vote of the holders of a majority of the votes cast (excluding abstentions) on Proposal 2 is required to approve this Proposal 2.
Recommendation of the Board of Directors
The Audit Committee and the Board unanimously recommend that the stockholders vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2026.

2026 Proxy Statement | 17

Proposal 3—Advisory Vote on the Compensation Paid by the Company to its Named Executive Officers (“Say on Pay Vote”)
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking our stockholders to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K (the “Named Executive Officers” or “NEOs”).
Our executive compensation is discussed in further detail below under the caption “Compensation Discussion and Analysis” which, together with the sections following the Compensation Discussion and Analysis, include information about the fiscal year 2025 compensation of our NEOs and a discussion of actions regarding executive compensation that were taken after December 31, 2025.
We are asking our stockholders to indicate their support for the compensation of our NEOs, as described in this Proxy Statement. This proposal, commonly known as a “say on pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at our Annual Meeting:
RESOLVED, that the stockholders approve the compensation of the Company’s NEOs as disclosed in the Company’s Proxy Statement for the 2026 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which includes the Compensation Discussion and Analysis, the compensation tables and related narrative discussion).
The Say on Pay Vote is advisory and, therefore, not binding on the Board or on the Company; however, the Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements. The last time a say on pay vote was held was at the annual meeting of stockholders in 2025, in which 68.9% of our stockholders voted to approve the compensation paid by the Company to its NEOs. At the 2023 annual meeting, the “EVERY YEAR” selection received the highest number of votes from our stockholders as the recommended frequency of future say on pay votes. The Board expects to hold the next advisory say on pay vote at the annual meeting of stockholders in 2027.
Vote Required
The affirmative vote of the holders of a majority of the votes cast (excluding abstentions) on Proposal 3 is required to approve this Proposal 3.
Recommendation of the Board of Directors
The Board unanimously recommends that the stockholders vote “FOR” the approval, on an advisory (non-binding) basis, of the compensation paid by the Company to our NEOs.

18 | 2026 Proxy Statement

Proposal 4—Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock
General
At the Annual Meeting, stockholders will be asked to approve an amendment to our amended and restated certificate of incorporation (our “Certificate of Incorporation”), which currently authorizes the issuance of 100,000,000 shares of our common stock, par value $0.0001 per share. Stockholder approval of the amendment would increase the number of authorized shares of our common stock to 200,000,000 shares (the “Share Increase Amendment”). The additional 100,000,000 shares of our common stock authorized for issuance pursuant to the proposed Share Increase Amendment would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently issued and outstanding. The holders of common stock are not entitled to preemptive rights or cumulative voting.
The Share Increase Amendment will not affect the number of authorized shares of preferred stock of the Company, par value $0.0001 per share, which is 5,000,000 shares. Currently, there are no shares of preferred stock issued and outstanding.
If our stockholders approve this proposal, then the first paragraph of Article IV of our Certificate of Incorporation will be deleted and replaced in its entirety to read as follows:
“This Corporation is authorized to issue two classes of shares to be designated, respectively, Common Stock and Preferred Stock. Each share of Common Stock shall have a par value of $0.0001 and each share of Preferred Stock shall have a par value of $0.0001. The total number of shares of Common Stock this Corporation shall have authority to issue is 200,000,000, and the total number of shares of Preferred Stock this Corporation shall have authority to issue is 5,000,000.”
Purpose of Share Increase Amendment
Our Board believes it is in the best interests of the Company and our stockholders to increase our authorized shares of common stock in order to have additional shares available for use as our Board deems appropriate or necessary. As such, the primary purpose of the Share Increase Amendment is to provide the Company with greater flexibility with respect to managing its common stock in connection with such corporate purposes as may, from time to time, be considered advisable by our Board. These corporate purposes could include, without limitation, financing and capital-raising activities, public or private offerings of common stock, stock dividends or splits, conversions of convertible securities, issuance of options and other equity-based awards pursuant to our incentive plans, acquisitions, and other strategic transactions. Having an increased number of authorized but unissued shares of common stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our capitalization. Our Board will determine whether, when and on what terms the issuance of shares of common stock may be warranted in connection with any of the foregoing purposes.

2026 Proxy Statement | 19

Proposal 4
Effect of Approval of Proposed Amendment
The following table illustrates the effect the proposed Share Increase Amendment would have on the number of shares of common stock available for issuance, if approved by our stockholders:

	As of March 10, 2026*	Upon Effectiveness of Share Increase Amendment*
TOTAL AUTHORIZED SHARES OF COMMON STOCK	100,000,000	200,000,000
Outstanding shares of common stock	69,334,797	69,334,797
Shares of common stock reserved for future issuance under the Company’s equity incentive plans (1)	388,179	388,179
Shares of common stock reserved for future issuance under the Company’s employee stock purchase plan	2,474,133	2,474,133
Shares of common stock subject to outstanding equity awards under the Company’s incentive plans and agreements (2)	3,575,542	3,575,542
Shares of common stock reserved for future issuance upon exercise of outstanding warrants (3)	6,884,254	6,884,254
Shares of common stock reserved for future issuance upon and subject to the Effective Time of the Merger (4)	3,046,015	3,046,015
Total outstanding shares of common stock and shares of common stock reserved for future issuance	85,702,920	85,702,920
Total unreserved shares of common stock available for issuance (5)	14,297,080	114,297,080

*
This table does not include the awards granted on March 11, 2026, including the Contingent Awards which are subject to shareholder approval of Proposal 6, as described further in Proposal 6. This table also assumes the termination of the Inducement Plan and that no further awards are granted under the Inducement Plan after March 10, 2026, as described further in Proposal 6.

(1)
With outstanding performance shares at “target” performance for outstanding performance periods. Does not include the additional 4,291,000 shares of common stock that would be available for future issuance under the Restated Plan if Proposal 6 is approved and which is described in more detail in Proposal 6.

(2)
Performance shares are reflected assuming “target” performance for outstanding performance periods. Does not include the awards granted on March 11, 2026, including the Contingent Awards, which are described in more detail in Proposal 6.

(3)
On October 7, 2025, we distributed a total of 6,884,341 warrants, or one warrant for every ten shares of our common stock (equaling approximately 0.10 of a warrant per share of common stock), rounded down to the nearest whole number. Each warrant entitles the holder thereof to purchase, at such holder’s sole and exclusive election, at the exercise price of $15.50 per warrant, one share of common stock, subject to certain adjustments. Holders may exercise all or a portion of their warrants or choose not to exercise any warrants at all, or may otherwise sell or transfer their warrants, in each case, in their sole and absolute discretion, subject to applicable law. Unless the terms of an early expiration price condition are met, the warrants will expire and cease to be exercisable at 5:00 p.m. New York City time on October 7, 2026.

(4)
On November 24, 2025, The Brand House Collective, Inc. (“TBHC”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), with the Company and Knight Merger Sub II, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), that provides for the acquisition of TBHC by the Company. The Merger Agreement provides, among other things, that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into TBHC, with TBHC surviving as a wholly owned subsidiary of the Company (the “Merger”). Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of TBHC’s common stock issued and outstanding immediately prior to the Effective Time, will be converted into the right to receive 0.1993 shares of the Company’s common stock, plus cash in lieu of any fractional shares of the Company’s common stock that otherwise would have been issued.

(5)	Includes shares of common stock, if any, that may be issued under the “at the market” equity offering program based on the Company’s closing stock price on March 10, 2026.
Other than shares that are or will be reserved for issuance under our existing incentive plans and agreements, our employee stock purchase plan, our “at the market” equity offering program, the warrants to purchase our common stock, and the Merger, we do not currently have any agreements that would require the issuance of additional shares of common stock. Because our directors and executive officers have outstanding equity awards under our incentive plans, and may be granted additional equity awards under these plans, they may be deemed to have an indirect interest in the Share Increase Amendment because, absent the amendment, the Company may not have sufficient authorized shares to make future awards.
The Share Increase Amendment will not have any immediate effect on the rights of existing stockholders. However, our Board will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances,

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Proposal 4
except as may be required by applicable law or rules of the New York Stock Exchange. Future issuances of common stock or securities convertible into or exchangeable for common stock could have a dilutive effect on our earnings per share, book value per share and the voting power and interest of current stockholders.
If the Share Increase Amendment is approved by stockholders, all other sections of the Certificate of Incorporation would be maintained in their current form. The Share Increase Amendment would become effective upon the filing of a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, which the Company intends to do promptly after the Annual Meeting if this Proposal is approved by stockholders. In the event that the Share Increase Amendment is not approved by our stockholders at the Annual Meeting, the current Certificate of Incorporation would remain in effect in its entirety. Our Board reserves the right, notwithstanding stockholder approval of the Share Increase Amendment and without further action by our stockholders, not to proceed with the Share Increase Amendment at any time before it becomes effective.
Potential Anti-Takeover Effect
Our Board has not proposed the Share Increase Amendment with the intention of discouraging tender offers or takeover attempts of the Company. However, the availability of additional authorized shares for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of our Company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent our Board from taking any appropriate actions not inconsistent with its fiduciary duties.
Dissenters’ Rights of Appraisal
Under Delaware law, stockholders are not entitled to appraisal rights with respect to the Share Increase Amendment, and we will not independently provide our stockholders with any such right.
Vote Required
To be approved, the votes cast for this Proposal 4 must exceed the votes cast against it.
Recommendation of the Board of Directors
The Board unanimously recommends a vote “FOR” approval of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock.

2026 Proxy Statement | 21

Proposal 5—Approval of an Adjournment of the Annual Meeting
General
Our stockholders are being asked to approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve the Share Increase Amendment (or Proposal 4) and/or the Amendment and Restatement of the Company’s Amended and Restated 2005 Equity Incentive Plan (Proposal 6).
Vote Required
The affirmative vote of the holders of a majority of the votes cast (excluding abstentions) on Proposal 5 is required to approve this Proposal 5.
Recommendation of the Board of Directors
The Board unanimously recommends a vote “FOR” approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve the Share Increase Amendment and/or the Amendment and Restatement of the Company’s Amended and Restated 2005 Equity Incentive Plan.

22 | 2026 Proxy Statement

Proposal 6—Approval of an Amendment and Restatement of the Company’s Amended and Restated 2005 Equity Incentive Plan
General
At the Annual Meeting (the “Stockholder Approval Date”), stockholders will be asked to approve an amendment and restatement of our Amended and Restated 2005 Equity Incentive Plan (as amended to date, the “Existing Plan”). The amended and restated plan, which is referred to herein as the “Restated Plan,” among other changes, increases the maximum number of shares available for use in granting awards thereunder as described below.
Our 2005 Equity Incentive Plan was most recently amended and restated by the Compensation Committee of our Board on March 30, 2023 and by stockholders at the Company’s annual meeting of stockholders held on May 18, 2023 (the “2023 Restatement”), and was thereafter amended by the Board on February 16, 2024 and by our stockholders at the Company’s annual meeting of stockholders held on May 21, 2024 (the “2024 Amendment”), and further amended by the Board on March 8, 2025 and by our stockholders at the Company’s annual meeting of stockholders held on May 15, 2025 (the “2025 Amendment”). The 2023 Restatement, together with the 2024 Amendment and the 2025 Amendment, are referred to herein as the “Existing Plan.”
The Restated Plan in this Proposal 6 was approved by the Compensation Committee and our Board effective as of March 10, 2026 (“Restatement Effective Date”), subject to approval of our stockholders at the Annual Meeting. In addition, as further discussed below, if the Restated Plan is approved by our stockholders, our Board will not grant any future awards under our 2025 Employee Inducement Equity Incentive Plan (the “Inducement Plan”) following March 10, 2026.
Background
Employees and consultants of the Company and its subsidiaries and members of our Board will be eligible to receive awards under the Restated Plan, including incentive stock options (“ISOs”), non-qualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares, cash-settled performance units, deferred stock units or dividend equivalents.
Descriptions of the material terms of the Restated Plan are summarized below. The key differences between the terms of the Existing Plan and the Restated Plan are as follows:
•
Shares Available for Issuance. We are asking our stockholders to approve an increase in the number of shares available for issuance under the Restated Plan over the existing share reserve under the Existing Plan. Under the Restated Plan, subject to adjustments for changes in capitalization and the share recycling provisions, as of the Restatement Effective Date, the shares available for future issuance would be equal to the sum of:

○	388,179, representing the shares available for future issuance under the Existing Plan as of the Restatement Effective Date; plus
○	An additional 4,291,000 newly authorized shares under the Restated Plan; plus
○
The shares subject to any portion of (1) the performance-based stock option granted to Mr. Lemonis on February 20, 2024 (the “Lemonis Performance-Based Options”) that remain outstanding as of the Restatement Effective Date, (2) the RSUs or performance shares granted under the Inducement Plan and outstanding as of the Restatement Effective Date (the “Inducement Plan Awards”), and (3) awards outstanding under the Restated Plan as of the Restatement Effective Date or granted after such date, in each case that subsequently become available for issuance under the Restated Plan pursuant to the share counting provisions described below.

On March 11, 2026, the Board granted certain awards out of the share reserve increase pursuant to the Restated Plan, subject to stockholder approval of the Restated Plan. The portion of these awards granted on March 11, 2026 that were granted subject to stockholder approval of the Restated Plan, together with any additional equity awards that may be granted out of the share reserve increase pursuant to the Restated Plan prior to the date of the Annual Meeting that

2026 Proxy Statement | 23

Proposal 6
would be subject to stockholder approval of the Restated Plan, are collectively referred to in this Proposal 6 as “Contingent Awards.” For the avoidance of doubt, any Contingent Awards will count against the share reserve as described below. For more information about the Contingent Awards, see “Contingent Awards” below.
Assuming stockholder approval of the Restated Plan, and subject to adjustments for changes in capitalization and the share recycling provisions, as of the Stockholder Approval Date, there will be (i) 4,679,179 shares available for future awards (consisting of 388,179 shares that remained available for future grants under the Existing Plan as of the Restatement Effective Date plus 4,291,000 newly authorized shares under the Restated Plan), less (ii) the number of shares granted under the Restated Plan following the Restatement Effective Date and prior to the date of the Annual Meeting, including the Contingent Awards, plus (iii) the number of shares, if any, subject to outstanding awards under the Restated Plan, the Lemonis Performance-Based Options and Inducement Plan Awards as of the Restatement Effective Date or granted thereafter that subsequently become available for issuance under the Restated Plan following the Restatement Effective Date and prior to the date of the Annual Meeting pursuant to the share counting provisions described below.
As of March 10, 2026, there were 1,356,955 shares that remained available for issuance under the Inducement Plan. Pursuant to Rule 303A.08 of the NYSE Listing Rules, awards under the Inducement Plan generally may only be granted to an individual who is commencing employment with the Company or who is being rehired following a bona fide interruption of employment by the Company, and such awards must be granted in connection with such individual’s commencement of employment with our Company and as an inducement material to his or her entering into employment with our Company.
As of March 10, 2026, subject to stockholder approval of this Proposal 6, our Board will not grant any additional awards under the Inducement Plan. While we may continue to grant further awards under the Restated Plan between March 10, 2026 and the Annual Meeting date, to the extent we do so, the share reserve under the Restated Plan will be reduced by the number of shares that we grant under the Restated Plan, if any, between March 10, 2026 and the Annual Meeting date.
•
Share Recycling Provisions. Under the Restated Plan, to the extent that an award or, after the Restatement Effective Date, an Inducement Plan Award or the Lemonis Performance-Based Options, terminates, expires, or lapses for any reason, or, with respect to restricted stock, RSUs, performance units, performance shares, deferred stock units or dividend equivalents, including following the Restatement Effective Date, an Inducement Plan Award that is a RSU or performance shares, is forfeited to or repurchased by us due to the failure to vest, the unpurchased shares (or for awards other than options or stock appreciation rights or the Lemonis Performance-Based Options, the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the Restated Plan (unless the Restated Plan has terminated). Notwithstanding the foregoing, the following shares will not become available again for issuance or delivery under the Restated Plan (a) shares subject to an option or the Lemonis Performance-Based Options that are tendered or withheld in payment of the exercise price of such option; (b) shares covered by, but not issued upon settlement of, stock-settled stock appreciation rights; (c) shares delivered to, or withheld by, the Company to satisfy any tax withholding obligation with respect to an option or stock appreciation right or the Lemonis Performance-Based Options; or (d) shares purchased on the open market with the proceeds from an option exercise or the proceeds from an exercise of the Lemonis Performance-Based Options. Shares that have actually been issued under the Restated Plan, the Inducement Plan or the Lemonis Performance-Based Options under any award will not be returned to the Restated Plan and will generally not become available for future distribution under the Restated Plan, however, if shares issued pursuant to awards of restricted stock, RSUs, performance shares, performance units, deferred stock units or dividend equivalents, including after the Restatement Effective Date, Inducement Plan Awards that are RSUs or performance shares, are repurchased by us or are forfeited to us due to the failure to vest, such shares will become available for future grant under the Restated Plan. Shares used to satisfy the tax withholdings related to an award under the Restated Plan or, after the Restatement Effective Date, an Inducement Plan Award that is a RSU or performance shares, other than an option or stock appreciation right or the Lemonis Performance-Based Options, will become available for future grant or sale under the Restated Plan. To the extent an award under the Restated Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the Restated Plan. No fractional shares may be issued under the Restated Plan.

•
Individual Award Limits. We are asking our stockholders to approve an increase to the per participant annual limit on grants of options from options to purchase no more than 200,000 shares to options to purchase no more than 2,000,000 shares; an increase to the per participant annual limit on grants of SARs from SARs covering no more than 500,000 shares to SARs covering no more than 2,000,000 shares; an increase to the per participant annual limit on

24 | 2026 Proxy Statement

Proposal 6
grants of restricted stock from 100,000 shares of restricted stock (which limit is increased to 250,000 in a participant’s first year of service) to 2,000,000 shares of restricted stock per fiscal year; an increase the per participant annual limit on grants of RSUs from 100,000 RSUs (which limit is increased to 250,000 in a participant’s first year of service and was previously increased to 500,000 pursuant to the 2025 Amendment for purposes of the RSUs granted to Mr. Lemonis on March 10, 2025) to 2,000,000 RSUs per fiscal year; an increase to the per participant annual limit on grants of performance shares from 250,000 performance shares (which limit was previously increased to 675,000 pursuant to the 2025 Amendment for purposes of the performance shares granted to Mr. Lemonis on March 10, 2025) to 2,000,000 performance shares per fiscal year; and an increase to the per participant annual limit on performance units from performance units having an initial value of $1,000,000 to performance units having an initial value of $15,000,000 per fiscal year. These increases will enable us to continue our policy of equity ownership by employees and directors as an incentive to contribute to our continued success.
•
ISO Limit and Time for Granting ISOs. The Restated Plan provides that, from and after the Restatement Effective Date, no more than 14,000,000 shares may be issued upon the exercise of Incentive Stock Options under the Restated Plan. In addition, the Restated Plan provides that no Incentive Stock Options may be granted more than ten (10) years after the earlier of (i) the date the Board adopted the Restated Plan, or (ii) the Stockholder Approval Date.

•
Dividend Equivalents; No Dividends or Dividend Equivalents on Unvested Awards. The Restated Plan clarifies that dividend equivalents can be granted on any type of award under the Restated Plan, other than stock options or SARs. The Restated Plan also provides that any dividends and dividend equivalents on awards other than stock options or SARs under the Restated Plan will be subject to the same vesting conditions as the underlying awards.

•
Treatment of Awards Upon Non-Assumption in a Change in Control. Under the Restated Plan, in the event of a change in control, unless such awards are assumed or substituted or unless otherwise determined by the administrator and specified in the award agreement, all then-outstanding awards will become fully exercisable and vested upon the change in control, with all applicable performance goals or other vesting criteria deemed achieved as follows: (i) for any performance period that has not yet commenced or that has commenced but has not yet ended as of the date of the change in control, at 100% of target levels; and (ii) for any performance period that has ended prior to the date of the change in control, at actual performance relative to the target levels as measured as of the end of the performance period, and, in any case, all other terms and conditions will be deemed met.

•
Claw-back Provisions. Under the Restated Plan, in the event of an accounting restatement, the plan administrator may in its sole discretion require a participant to repay or forfeit that portion of time- and/or performance-based awards that were granted, earned or vested during the Company’s three immediately preceding completed fiscal years that the Committee determines was in excess of the amount that would have been granted, earned or vested during such period based on the restated results. Additionally, all awards will be subject to the provisions of any claw-back policy implemented by the Company as and to the extent set forth in such claw-back policy.

•
Removal of Legacy 162(m) Provisions. The Restated Plan removes the provisions related to the qualified performance-based compensation exception under Section 162(m) of the Internal Revenue Code (the “Code”), which was repealed by the Tax Cuts and Jobs Act of 2017.

•	Other Updates. The Restated Plan contains other minor, technical, and administrative updates.
If we do not obtain requisite stockholder approval of the Restated Plan within 12 months following the date the Board approved the Restated Plan, all of the Contingent Awards will automatically be forfeited and the Restated Plan will cease to be effective, the Existing Plan and the Inducement Plan will remain in effect, and we may continue to grant awards under the Existing Plan and the Inducement Plan, subject to their terms, conditions and limitations, using the shares available for issuance thereunder.
Contingent Awards
On March 11, 2026, we granted equity awards to nine employees, including Marcus Lemonis, our Executive Chairman and Chief Executive Officer, Adrianne Lee, our President and Chief Financial Officer, Leah Putnam, our Chief Accounting Officer, and certain other employees. A portion of these awards were granted out of the share reserve increase pursuant to the Restated Plan, and are subject to stockholder approval of this Proposal 6. We refer to each of these awards as the “Contingent Awards”. Specifically, the Contingent Awards consist of an aggregate of 843,840 performance shares (assuming “target” performance), and an aggregate of 1,539,944 RSUs.

2026 Proxy Statement | 25

Proposal 6
The Contingent Awards consisting of 1,500,000 RSUs granted to Mr. Lemonis were granted pursuant to the terms of his employment agreement entered into in January 2026 in connection with his commencement of service as our Chief Executive Officer, and will vest in four equal annual installments on January 1, 2027, 2028, 2029 and 2030. The Contingent Awards consisting of an aggregate of 39,944 RSUs granted to the other executive officers and employees will vest in three equal annual installments on February 17, 2027, 2028 and 2029.
The Contingent Awards consisting of 600,000 performance shares (assuming “target” performance) granted to Mr. Lemonis were granted pursuant to the terms of his employment agreement entered into in January 2026, in connection with his commencement of service as our Chief Executive Officer. The Contingent Awards consisting of performance shares granted to Mr. Lemonis will vest over a four-year performance period in four annual installments based on annual performance relative to performance metrics to be established at the beginning of each annual performance period and his continued service through the applicable service- vesting date (generally the later of the date of certification of annual performance or the corresponding anniversary of the grant date). The Contingent Awards consisting of an aggregate of 243,840 performance shares (assuming “target” performance) granted to the other executive officers and employees will vest based on achievement relative to two financial performance metrics for 2026, with the resulting earned performance shares eligible to vest in three equal annual installments based on continued service through the applicable service-vesting date (generally the later of the date of certification of annual performance or the corresponding anniversary of the grant date). For a description of the vesting terms of the Contingent Awards consisting of performance shares granted to Mr. Lemonis and our other executives, please see “Compensation Discussion and Analysis--Summary of Executive Compensation Actions Taken After Year-End” below.
For more information about the number of Contingent Awards granted to Mr. Lemonis, our NEOs and our other employees, see “Plan Benefits” below.
Additionally, we may, prior to the date of the Annual Meeting, grant additional equity awards under the Restated Plan; these awards are within the discretion of the Administrator (as defined in “Summary of the Restated Plan” below) and are not currently determinable. Any such awards will reduce the shares available for future issuance pursuant to the Restated Plan. To the extent such awards are granted out of the share reserve increase pursuant to the Restated Plan, they will be subject to stockholder approval of the Restated Plan and will also be considered “Contingent Awards.” To the extent such awards are not granted out of the share reserve increase pursuant to the Restated Plan, and the Restated Plan is not approved by stockholders and terminates, such awards will remain outstanding under the Existing Plan and will reduce the shares available for issuance thereunder.
In the event stockholder approval of the Restated Plan is not obtained within 12 months following the date the Board approved the Restated Plan, the Restated Plan will terminate, all of the Contingent Awards will be forfeited and the Existing Plan will remain in effect in accordance with its terms and conditions.
Why Stockholders Should Approve the Restated Plan
•
Our Equity Program is Critical to Our Employees. We believe that the adoption of the Restated Plan is essential to our success. A talented, motivated and effective management team and workforce are essential to our continued progress. Equity awards are intended to motivate high levels of performance, align the interests of our employees and directors with those of our stockholders by giving employees and directors the perspective of an owner with an equity stake in our Company and providing a means of recognizing their contributions to the success of our Company. Our Board and management believe that equity awards are necessary to remain competitive in our industry and are essential to recruiting and retaining the highly qualified employees in an extremely competitive labor market and industry who help our Company meet its goals.

•
Our Equity Program is Broad-Based. The Company has long had an ownership culture in which its officers, managers and other key employees are granted equity-based awards to align their interests with those of stockholders. In 2023, 2024, and 2025 37.3%, 18.8%, and 56.9%, respectively, of our employees were granted equity awards. The Restated Plan would permit the Company to continue to use equity-based awards, including awards of performance shares, as an integral part of its compensation program.

•
The Share Reserve Under the Existing Plan Has Been Exhausted. If we do not increase the shares available for issuance under the Existing Plan, we will have a very limited number of shares available for future grant under the Existing Plan and will not have a sufficient number of shares authorized under the Existing Plan to make necessary equity awards during the remainder of 2026, including the Contingent Awards. In that event, we would lose an important compensation tool aligned with stockholder interests to attract, motivate, and retain highly qualified talent.

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Proposal 6
If this Proposal 6 is not approved and the Contingent Awards are forfeited, the existing equity awards held by our executive officers and our other employees may be an insufficient incentive. We may determine to implement cash-based long-term incentive compensation in the future. In addition, we may continue to grant equity awards under the Inducement Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.
•
The Share Reserve Request Under the Restated Plan is Reasonable. In connection with the Restated Plan, the Compensation Committee and our Board considered a number of factors, including our annual average equity expenditures, typically referred to as “burn rate” and the total number of shares outstanding under existing and future grants relative to external guidelines. Below we present information about the number of shares that were subject to outstanding equity awards under our existing equity plans and the shares remaining available for issuance under the Existing Plan, and the proposed increase to the number of shares authorized for issuance under the Restated Plan.

•
Our Equity Usage is Reasonable as Evidenced By Our Annual Burn Rate: Our three-year average burn rate as of fiscal year-end 2025 was determined to be 2.2%. Specifically, in fiscal years 2023, 2024 and 2025, the number of RSUs granted and the number of performance shares and performance-based stock options earned, in each case, under the Existing Plan, the Inducement Plan, and the Lemonis Performance-Based Options was as follows:

Bed Bath & Beyond’s Three-Year Burn Rate
	2023	2024	2025
Time-based RSUs Granted	1,101,000	305,310	2,041,427
Performance shares earned and vested (1)	—	—	—
Performance-based stock options earned and vested (2)	—	—	—
Basic weighted average common shares outstanding	45,214,000	46,542,000	60,130,000
Total shares utilized as a % of basic weighted average common shares outstanding	2.4%	0.7%	3.4%
Three-year average total shares utilized as a % of basic weighted average common shares outstanding (3)	2.2%

(1)
1,512,500 performance-based shares were granted in 2024 and 993,771 performance-based shares were granted in 2025. With respect to the 2024 performance-based shares, 25% were eligible to vest based on our net revenue performance during 2024, 2025, and 2026, and the remaining portion is eligible to vest based on our stock price performance with stock price hurdles ranging from $40.00 to $60.00 per share, to be achieved prior to the third anniversary of the grant date. The performance shares tied to 2024 and 2025 revenue performance were forfeited, and none of the stock price-based performance shares have been earned to-date. With respect to the 2025 performance-based shares, such shares were generally subject to certain 2025 financial performance measures. While such shares were earned at 84.9% of target, vesting is further conditional upon continued employment through the first three anniversaries of grant. As the first anniversary of grant did not occur until after the end of 2025 for all such awards, none of the 2025 performance-based shares vested during 2025. See additional details in our Compensation Discussion and Analysis section of this Proxy Statement.

(2)
2,250,000 performance-based, premium-priced stock options were granted in 2024 to Mr. Lemonis with exercise prices ranging from $45.00 to $60.00 per share and with vesting tied to achievement of stock price goals ranging from $45.00 to $60.00 per share, which were eligible to be achieved during two to four year performance periods. We refer to Mr. Lemonis’s performance-based stock options in this Proposal 6 as the “Lemonis Performance-Based Options”. On February 20, 2026, 500,000 shares subject to the Lemonis Performance-Based Options were forfeited; as of the date of this proxy statement, the remaining 1,750,000 shares subject to the Lemonis Performance-Based Options have not been earned but remain eligible to vest in accordance with its terms. The remaining Lemonis Performance-Based Options have a weighted average exercise price of $55.71 and a weighted average remaining term of 1.5 years as of March 10, 2026. These awards were not granted under the Existing Plan and were granted under a stand-alone award approved by our stockholders.

(3)
For reference, if including the 1,512,500 performance-based shares and the 2,250,000 performance-based, premium-priced stock options that were granted in 2024 and the 993,771 performance-based shares that were granted in 2025, our three-year average total shares utilized would be 5.4% for 2025 of basic weighted average common shares outstanding, though most of these awards have already been forfeited or remain unearned.

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Proposal 6
•
Our Equity Program Overhang is Reasonable. The table below shows, as of March 10, 2026, the number of shares subject to outstanding RSUs, performance shares (assuming performance at “target” levels) and the Lemonis Performance-Based Options (which were the only stock options outstanding on such date) under our equity plans. As of March 10, 2026, 388,179 shares remained available to grant under the Existing Plan.

Bed Bath & Beyond’s Overhang as of March 10, 2026*
	Number of Shares	As % of Fully- Diluted	Weighted Average Exercise Price	Weighted Average Remaining Term
Overhang Calculations
Performance-Based Options	1,750,000	2.4%	$55.71	1.5 years
Time-Based RSUs	1,219,467	1.7%	—	—
Performance Shares (at “Target” for outstanding performance periods)	606,075	0.8%	—	—
Total Outstanding Awards	3,575,542	4.9%	—	—
Available for Future Grant	388,179	0.5%	—	—
Total Outstanding & Available Under Equity Plans	3,963,721	5.4%	—	—
Calculation of Fully-Diluted Common Shares Outstanding
Common Shares Outstanding	69,334,797	94.6%	—	—
+ Total Outstanding & Available Under Equity Plans	3,963,721	5.4%	—	—
= Fully-Diluted Common Shares Outstanding	73,298,518	100.0%	—	—

*
This table does not include the awards granted on March 11, 2026, including the Contingent Awards which are subject to shareholder approval of this Proposal 6. This table also assumes the termination of the Inducement Plan and that no further awards are granted under the Inducement Plan after March 10, 2026.

An additional metric that we use to measure the cumulative dilutive impact of our equity program is fully diluted overhang. In fiscal years 2023, 2024 and 2025, the end of year fully diluted overhang was approximately 8.6%, 10.3%, and 7.2%, respectively. Fully diluted overhang is calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding at the end of the fiscal year plus shares remaining available for issuance for future awards, excluding the shares that were available for issuance under our 2021 Employee Stock Purchase Plan (“ESPP”), at the end of the fiscal year by (2) the number of fully-diluted common shares outstanding at the end of the fiscal year (calculated as illustrated in the table above). Our approximate fully diluted overhang as of March 10, 2026 was 5.4% of fully-diluted common shares outstanding. As of March 10, 2026, an aggregate of 69,334,797 shares of our common stock were outstanding, and the closing price per share of our common stock on the NYSE was $4.91 per share.
If the Restated Plan is approved, subject to the share counting provisions of the Restated Plan, the Restated Plan would increase the aggregate number of shares available for grant under the Existing Plan by 4,291,000 shares, and our fully-diluted overhang would increase from 5.4% to approximately 10.6% and then will decline over time.
•
The Expected Life of the Share Reserve Under the Restated Plan is Reasonable and Modest. We expect the proposed aggregate share reserve under the Restated Plan to provide us with enough shares to make equity awards for the remainder of 2026 and at least a portion of the awards anticipated to be made in 2027, assuming we continue to grant awards consistent with our recent practices, and further dependent on the price of our shares and future hiring activity, forfeitures of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the Restated Plan could last for a longer time.

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Proposal 6
In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, our Board of Directors has determined that the size of the share reserve under the Restated Plan is reasonable and appropriate at this time.
Key Features of the Restated Plan
The Restated Plan reflects a broad range of compensation and governance best practices, with some of the key features of the Restated Plan as follows:
•
No Increase to Shares Available for Issuance without Stockholder Approval. Without stockholder approval, the total number of shares that may be issued under the Restated Plan cannot be increased (other than adjustments in connection with certain corporate reorganizations and other events).

•
No Repricing of Awards. Other than pursuant to the provisions of the Restated Plan described below under the headings “Adjustment Upon Changes in Capitalization” and “Change of Control,” the Administrator may not, without the approval of the Company’s stockholders, (1) reduce the exercise price of an award to the then-current fair market value of the common stock covered by such award that has declined since the date of grant or (2) cancel an option or SAR in exchange for cash or another award if such exchange causes the exercise price of the option or SAR to be reduced.

•
Limitations on Grants to Directors. The sum of cash compensation and the value of awards granted to a non-employee director under the Restated Plan as compensation for services as a non-employee director during any fiscal year of the Company may not exceed $400,000 (increased by an additional $200,000 for service on any special committee of the Board). Consulting fees or other compensation paid to non-employee directors for services in any capacity in addition to the services normally performed by a non-employee director, including compensation for service as Executive Chairman, are not included in calculating such limits.

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No In-the-Money Option or SAR Grants; Limit on Term of Options and Stock Appreciation Rights of Ten Years. The Restated Plan prohibits the grant of options or SARs with an exercise or base price less than 100% of the fair market value of our common stock on the date of grant. The maximum permitted term of any stock option or SAR under the Restated Plan is ten years from the date of grant.

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No Dividends or Dividend Equivalents on Unvested Awards. Under the Restated Plan, dividends and dividend equivalents can be granted on any type of award under the Restated Plan, other than stock options or SARs. Any dividends and dividend equivalents on awards under the Restated Plan will remain subject to the same vesting conditions as the underlying awards.

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Independent Administration. The Compensation Committee of our Board, which consists of two or more non-employee directors, generally will administer the Restated Plan if it is approved by stockholders. The full Board will administer the Restated Plan with respect to awards granted to members of the Board. The Compensation Committee may delegate certain of its duties and authorities to one or more officers of the Company for awards to certain individuals, within specific guidelines and limitations. However, no delegation of authority is permitted with respect to awards made to individuals who (1) are subject to Section 16 of the Exchange Act, or (2) are officers or directors of the Company who have been delegated authority to grant or amend awards under the Restated Plan.

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Reasonable Share Counting Provisions. The Restated Plan does not permit “liberal” share recycling of shares subject to options or stock appreciation rights, including the Lemonis Performance-Based Options. Specifically, the following shares will not become available again for issuance or delivery under the Restated Plan (a) shares subject to an option that are tendered or withheld in payment of the exercise price of an option, including the Lemonis Performance-Based Options; (b) shares covered by, but not issued upon settlement of, stock-settled stock appreciation rights; (c) shares delivered to, or withheld by, the Company to satisfy any tax withholding obligation with respect to an option or stock appreciation right, or the Lemonis Performance-Based Options; or (d) shares purchased on the open market with the proceeds from an option exercise, including an exercise of the Lemonis Performance-Based Options.

Stockholder Approval Requirement
Stockholder approval of the Restated Plan is necessary in order for the Company to meet the stockholder approval requirements of New York Stock Exchange (“NYSE”) and to grant stock options that qualify as ISOs under Section 422 of the Code.

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Summary of the Restated Plan
The material features of the Restated Plan are summarized below. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Restated Plan, which is included as Annex A hereto and incorporated herein by reference. Capitalized terms used herein and not defined shall have the meanings set forth in the Restated Plan.
Purpose. The purposes of the Restated Plan are to attract and retain the best available personnel, to provide additional incentive to our employees, consultants, and non-employee directors, and to promote the success of our business.
Administration. The Restated Plan may be administered by our Board or a committee, which our Board may appoint from among its members (the “Administrator”). Subject to the provisions of the Restated Plan, the Administrator has the authority to: (i) interpret the Restated Plan, apply its provisions and reconcile any inconsistency, correct any defect and supply any omission in the plan or an award agreement; (ii) prescribe, amend or rescind rules and regulations relating to the Restated Plan; (iii) select the persons to whom awards are to be granted; (iv) subject to individual fiscal year limits applicable to each type of award, determine the number of shares or equivalent units to be made subject to each award; (v) determine whether and to what extent awards are to be granted; (vi) determine the terms and conditions applicable to awards generally and of each individual award (including the provisions of the award agreement to be entered into between the Company and the participant), including any performance goals applicable to such individual award; (vii) amend any outstanding award subject to applicable legal restrictions; (viii) authorize any person to execute, on our behalf, any instrument required to effect the grant of an award; (ix) approve forms of agreement for use under the Restated Plan; (x) allow participants to satisfy withholding tax obligations by tendering cash or shares owned by the participant or electing to have the Company withhold from the shares or cash to be issued that number of shares or cash having a fair market value equal to the maximum amount required to be withheld; (xi) reduce the exercise price of an award to the then current fair market value if the fair market value of the stock covered by the award has declined since the date the award was granted, provided our stockholders have approved such action; (xii) institute an award exchange program, provided that no exchange will cause the exercise price of an award to be reduced unless our stockholders have approved such action; (xiii) determine the fair market value of our stock; and (xiv) subject to certain limitations, take any other actions and make all other determinations deemed necessary or advisable for the administration of the Restated Plan. All decisions, interpretations and other actions of the Administrator shall be final and binding on all holders of awards and on all persons deriving their rights therefrom.
Types of Awards. Awards granted under the Restated Plan may be ISOs, nonstatutory stock options, restricted stock, RSUs, SARs, performance units, or deferred stock units, as determined by the Administrator at the time of grant.
Shares Available. Subject to adjustment for changes in capitalization and the share counting provisions of the plan, the number of shares available for issuance under the Restated Plan as of the Restatement Effective Date is equal to the sum of:
•	388,179 shares, representing the shares available for future issuance as of March 10, 2026; plus
•	An additional 4,291,000 newly authorized shares under the Restated Plan; plus
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The shares subject to any portion of (1) the performance-based stock option granted to Mr. Lemonis on February 20, 2024 (the “Lemonis Performance-Based Options”) that remain outstanding as of the Restatement Effective Date, (2) the RSUs or performance shares granted under the Inducement Plan and outstanding as of the Restatement Effective Date (the “Inducement Plan Awards”),and (3) awards outstanding under the Restated Plan as of the Restatement Effective Date or granted after such date, in each case that subsequently become available for issuance under the Restated Plan pursuant to the share counting provisions described below.

Assuming stockholder approval of the Restated Plan, and subject to adjustments for changes in capitalization and the share recycling provisions, as of the Stockholder Approval Date, there will be (i) 4,679,179 shares available for future awards (consisting of 388,179 shares available for future grants under the plan as of the Restatement Effective Date plus 4,291,000 newly authorized shares under the Restated Plan), less (ii) the number of shares granted under the Restated Plan following the Restatement Effective Date and prior to the date of the Annual Meeting, including the Contingent Awards, plus (iii) the number of shares, if any, subject to outstanding awards under the Restated Plan, the Lemonis Performance-Based Options and Inducement Plan Awards as of the Restatement Effective Date or granted thereafter that subsequently become available for issuance under the Restated Plan following the Restatement Effective Date and prior to the date of the Annual Meeting pursuant to the share counting provisions described below.

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As of March 10, 2026, subject to approval of this Proposal 6, our Board will not grant any additional awards under the Inducement Plan. While we may continue to grant awards under the Restated Plan between March 10, 2026 and the Annual Meeting date, to the extent we do so, the share reserve under the Restated Plan will be reduced by the number of shares that we grant under the Restated Plan, if any, between March 10, 2026 and the Annual Meeting date.
A maximum of 14,000,000 shares will be available for issuance upon exercise of any ISO granted under the Restated Plan.
The shares of stock covered by the Restated Plan may be authorized but unissued shares, or reacquired shares. Under the Restated Plan, to the extent that an award or, after the Restatement Effective Date, an Inducement Plan Award or the Lemonis Performance-Based Options, terminates, expires, or lapses for any reason, or, with respect to restricted stock, RSUs, performance units, performance shares, deferred stock units or dividend equivalents, including after the Restatement Effective Date, an Inducement Plan Award that is a RSU or performance shares, is forfeited to or repurchased by us due to the failure to vest, the unpurchased shares (or for awards other than options or stock appreciation rights or the Lemonis Performance-Based Options, the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the Restated Plan (unless the Restated Plan has terminated). Notwithstanding the foregoing, the following shares will not become available again for issuance or delivery under the Restated Plan (a) shares subject to an option or the Lemonis Performance-Based Options that are tendered or withheld in payment of the exercise price of such option; (b) shares covered by, but not issued upon settlement of, stock-settled stock appreciation rights; (c) shares delivered to, or withheld by, the Company to satisfy any tax withholding obligation with respect to an option or stock appreciation right or the Lemonis Performance-Based Options; or (d) shares purchased on the open market with the proceeds from an option exercise or the proceeds from an exercise of the Lemonis Performance-Based Options. Shares that have actually been issued under the Restated Plan, the Inducement Plan or the Lemonis Performance-Based Options under any award will not be returned to the Restated Plan and will generally not become available for future distribution under the Restated Plan, however, if shares issued pursuant to awards of restricted stock, RSUs, performance shares, performance units, deferred stock units or dividend equivalents, including after the Restatement Effective Date, Inducement Plan Awards that are RSUs or performance shares, are repurchased by us or are forfeited to us due to the failure to vest, such shares will become available for future grant under the Restated Plan. Shares used to satisfy the tax withholdings related to an award under the Restated Plan or, after the Restatement Effective Date, an Inducement Plan Award that is a RSU or performance shares, other than an option or stock appreciation right or the Lemonis Performance-Based Options, will become available for future grant or sale under the Restated Plan. To the extent an award under the Restated Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the Restated Plan. No fractional shares may be issued under the Restated Plan.
Eligibility. The Restated Plan provides that awards may be granted to our employees, consultants and non-employee directors, and employees and consultants of our subsidiaries, as determined by the Administrator. ISOs may be granted only to employees (including officers and employee directors). As of March 10, 2026, we had approximately 362 employees, 117 consultants, and six non-employee directors who were eligible to participate in the Restated Plan.
Limitations on Awards to All Participants. The Restated Plan imposes limits on certain awards that may be granted during any fiscal year to any participant. With respect to awards of stock options and SARs, no participant may be granted in any fiscal year options to purchase more than 2,000,000 shares or SARs covering more than 2,000,000. With respect to awards of restricted stock, RSUs, and performance shares, no participant may be granted in any fiscal year more than 2,000,000 shares of restricted stock, 2,000,000 RSUs, or 2,000,000 performance shares. No Participant shall receive performance units, which may be settled only in cash, in any fiscal year, having an initial value greater than $15,000,000.
Limitation on Awards to Non-Employee Directors. The Restated Plan imposes limits on the awards that may be granted during any fiscal year to any non-employee director, taken together with any cash fees paid by the Company to such non-employee director during such fiscal year for service as a non-employee director. The sum of cash compensation and the value of awards granted to a non-employee director under the Restated Plan as compensation for services as a non-employee director during any fiscal year of the Company may not exceed $400,000 (increased by an additional $200,000 for service on any special committee of the Board). Consulting fees or other compensation paid to non-employee directors for services in any capacity in addition to the services normally performed by a non-employee Director, including compensation for service as Executive Chairman, are not included in calculating such limits.
Types of Equity Awards. Subject to the terms and conditions of the Restated Plan, the following types of equity awards may be granted to our employees, non-employee directors, and consultants at any time and from time to time at the discretion of the Administrator:

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Stock Options. Stock options give the holder the right to purchase shares of the Company’s common stock within a specified time at a specified price. Two types of stock options may be granted under the Restated Plan: incentive stock options, or “ISOs,” which are subject to special tax treatment as described below, and non-qualified options, or “NSOs.” The exercise price of an option cannot be less than the fair market value of a share of common stock at the time of grant (unless such option is granted pursuant to an assumption or substitution for another option in a manner that satisfies Sections 424(a) or 409A of the Code in connection with a merger or other corporate transaction). The expiration dates of options cannot be more than ten years after the date of the original grant. ISOs will be designed to comply with the provisions of the Code and will be subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, and must expire within a specified period of time following the optionee’s termination of employment. In the case of an ISO granted to an individual who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of the Company’s capital stock, the Restated Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and the ISO must expire upon the fifth anniversary of the date of grant. Each option granted under the Restated Plan is to be evidenced by a written stock option agreement between the optionee and the Company, which shall specify, the means of payment of the option exercise price, the term and vesting conditions of the option, and the treatment of the option upon an optionee’s termination of service, among other terms, provisions and conditions determined by the Administrator. The Company has not granted any stock options under the Existing Plan since fiscal year 2008.

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Stock Appreciation Rights (SARs). Each SAR granted under the Restated Plan shall be evidenced by an agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, the means of payment of the SAR exercise price, the form of payment upon exercise, the treatment of the SAR upon the holder’s termination of service, and such other terms and conditions as the Administrator, in its sole discretion, shall determine. The exercise price of a SAR cannot be less than the fair market value of a share of common stock at the time of grant (unless such SAR is granted pursuant to an assumption or substitution for another option in a manner that satisfies Sections 424(a) or 409A of the Code in connection with a merger or other corporate transaction). SARs may be granted either alone or in conjunction with all or part of an option granted under the Restated Plan. SARs granted in conjunction with an option may be exercised only at such times and to the extent the related option is exercisable, and upon the exercise of the SAR or option, the number of shares for which the SAR and option is exercisable will be reduced by the number of shares for which the SAR or option has been exercised. There are no SARs outstanding under the Existing Plan, nor has the Company ever granted any SARs under the Existing Plan.

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Restricted Stock and Restricted Stock Units (RSUs). Restricted stock is an award of our stock, and an RSU is an award of hypothetical shares of our stock having a value equal to the fair market value of an identical number of shares of stock. Restricted stock and RSUs may, but need not, provide that the award will be subject to forfeiture and may not be sold, assigned, transferred, or otherwise disposed of for a period of time determined by the Administrator. The Administrator shall have complete discretion to determine (i) the number of shares subject to a restricted stock or RSU award granted to any participant and (ii) the conditions for grant or for vesting that must be satisfied, which may be based principally or solely on continued provision of services but may include a performance-based component.

Unless otherwise stated in the restricted stock agreement, a holder of restricted stock will have the rights and privileges of a stockholder, including the right to vote; provided that dividends paid with respect to a restricted stock award will be subject to the same vesting restrictions and risk of forfeiture as the underlying award. A holder of RSUs will not be a stockholder until the shares are issued, and until such time, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the underlying shares.
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Performance Shares. A performance share is also an award of hypothetical shares of our stock having a value equal to the fair market value of an identical number of shares of stock. The Administrator shall have complete discretion to determine (i) the number of shares of our stock subject to a performance share award granted to any service provider and (ii) the conditions that must be satisfied for grant or for vesting, which may be based principally or solely on achievement of performance milestones but may include a service-based component. Each performance share grant shall be evidenced by an agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine. A holder of performance shares will not be a stockholder until the shares are issued, and until such time, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the underlying shares.

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Performance Units. Performance units are similar to performance shares, except that they shall be settled in cash equivalent to the fair market value of the underlying shares of our stock, determined as of the vesting date. The shares available for issuance under the Restated Plan shall not be diminished as a result of the settlement of a performance unit. Each performance unit grant shall be evidenced by an agreement that shall specify such terms and conditions as shall be determined at the discretion of the Administrator.

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Deferred Stock Units. Deferred stock units shall consist of a restricted stock, RSU, performance share or performance unit award that the Administrator, in its sole discretion, permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator.

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Dividend Equivalents. At the discretion of the Administrator, the recipient of an award (other than an option or a SAR) may be credited with cash distributions and stock dividends paid by the Company in respect of one share with respect to the number of shares subject to such award. Dividend equivalents credited to a participant’s account and attributable to any particular award shall be distributed in cash or, at the discretion of the Administrator, in shares having a fair market value equal to the amount of such dividend equivalents to the participant upon settlement of such award or at the time such dividend or distribution is paid to stockholders generally. Notwithstanding the foregoing, dividends or dividend equivalents with respect to an award that is subject to vesting that are based on dividends paid prior to the vesting of such award shall only be paid out to the participant to the extent that the vesting conditions are subsequently satisfied and the award vests.

Tax Withholding. The Restated Plan permits the Administrator to allow for the withholding or surrender of shares in satisfaction of tax withholding with respect to awards with a value up to the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding.
Non-Transferability of Awards. Unless determined otherwise by the Administrator, an award granted under the Restated Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Administrator makes an award granted under the Restated Plan transferable, such award shall contain such additional terms and conditions as the Administrator deems appropriate.
Clawbacks. In the event of an accounting restatement, the plan administrator may in its sole discretion require a participant to repay or forfeit that portion of time- and/or performance-based awards that were granted, earned or vested during the Company’s three immediately preceding completed fiscal years that the plan administrator determines was in excess of the amount that would have been granted, earned or vested during such period based on the restated results. Additionally, awards which are subject to recovery under the Company’s Clawback Policy (as defined under “Compensation Discussion and Analysis—Compensation Recovery Policy” below), any law, government regulation or stock exchange listing requirement will be subject to such deductions and clawback as may be required to be made pursuant to the Clawback Policy as such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).
Adjustment Upon Changes in Capitalization. In the event that our capital stock is changed by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of our stock or any other increase or decrease in the number of issued shares of stock effected without receipt of consideration by us, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the Restated Plan, the individual fiscal year limits applicable to restricted stock, RSUs, performance share awards, performance units, SARs and options, the number and class of shares of stock subject to any award outstanding under the Restated Plan, and the exercise price of any such outstanding option or SAR or other award. Any such adjustment shall be made by the Administrator or the Compensation Committee of our Board, whose determination shall be conclusive.
Change of Control. In the event of a change of control, the successor entity (or its parent or subsidiary) may assume or substitute each outstanding award.
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Treatment of Awards Upon Non-Assumption in a Change in Control. If the successor entity does not assume the awards or substitute equivalent awards, or if the successor entity is not publicly traded, then, unless otherwise provided in an applicable award agreement, such awards that vest solely on the basis of time shall become 100% vested, and, with respect to any awards subject to performance-based vesting, the applicable performance goals will be deemed achieved at target levels for any unfinished performance period, or, for any performance period that has ended prior to the date of the change of control, at actual performance relative to the target levels. In such event, the Administrator may take one or more actions with respect to outstanding stock options and SARs, including but not limited to giving

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participants a limited period of time to exercise options and SARs, cashing out options and SARs based on the difference between the change of control value of our stock and the exercise price, or making adjustments to options and SARs as the Administrator deems appropriate to reflect the change of control.
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Treatment of Awards Upon Non-Assumption in a Change in Control – Double Trigger Acceleration. If the successor entity does assume the awards or substitute equivalent awards, if, within 18 months following a change of control, a participant’s employment is terminated (i) involuntarily by the Company or successor entity other than for cause (as defined in the Restated Plan), or on account of death or disability, or (ii) by the participant for good reason (as defined in the Restated Plan), then, unless otherwise provided in an applicable award agreement, with respect to an award that vests solely on the basis of time, the participant shall fully vest in and receive payment of or have the right to exercise his award, as applicable, as to all of the shares subject to each such award, and with respect to any awards subject to performance-based vesting, the applicable performance goals will be deemed achieved at target levels for any unfinished performance period, or, for any performance period that has ended prior to the date of termination, at actual performance relative to the target levels, and the corresponding portion of the award will vest as of the date of termination.

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Generally, a “change of control” means a person or group (subject to certain exceptions) becomes the beneficial owner of our securities representing 50% or more of the total voting power represented by our outstanding securities; we sell or dispose of substantially all of our assets; a change in a majority of our Board occurs without the approval of our then incumbent directors within a one-year period; or a merger or consolidation occurs other than a merger or consolidation resulting in our outstanding voting securities immediately before the merger or consolidation continuing to represent at least 50% of the total voting power of the surviving entity represented by our outstanding securities immediately after the merger or consolidation. In addition, a resignation is “for good reason” if it results from: (i) the resigning participant having materially reduced duties, title, authority or responsibilities; (ii) the resigning participant having his or her base salary reduced; (iii) the resigning participant having his or her primary work location moved to a facility or a location outside of a 35-mile radius from our present facility or location; or (iv) any act or set of facts or circumstances which would, under applicable case law or statute, constitute a constructive termination of the participant.

No Repricing of Awards. Other than pursuant to the provisions of the Restated Plan described above under the headings “Adjustment Upon Changes in Capitalization” and “Change of Control,” the Administrator may not without the approval of the Company’s stockholders (1) reduce the exercise price of an award to the then-current fair market value of the common stock covered by such award that has declined since the date of grant or (2) cancel an option or SAR in exchange for cash or another award if such exchange causes the exercise price of the option or SAR to be reduced.
Amendment, Suspensions and Termination of the Restated Plan. Our Board may amend, suspend, or terminate the Restated Plan at any time; provided, however, that stockholder approval will be obtained for any amendment to the extent necessary to comply with applicable rule or statute or by the rules of any stock exchange or automated quotation system on which the Company’s shares may then be listed or quoted. In addition, the Restated Plan provides that no Incentive Stock Options may be granted more than ten (10) years after the earlier of (i) the date the Board adopted the Restated Plan, or (ii) the date the stockholders of the Company approve the Restated Plan.
Securities Laws. The Restated Plan is intended to conform to all provisions of the Securities Act of 1933, as amended, and the Exchange Act and any and all regulations and rules promulgated by the SEC thereunder, including, without limitation, Rule 16b-3. The Restated Plan will be administered, and awards will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.
Equity Compensation Plan Information. See the section in this Proxy Statement titled “Compensation Tables and Narratives—Equity Compensation Plan Information” for summary of awards granted under our equity incentive plans, including the Restated Plan.
Federal Income Tax Information
Incentive Stock Options (ISOs). An optionee who is granted an ISO will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise is an adjustment for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option

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exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on how long the optionee held the shares after the date of exercise.
Non-Statutory Stock Options. All other options that do not qualify as ISOs are referred to as non-statutory options. An optionee will not recognize any taxable income at the time a non-statutory option is granted. However, upon its exercise, the optionee will recognize ordinary income generally measured as the excess of the then-fair market value of the shares purchased over the exercise price. Any taxable income recognized in connection with an option exercise by an optionee who is an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee’s purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on how long the optionee held the shares after the date of exercise.
Stock Appreciation Rights. A participant will not recognize any taxable income at the time a SAR is granted. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any shares of our stock received and/or the amount of cash received. Any additional gain or loss recognized upon any later disposition of the shares of our stock would be a capital gain or loss, depending on how long the participant held the shares.
Restricted Stock. A participant will not recognize taxable income upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b) of the Code, the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the grant date over the amount the participant paid for such shares, if any. Any additional gain or loss recognized upon any later disposition of the shares of our stock would be a capital gain or loss.
Restricted Stock Units, Performance Units, Performance Shares and Dividend Equivalents. A participant will not recognize any taxable income upon grant of an award of RSUs, performance units, performance shares or dividend equivalents. Instead, the participant will recognize ordinary income at the time of receipt of the shares or cash equal to the fair market value (on the date of receipt) of the shares or cash received minus any amount paid for the shares of our stock. Any additional gain or loss recognized upon any later disposition of the shares of our stock would be a capital gain or loss.
Tax Effect for the Company. We generally will be entitled to a tax deduction in connection with an award under the Restated Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income. Special rules limit the deductibility of compensation paid to our “covered employees,” which are (1) our chief executive officer and our chief financial officer; (2) our three highest paid officers (other than the chief executive officer or the chief financial officer); and (3) any employee who was one of our “covered employees” for any preceding taxable year beginning after December 31, 2016. Under Section 162(m) of the Code, the annual compensation paid to any of these covered employees will be deductible only to the extent that it does not exceed $1,000,000. It is possible that compensation attributable to awards under the Restated Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. While the Compensation Committee considers tax and accounting implications as factors when considering executive compensation, they are not the only factors considered. Other important considerations outweigh tax or accounting considerations. In addition, the Compensation Committee reserves the right to establish compensation arrangements that may not be fully tax deductible under applicable tax laws. We cannot assure you that compensation attributable to awards granted under the Restated Plan will be deductible under Section 162(m) of the Code.
Requirements Regarding “Deferred Compensation.” Certain of the benefits under the Restated Plan may constitute “deferred compensation” within the meaning of Section 409A of the Code, a provision governing “nonqualified deferred compensation plans.” Failure to comply with the requirements of the provisions of Section 409A regarding participant elections and the timing of payment distributions could result in the affected participants being required to recognize ordinary income for federal tax purposes earlier than expected, and to be subject to substantial penalties.
The foregoing is only a summary of the effect of federal income taxation upon us and upon the participant, does not purport to be complete, and does not discuss the tax consequences of the participant’s death or the income tax laws of any

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municipality, state or foreign country in which a participant may reside. It also does not discuss the potential application of Section 280G of the Code, which can apply to an “excess parachute payment.” Further, different rules may apply if the participant is also an officer, director, or 10% stockholder of the Company.
New Plan Benefits
On March 11, 2026, we granted awards to nine employees, a portion of which represent Contingent Awards that were granted subject to obtaining stockholder approval of the Restated Plan. The following table sets forth information pertaining to these awards as of March 11, 2026. In the event stockholder approval of the Restated Plan is not obtained within 12 months following the date the Board adopted the Restated Plan, all of the Contingent Awards will be automatically forfeited. The remaining awards outlined in the table below that are not Contingent Awards were granted out of the remaining share reserve under the Existing Plan and are not subject to stockholder approval of the Restated Plan.
Our non-employee directors are eligible to receive annual awards under our non-employee director compensation program (which will be granted pursuant to the Restated Plan on the date of the Annual Meeting, assuming the Restated Plan is approved by stockholders). The aggregate number of shares subject to their awards will depend on the value of our common stock on the grant date, and is therefore not determinable and not reflected in the table below. For a description of our non-employee director compensation program, see “Compensation Tables and Narratives—Compensation of Directors” below.
Other than with respect to the annual equity awards to our non-employee directors as described below under “Compensation Tables and Narratives—Compensation of Directors,” and the awards described above (as shown in the table below), all future awards under the Restated Plan are subject to the discretion of the Administrator and the Company is unable to determine the amount of benefits that may be received by participants under the Restated Plan, if approved.
Additionally, we may, prior to the date of the Annual Meeting, grant additional equity awards under the Restated Plan, although these awards are within the discretion of the Administrator and are not currently determinable. Any such awards will reduce the shares available for future issuance pursuant to the Restated Plan. To the extent such awards are granted out of the share reserve increase pursuant to the Restated Plan, they will be subject to stockholder approval of the Restated Plan and will be considered “Contingent Awards.” To the extent such awards are not granted out of the share reserve increase pursuant to the Restated Plan, and the Restated Plan is not approved by stockholders, such awards will remain outstanding under the Existing Plan and will reduce the shares available for issuance thereunder.

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Proposal 6

Name and Principal Position	Number of shares subject to awards – RSUs (1)	Number of shares subject to awards – performance shares (1)
Marcus A. Lemonis Executive Chairman, Principal Executive Officer, and Chief Executive Officer	1,500,000	600,000
Adrianne B. Lee President and Chief Financial Officer	133,470	133,470
Leah R. Putnam Chief Accounting Officer	41,068	41,068
David J. Nielsen Former President and Principal Executive Officer	—	—
Rick S. Lockton Former Executive Vice President & Chief Digital, Product and Technology Officer	—	—
Alexander W. Thomas Former Chief Operating Officer	—	—
Executive officers, as a group	1,674,538	774,538
Non-employee directors, as a group	—	—
Nominees for election as directors	1,500,000 (2)	600,000 (2)
Each associate of any such directors, executive officers or nominees	—	—
Each other person who received or is to receive five percent of all options, warrants or rights	1,500,000 (3)	600,000 (3)
Employees other than executive officers, as a group	207,906	69,302

(1)	Performance shares are reflected assuming “target” performance. At “maximum” performance, the performance shares may vest at up to 135% of “target.”
All of the performance shares reflected in the table above are Contingent Awards. Of the RSUs reflected in the table above, all of the RSUs granted to Mr. Lemonis, 33,470 of the RSUs granted to Ms. Lee, 1,068 of the RSUs granted to Ms. Putnam and 5,406 of the RSUs granted to the other employees are Contingent Awards.
(2)
Mr. Lemonis is included in this group as he is a nominee for election as a director at the Annual Meeting. His information is also specified above separately due to his capacity as a NEO and an executive officer.

(3)	Includes Contingent Awards granted to Mr. Lemonis.

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Proposal 6
Plan Benefits
The table below shows, as to our NEOs and the various indicated groups, the number of shares of common stock subject to awards granted under the Existing Plan through March 10, 2026 that were outstanding as of such date (for the avoidance of doubt, the awards granted on March 11, 2026, including the Contingent Awards are reflected in the table above and are not reflected in the table below):

Name and Principal Position	Number of shares subject to RSUs	Number of shares subject to performance share awards (1)
Marcus A. Lemonis Executive Chairman, Principal Executive Officer, and Chief Executive Officer	333,334	282,868
Adrianne B. Lee President and Chief Financial Officer	50,225	142,620
Leah R. Putnam Chief Accounting Officer	18,166	39,181
David J. Nielsen Former President and Principal Executive Officer	—	—
Rick S. Lockton Former Executive Vice President & Chief Digital, Product and Technology Officer	—	—
Alexander W. Thomas Former Chief Operating Officer	—	—
Executive officers, as a group	401,725	464,669
Non-employee directors, as a group	161,238	—
Nominees for election as directors (2)	494,572	282,868
Each associate of any such directors, executive officers or nominees	—	—
Each other person who received or is to receive five percent of all options, warrants or rights (3)	333,334	282,868
Employees other than executive officers, as a group	646,522	141,406

(1)	Performance shares are reflected assuming “target” performance for outstanding performance periods.
(2)
Mr. Lemonis is also included in this group as he is a nominee for election as a director at the Annual Meeting. His information is also specified above separately due to his capacity as a NEO and an executive officer.

(3)	Includes awards granted to Mr. Lemonis.
Vote Required
The affirmative vote of the holders of a majority of the votes cast (excluding abstentions) on Proposal 6 is required to approve this Proposal 6.
Recommendation of the Board of Directors
The Board unanimously recommends a vote “FOR” approval of Proposal 6—Approval of an Amendment and Restatement of the Company’s Amended and Restated 2005 Equity Incentive Plan.

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Other Business
If other matters are properly presented at the Annual Meeting, or at any adjournment or postponement of the Annual Meeting, the proxy holders will vote, or otherwise act, to the extent they are legally permitted to do so, on your behalf in accordance with instructions from the Board or the Nominating and Corporate Governance Committee or, in the absence of instructions from the Board or the Committee, their judgment on such matters.

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The Board
Board Structure
The Board currently consists of seven members. The seven nominees for election are current members of the Board. All of our directors are elected annually and serve terms to expire at the following year’s annual meeting of stockholders and until such person’s respective successor has been duly elected and qualified or until such person’s earlier death, resignation, or removal.
Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven nominees standing for election at the Annual Meeting. If either nominee is unable or declines to serve as a director at or prior to the time of the Annual Meeting, the proxies will be voted for a substitute nominee, if any, designated by the Nominating and Corporate Governance Committee of the Board to fill the vacancy or the Board may elect to reduce its size. It is not expected that any nominee will decline nor be unable to serve as a director. The proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees.
Board Independence
The Board has determined that a majority of our Board consists of independent members and will continue to consist of independent directors after the Annual Meeting. The Board has determined that each of our current directors is independent within the meaning of the director independence standards of the NYSE, except Marcus A. Lemonis, who serves as our Chief Executive Officer and Executive Chairman.

	Lemonis	Burkey	Corbus	Nettles	Perelman	Shapiro	Tabacco
Director Independence
Independent		X	X	X	X	X	X
Board Member of one or more public companies (other than Bed Bath & Beyond)		X			X
Board Committees
Audit Committee		X		X*		X
Compensation Committee		X	X*		X
Investment Committee			X	X	X*	X
Nominating and Corporate Governance Committee					X	X	X*
Technology Committee		X*	X				X

*	Chair
There are no family relationships among any of our executive officers or directors.

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The Board
Board Composition
The following Board Composition chart identifies certain key skills and characteristics and self-identified backgrounds of our Board as of March 16, 2026.

	Lemonis	Burkey	Corbus	Nettles	Perelman	Shapiro	Tabacco
Key Skills*
Senior Leadership	X	X	X	X	X	X	X
Marketing/Brand Management	X			X	X
Merchandising	X				X
Customer Experience	X				X	X
Finance or Accounting	X	X	X	X	X	X	X
Legal or Risk Management		X		X	X	X	X
Regulatory or Government		X			X	X	X
Technology or Information/Cyber Security		X		X	X	X	X
Global or International Business		X	X		X	X
Strategic Planning	X	X	X	X	X	X
Supply Chain Management	X				X
Retail or Online Sales Growth	X				X
Business Transformation	X	X	X	X	X
Human Capital Management	X		X	X	X
Gender Identity
Female		X			X
Male	X		X	X		X	X
Demographic Background
African American or Black				X
White	X	X	X		X	X	X

*	As described in the Key Skills chart below.

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The Board
Key Skills
The following Key Skills chart identifies what each of the key skills in the Board Composition chart (above) entails and describes how the skill contributes to our business.

Key skills	What the skill entails	Our business characteristics
Senior Leadership	Experience in an executive officer level role, senior government or regulatory role, or an equivalent leadership position.
Our business model is always evolving and requires aligning many different areas of our business and operations, including marketing, customer experience, finance, risk management, supply chain, and technology.

Marketing/Brand Management	Executive officer level experience with marketing or brand management, supervising someone performing similar functions, or equivalent knowledge or experience.	Our brands, the products we offer, and the effectiveness of our customer communications are important to our strategy to provide our customers with great products at great prices.
Merchandising	Executive officer level experience with merchandising, supervising someone performing similar functions, or equivalent knowledge or experience.	Our ability to provide great products at great prices to our customers is integral to the success of our business.
Customer Experience	Knowledge or experience with increasing customer satisfaction or feedback or supervising someone performing similar functions.	A great customer experience promotes repeat purchases and increases our sales.
Finance or Accounting	Executive officer level experience with finance or accounting, supervising someone performing similar functions, or equivalent certification, knowledge, or experience.	We are disciplined in our financial management approach and committed to accurate financial reporting and disclosure.
Legal or Risk Management	Knowledge or experience with legal or risk management or supervising someone performing similar functions.	Our business is subject to a variety of risks, which we seek to identify, manage, and mitigate in a thoughtful and strategic way.
Regulatory or Government
Experience in a senior regulatory or government leadership role, executive officer level experience with regulatory or government matters, supervising someone performing similar functions, or equivalent knowledge or experience.
We are subject to extensive laws and regulations as a public company.
Technology or Information/Cyber Security
Executive officer level experience with technology or information (including artificial intelligence) or cyber security, supervising someone performing similar functions, or equivalent knowledge or experience.

Our business relies on technology to effectively market, sell, track, and deliver the products offered for sale on our website, and the exchange of information and the security of the information we obtain and/or transmit is of huge importance to our customers, our partners, our reputation, and our business prospects.

Global or International Business	Senior leadership level experience with global or international business, supervising someone performing similar functions, or equivalent knowledge or experience.
Our business may involve the offer of products into countries other than the United States, which creates various risks and complexities, including increased legal and regulatory risks, and increased risks associated with selling goods effectively in a new market with different expectations.

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Key skills	What the skill entails	Our business characteristics
Strategic Planning	Executive officer level experience with strategic planning, supervising someone performing similar functions, or equivalent knowledge or experience.	Our business depends on the creation and achievement of various goals to fit our long-term and short-term Company objectives.
Supply Chain	Executive officer level experience with supply chain, supervising someone performing similar functions, or equivalent knowledge or experience.	Our business relies on a broad supply chain to obtain, ship, and deliver the products offered for sale on our website.
Retail or Online Sales Growth	Executive officer level experience with retail or online sales growth or supervising someone performing similar functions.	We are an online retail company, and our business depends on our ability to sell goods online.
Business Transformation	Knowledge or experience in transforming businesses, industries, or operations in scale or substance.	Our business model is constantly changing and evolving in an effort to achieve our long-term and short-term goals.
Human Capital Management	Executive officer level experience managing a large workforce or supervising someone performing similar functions, or equivalent knowledge or experience.	Our workforce is a key resource that is integral to the success of our business; it is also a large operating expense.

Tenure
Although the Board does not have a formal policy with respect to director refreshment, the Board appreciates the benefits that come from diversity of tenure length, including new fresh perspectives from less tenured members and a deeper knowledge of our business from more tenured members. Our Board tenure lengths range from less than one to eighteen years of service.
3	New Directors In Past 3 Years
Tenure (in years)

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The Board
Committees of the Board
The Board has an Audit Committee, a Compensation Committee, an Investment Committee, a Nominating and Corporate Governance Committee, and a Technology Committee, each of which has adopted a written charter. Current copies of the committee charters are available on the Company’s website at https://investors.beyond.com/governance/governance-documents. All members of the committees are appointed by the Board, and each member is independent within the meaning of the NYSE director independence standards and applicable SEC rules. The committees are described in more detail below.
Audit Committee. The Board has a standing Audit Committee. During 2025, the Audit Committee consisted of William B. Nettles, Jr., who serves as Chair, Joanna C. Burkey, and Dr. Robert J. Shapiro. Each of Mr. Nettles, Ms. Burkey and Dr. Shapiro is independent within the meaning of the NYSE rules, including for purposes of service on an audit committee, and under Rule 10A-3 under the Exchange Act. The Board determined that each of Mr. Nettles, Ms. Burkey and Dr. Shapiro is an “audit committee financial expert” as defined by the SEC. The experience of each such director that led the Board to the determination that such director is an “audit committee financial expert” is described below under “Information Regarding Director Nominees and Other Directors.” The Audit Committee is responsible for reviewing and monitoring our financial statements and our internal control over financial reporting, appointing, reviewing, and evaluating our independent registered public accounting firm, reviewing and discussing critical audit matters, evaluating the scope of the annual audit, reviewing audit results, reviewing updates on cybersecurity, disaster recovery and cloud strategy, reviewing the Company’s and its subsidiaries’ and foreign affiliated entities’ compliance with applicable legal requirements and the Company’s code of business conduct and ethics, and consulting with management and our independent registered public accounting firm prior to the issuance of our financial statements. The Report of the Audit Committee is included in this Proxy Statement.
Compensation Committee. The Board also has a standing Compensation Committee. During 2025, the Compensation Committee consisted of Barclay F. Corbus, who serves as Chair, Joanna C. Burkey, Debra G. Perelman (beginning on May 16, 2025), and Joseph J. Tabacco, Jr. (until May 16, 2025), each of whom is (or was during the period in which he served, in the case of Mr. Tabacco) a non-employee director and independent under NYSE rules, including for purposes of service on a compensation committee. The Compensation Committee is responsible for approving salaries, incentives, and other forms of compensation for our directors, executive officers, and certain other employees, and administering various incentive compensation and benefit plans. The Compensation Committee is also responsible for reviewing and approving compensation in light of the corporate goals and objectives of our Executive Chairman and Chief Executive Officer and evaluating the performance of the Executive Chairman and Chief Executive Officer in light of such corporate goals and objectives. The Compensation Committee Report is included in this Proxy Statement.
Investment Committee. The Board created a standing Investment Committee in 2025. The members of the Investment Committee are Debra G. Perelman, who serves as Chair, Barclay F. Corbus, William B. Nettles, Jr., and Dr. Robert J. Shapiro. The Investment Committee assists the Board in its evaluation of the Company’s strategic business development as well as investment strategy and opportunities.
Nominating and Corporate Governance Committee. The Board also has a standing Nominating and Corporate Governance Committee. During 2025, the Nominating and Corporate Governance Committee consisted of Joseph J. Tabacco, Jr., who serves as Chair, Barclay F. Corbus (until May 16, 2025), Debra G. Perelman (beginning on May 16, 2025), and Dr. Robert J. Shapiro. The Nominating and Corporate Governance Committee has authority to recommend Board nominees to the full Board, and also has authority over matters of corporate governance. Each member of the Board has historically participated in the consideration of director nominees.
Technology Committee. The Board also has a standing Technology Committee. During 2025, the Technology Committee consisted of Joanna C. Burkey who serves as Chair, Barclay F. Corbus, Dr. Robert J. Shapiro (until May 16, 2025), and Joseph J. Tabacco, Jr. (beginning on May 16, 2025). The Technology Committee assists the Board in its oversight of the Company’s strategy surrounding innovation and technology, including, without limitation, supporting evolving technological advancements such as artificial intelligence, and also supports the Audit Committee in the oversight of risks related to such technology.
Board and Committee Meetings
The Board held fifteen meetings during 2025. The Audit Committee held eight meetings during 2025; the Compensation Committee held five meetings during 2025; the Investment Committee, which was created in 2025, held one meeting during 2025; the Nominating and Corporate Governance Committee held four meetings during 2025, and the Technology

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Committee held four meetings during 2025. Each incumbent director attended at least 75% of the total number of meetings of the Board and the meetings held by all committees of the Board on which he or she served during 2025 during the time he or she was a member of the board or the committee. The non-management members of the Board meet regularly in executive session without management present.
Board Leadership Structure
Marcus A. Lemonis has served as our Chairman of the Board since December 2023 and our Executive Chairman of the Board since February 2024, our Principal Executive Officer (“PEO”) since March 2025, and our Chief Executive Officer (“CEO”) since January 2026. Our Corporate Governance Principles (“Principles”) provide that whenever the Chairman of the Board is also a member of management or is a director that does not otherwise qualify as an independent director, the independent directors may in their discretion elect a lead independent director whose responsibilities include, but are not limited to, presiding over all meetings of the Board at which the Chairman of the Board is not present, including any executive sessions of the independent directors; approving Board meeting schedules and agendas; and acting as the liaison between the independent directors and the Chairman of the Board, as appropriate. The Board consists of seven directors, all of whom are independent except Mr. Lemonis, who serves as Chief Executive Officer and Executive Chairman. We believe that our current leadership structure is in the best interest of the Company and our stockholders, with Mr. Lemonis serving as Executive Chairman and Chief Executive Officer, Joseph J. Tabacco, Jr. serving as our lead independent director, and having strong and independent Board committee chairs, as we work to drive revenue growth. Specifically, the Board believes Mr. Lemonis is best situated to serve as Executive Chairman and CEO at this time given his extensive experience in retail, business operations, and entrepreneurial ventures, and his ability to draw on his experience while leading the Board in overseeing Company strategy, business, and operational and financial performance. Additionally, Mr. Tabacco is well-positioned to act as a bridge between management and the independent directors, facilitating the regular flow of information. However, our Board periodically reviews our leadership structure and may make or recommend to stockholders such changes in the future as it deems appropriate. The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to provide robust oversight of management, and that given the dynamic and competitive environment in which we operate, the optimal Board leadership structure may vary as circumstances warrant. From time to time, the Company proactively engages with stockholders throughout the year to learn their perspectives on significant issues, and intends to continue to do so, including with respect to gathering stockholder perspectives on the Board’s leadership structure.
Board and Committee Evaluation
Under our Principles, our Board and each of its committees performs periodic self-evaluations. The Nominating and Corporate Governance Committee has the authority to exercise oversight of, and to establish procedures for, the evaluation of the Board.
Board Role in Risk Oversight
The Board oversees the management of risks inherent in the operation of our businesses and the implementation of our strategic plan. In this regard, the Board seeks to understand and oversee the most critical risks relating to the Company’s business, allocate responsibilities for the oversight of risks amongst the full Board and its committees, and see that management has in place effective systems and processes for managing risks facing the Company. Risks falling within this area include, but are not limited to, general business and industry risks, operating risks, business continuity risks, cybersecurity risks, financial risks including infrastructure, talent management, human capital, and workforce-related risks (e.g., sexual harassment), and compliance and regulatory risks. For example, the Board has delegated responsibility for oversight of risk management relating to compensation matters to the Compensation Committee. The Board has delegated responsibility for cybersecurity risks, including protection of customer and employee data, proprietary information, business continuity risks and cyber risks, to the Audit Committee and management and has delegated to the Technology Committee the responsibility of assisting the Audit Committee in overseeing risks related to technology, such as artificial intelligence. The Board has delegated responsibility for financial reporting and other risk management to the Audit Committee, although the full Board remains involved in risk management. Overseeing risk is an ongoing process and is inherently tied to our operations and overall strategy. In addition, in connection with its risk oversight, the Board receives updates from our President & Chief Financial Officer and General Counsel regarding our efforts involving sustainability and inclusion and belonging.
The Board considers risk throughout the year and with respect to specific proposed actions. While the Board oversees risk, our management team is charged with identifying and managing risk. The Company has robust internal processes and a

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The Board
strong internal control environment to identify and manage risks and to communicate information about risk to the Board. Risk management is not allocated to a single risk management officer within the Company but rather is administered by management in an approach that is designed to ensure that the most significant risks to the Company, on a consolidated basis, are being managed and monitored appropriately. The Committees and the Board receive periodic reports from management regarding various aspects of the Company’s risk management program. The Audit Committee reviews regular reports and presentations regarding cybersecurity matters from our Chief Information Security Officer, who leads our cybersecurity program. The way the Board and Committees administer the oversight of risk management has not had any effect on the Board’s leadership structure.
Director Qualifications
The Nominating and Corporate Governance Committee has developed the Company’s Principles, which have been adopted by the Board. The Principles set forth the Committee’s belief that while there are no specific minimum qualifications the Committee believes must be met by a candidate to be recommended by the Committee, candidates for election to the Board should have the highest professional and personal ethics and values. Candidates should have broad relevant experience and should be committed to enhancing long-term stockholder value. They should be able and willing to provide insight and practical advice, and they must actively represent the interests of the stockholders. The Committee believes that a variety of types and a balance of knowledge, experience, and capabilities among the members of the Board are in the best interests of the stockholders. The Principles set forth the Committee’s belief that breadth of viewpoint, professional experience and other individual qualities and attributes should be considered to the extent that they relate to the contribution a director is expected to make to the Board and the Company. The Committee periodically reviews the Principles. The ability of a candidate to make independent analytical inquiries, the ability to understand the Company’s business, and the willingness of a candidate to devote adequate attention and time to the duties of the Board, are all relevant to the qualifications of a candidate. The specific experience, qualifications, attributes, or skills that led the Committee to the conclusion that each director should be a director considering our business and structure are described under “Proposal 1—Election of Directors.”
Continuing Education
The Board has adopted a continuing education policy to encourage members of the Board to educate themselves on any topic or area that would enhance their effectiveness in serving on our Board. Continuing education topics are varied and can be generally applicable to all Board members or targeted to a director’s individual responsibilities or committee membership on the Board. In furtherance of this policy, and as part of the Board’s ongoing commitment to effective corporate governance and director development, the Company maintains a membership with the National Association of Corporate Directors (NACD), through which directors have access to continuing education programs, governance best practices, and director training resources. The policy provides for the reimbursement of expenses incurred by members of the Board to continue their education.
Identification and Evaluation of Nominees for Director
The Nominating and Corporate Governance Committee believes that the current Board composition is serving the stockholders of the Company well. The Nominating and Corporate Governance Committee considers without limitation candidates who are recommended by its members, by other Board members, by stockholders, and by management, as well as those identified by third-party search firms retained to assist in identifying and evaluating possible candidates. In the future, the Committee may consider additional candidates identified through current members of the Board, professional search firms, stockholders or other persons. Candidates may be evaluated at regular or special meetings of the Board, and may be considered at any point during the year.
Stockholders may propose director candidates for general consideration by the Nominating and Corporate Governance Committee by submitting in proper written form the individual’s name, qualifications, and biographical information. The Nominating and Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria applicable to the evaluation of candidates proposed by directors or management.
The Nominating and Corporate Governance Committee has not approved any nominee for inclusion on our proxy card for the Annual Meeting other than Marcus A. Lemonis, Joanna C. Burkey, Barclay F. Corbus, William B. Nettles, Jr., Debra G. Perelman, Dr. Robert J. Shapiro, and Joseph J. Tabacco, Jr. The Committee did not receive, by a date not later than 120 calendar days before the date of the Company’s Proxy Statement released to security holders in connection with the previous year’s annual meeting, a recommended nominee from a security holder that beneficially owned more than 5% of the

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The Board
Company’s voting stock for at least one year as of the date the recommendation was made, or from a group of security holders that beneficially owned, in the aggregate, more than 5% of the Company’s voting stock, with each of the securities used to calculate that ownership held for at least one year as of the date the recommendation was made.
Succession Planning
Under our Principles, our Nominating and Corporate Governance Committee is responsible for periodically reviewing our succession planning, including policies and principles for Chief Executive Officer selection and succession in the event of an emergency or the retirement of the Chief Executive Officer.
Interested Party Communications with the Board
An interested party, including any stockholder, may communicate with, or otherwise make his or her concerns known, by reaching out to the Executive Chairman of the Board or to the Board’s non-management directors as a group. Interested parties may do so either in writing, by addressing such communication to our Board or our Corporate Secretary at the Company’s headquarters at 433 Ascension Way, 3rd Floor, Murray, Utah 84123, or by e-mail, sent to boardofdirectors@beyond.com. All communications from interested parties regarding matters appropriate for communications with the Executive Chairman of the Board or to the Board’s non-management directors as a group and delivered as described will be delivered to the appropriate party or parties. The determination whether a communication involves a matter appropriate for communications to such members of the Board is made by the Executive Chairman of the Board or our General Counsel. Stockholders who desire to utilize the procedures described under “Other Information—Procedure for Submitting Rule 14a-8 Stockholder Proposals” or “—Procedure for Nominating Directors for Election at an Annual Meeting” should read those sections and the applicable portions of our Bylaws and follow the procedures described.
Annual Meeting Attendance
Our policy is that Board members should attend our annual stockholders meetings if reasonably possible. All then-current members of the Board attended the last annual stockholders meeting, which was held in May 2025.
Director Resignation Policy
Our Board has adopted a director resignation policy. The policy applies only to uncontested elections of directors. Under the policy, any incumbent nominee who fails to receive a greater number of “for” votes than “withhold” votes or instructions is required to tender his or her resignation to the Executive Chairman of the Board within five business days following the certification of the stockholder vote. The Nominating and Corporate Governance Committee will consider any such tendered resignation and will make a recommendation to the Board concerning the acceptance or rejection of such resignation within 60 days following the date of the stockholders’ meeting. The Board will determine whether to accept or reject the resignation within 30 days after its receipt of the Committee’s recommendation, and we will publicly disclose the Board’s decision and, if applicable, the reasons for rejecting the tendered resignation, in a Form 8-K to be filed with the SEC within four business days after the Board’s decision is made.
Code of Ethics
We have adopted a Code of Business Conduct and Ethics (“Code of Ethics”) that applies to all of our directors, officers, and employees, including our PEO, principal financial officer (“PFO”), principal accounting officer, and controller, or persons performing similar functions. We will provide a copy of the Code of Ethics to any person without charge, upon request. Requests for a copy of the Code of Ethics may be made in writing addressed to: General Counsel, Bed Bath & Beyond, Inc., 433 Ascension Way, 3rd Floor, Murray, Utah 84123. The Code of Ethics is also available on the Company’s website at https://investors.beyond.com/governance/governance-documents.
Policies and Procedures Regarding Related Party Transactions
The Board has established a written policy and procedures for the review and approval or ratification of related party transactions. Under the Board’s policy, any related party transaction that would be required to be disclosed pursuant to Item 404 of Regulation S-K is subject to the prior approval of the Audit Committee unless prior approval is not feasible, in which case the transaction is required to be considered at the Audit Committee’s next meeting and, if the Audit Committee determines it to be appropriate, may be ratified at that meeting. In determining whether to approve or ratify a related party

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The Board
transaction, the Audit Committee considers, among other factors it deems appropriate, whether the transaction is on terms no less favorable to us than terms generally available from an unrelated person under the same or similar circumstances, and the extent of the related person’s interest in the transaction. No member of the Audit Committee may participate in any approval or ratification of a related party transaction in which such member is a related person, other than to provide the Audit Committee with all material information regarding the transaction, including information regarding the extent of the member’s interest in the transaction, except that the Audit Committee may allow one or more members to participate in any approval or ratification of a related party transaction or potential related party transaction in which such member(s) is or may be a related person if the Audit Committee determines that doing so is in the best interests of the Company and its stockholders and informs the Board of any such approval. If a related party transaction will be ongoing, the Audit Committee may establish guidelines or other parameters or conditions relating to our participation in the transaction. The Audit Committee may from time to time pre-approve types or categories of transactions by related persons.
Information Regarding Director Nominees
For certain information regarding the nominees for election, see “Proposal 1—Election of Directors.”

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Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee during 2025 were Barclay F. Corbus, Joanna C. Burkey, Joseph J. Tabacco, Jr. (until May 16, 2025), and Debra G. Perelman (beginning on May 16, 2025). During 2025:
•	none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;
•	none of the members of the Compensation Committee had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K; and
•
none of the Company’s executive officers served on the Compensation Committee (or other Board committee performing equivalent functions), or as a member of the board of directors of another entity, one of whose executive officers served on our Board or Compensation Committee (or other Board committee performing equivalent functions).

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Compensation Discussion and Analysis
Introduction
Our NEOs for fiscal year ending December 31, 2025, as determined in accordance with Item 402 of Regulation S-K, are as follows:

Name	Principal Position
Marcus A. Lemonis (1)	Chief Executive Officer and Executive Chairman
Adrianne B. Lee (2)	President and Chief Financial Officer
Leah R. Putnam (3)	Chief Accounting Officer
David J. Nielsen (4)	Former President
Rick S. Lockton (5)	Former Executive Vice President & Chief Digital, Product and Technology Officer
Alexander W. Thomas (6)	Former Chief Operating Officer

(1)
Mr. Lemonis serves as the Company’s Executive Chairman, PEO, and CEO. Mr. Lemonis was appointed CEO effective January 1, 2026, and has served as PEO since March 10, 2025, and as Executive Chairman since February 20, 2024.

(2)	Ms. Lee was appointed President and CFO effective March 10, 2025. Prior to that date, Ms. Lee served as Chief Financial Officer and Chief Administrative Officer.
(3)	Ms. Putnam was appointed Chief Accounting Officer on March 10, 2025.
(4)
Mr. Nielsen’s employment with the Company terminated effective March 10, 2025. Mr. Nielsen served as President and PEO from June 14, 2024 to March 10, 2025. Mr. Nielsen served as Division CEO of Overstock and co-PEO from February 20, 2024 to June 14, 2024. Prior to that, commencing on November 6, 2023, he served as our Interim CEO, President, and PEO. Prior to that date, he served as our President.

(5)	Mr. Lockton joined the Company on November 3, 2025. Mr. Lockton’s employment with the Company terminated on January 23, 2026.
(6)
Mr. Thomas was appointed Chief Operating Officer on March 10, 2025. Mr. Thomas’ employment as the Company’s Chief Operating Officer terminated without cause on January 1, 2026, at which time Mr. Thomas transitioned to a non-executive advisory capacity, whereby he was employed as an advisor to the Company from January 2, 2026 through March 11, 2026.

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Compensation Discussion and Analysis
Information Regarding Executive Officers
Set forth below is certain information regarding our executive officers other than Mr. Lemonis as of March 16, 2026. See Proposal 1—Election of Directors for information regarding Mr. Lemonis.

Age: 48	Adrianne B. Lee

Ms. Lee is President and Chief Financial Officer of Bed Bath & Beyond, Inc. In this role, she is responsible for all operating and financial-related matters for the Company and its brands. Also in this role, she oversees human resources, technology, legal, IT security and communications. Ms. Lee has served as Chief Financial Officer since 2020 and Chief Administrative Officer since 2024 and became President in 2025. Previously, Ms. Lee served as Senior Vice President and Chief Financial Officer for Hertz Corporation’s North American Rental Car unit from 2018 to 2020 and prior to that was the Vice President of Global Financial Planning, Analysis, and Corporate Development.

Ms. Lee held several roles in finance, strategic planning, accounting, financial reporting, investor relations and audit at Best Buy, PepsiCo, Allianz Life and PricewaterhouseCoopers.

Ms. Lee attended the University of St. Thomas in St. Paul, Minnesota, and received cum laude honors while earning a Bachelor of Arts degree in business administration with a focus on accounting.

Age: 36	Leah R. Putnam

Ms. Putnam has served as the Chief Accounting Officer of Bed Bath & Beyond, Inc. since March 2025. In this role, she oversees the financial planning and analysis, accounting, SEC reporting, tax, treasury, and ERP functions. Prior to her current role, Ms. Putnam served as the Company’s Vice President, Finance and Controller from February 2024 to March 2025 and has held roles as the Company’s Vice President of Financial Planning and Analysis from March 2023 to February 2024, Senior Director of Financial Planning and Analysis from January 2022 to March 2023, and Director of Financial Planning and Analysis from August 2020 to January 2022. Previously, she held several corporate finance, financial systems, and data governance roles at Hertz Corporation from 2018 to 2020.

Ms. Putnam graduated from Washington & Jefferson College with a Bachelor of Arts degree in Accounting and has a Master of Business Administration degree with a concentration in Finance from Robert Morris University.

2026 Proxy Statement | 51

Compensation Discussion and Analysis
Key 2025 Executive Compensation Actions Reflect Pay for Performance Philosophy
In 2025, the Compensation Committee and the Board implemented updated annual and long-term incentive programs to tie a substantial portion of the compensation of our executive officers with the achievement of key Company performance metrics and the creation of long-term stockholder value. Set forth below is a summary of the key executive compensation determinations made by our Compensation Committee in 2025 with respect to our NEOs:
•
Market-Based Base Salaries; No Cash Compensation for Executive Chairman and PEO during 2025. During 2025, our Compensation Committee set or adjusted the base salaries of our NEOs following review of data for similarly-situated executives in the Company’s peer group provided by FW Cook, the Compensation Committee’s independent compensation consultant for 2025, and after considering the individual efforts and contributions of each NEO and, in the case of Ms. Lee, Mr. Thomas and Ms. Putnam, their promotions and assumption of additional duties in March 2025. The base salary for Mr. Lockton was established in connection with his commencement of employment based on a review of market information at the time. Mr. Nielsen’s base salary was not increased during 2025, and Mr. Lemonis did not receive any cash compensation for his service as Executive Chairman and PEO during 2025.

•
Below Target Payouts Under Performance-Based Annual Bonus Program Tied to Key Metrics. In February 2025, we adopted a performance-based bonus program for our executive officers (other than Mr. Lemonis, who was not eligible for an annual bonus in 2025) which was designed to reward the executives for Company achievement relative to our key strategic objectives and the creation of stockholder value. In 2025, each of our NEOs, other than Mr. Lemonis and Mr. Lockton, was eligible to earn a performance bonus based on three pre-established corporate performance metrics approved by the Board, subject to an individual performance modifier ranging from 0% to 125%. Adjusted EBITDA (three-month run rate, which was selected to reward the creation of sustainable profitability), Adjusted Gross Margin, and Contribution Margin (each as defined below) were selected as the corporate performance metrics for purposes of determining 2025 annual bonuses, weighted at 50%, 25% and 25%, respectively, and threshold, target and maximum payouts were established for each metric, with payouts ranging from 75% of target for threshold performance to 135% of target for maximum performance. These corporate performance goals were set at challenging levels such that the attainment of target annual cash incentive award opportunities was not assured at the time they were set and would require a high level of effort and execution on the part of the executive officers and others in order to achieve the goals. The Compensation Committee believes that each of these goals is strongly aligned with the creation of stockholder value. Based on actual achievement relative to such corporate performance goals, in February 2026, the Compensation Committee determined that the 2025 bonus was earned at 84.9% of target for 2025. Based on this corporate achievement percentage and a 1.0x individual performance modifier for each NEO, Ms. Lee and Ms. Putnam (our only NEOs who remained eligible to receive their annual bonuses) earned annual bonuses of $445,505 and $137,894, respectively.

•
Long-Term Incentives Included Performance Awards for a Significant Portion of the Mix. In 2025, our Compensation Committee or Board granted long-term incentive awards to our NEOs in the form of performance shares and RSUs.

•
Performance Shares. In 2025, approximately one-half of the annual and promotional long-term incentive awards granted to our NEOs, other than Mr. Lockton, were in the form of performance shares. In early 2025, each of our NEOs, other than Mr. Lockton, were granted performance shares under our 2005 Plan, with the award tied to the same performance criteria and goals related to Adjusted EBITDA (three-month run rate), Adjusted Gross Margin and Contribution Margin as the annual bonus program described above. Each performance share is a unit that represents the right to receive one share of our common stock. Based on actual achievement relative to such corporate performance goals, in February 2026, the Compensation Committee determined that the 2025 performance shares were earned at 84.9% of target. Earned performance shares became eligible to vest in three equal annual installments, with the first tranche vesting in early 2026. Mr. Lockton was granted performance shares in connection with his commencement of employment under our Inducement Plan and tied to 2026 performance metrics.

•
Time-Based RSUs. In 2025, approximately one-half of the annual and promotional long-term incentive awards granted to our NEOs, other than Mr. Lockton, were in RSUs. In early 2025, each of our NEOs, other than Mr. Lockton, was granted RSUs under our 2005 Plan with multi-year vesting requirements, to provide appropriate incentives tied to the market price of the stock over a long period of time, without encouraging short-term or inappropriate management decisions. Mr. Lockton was granted RSUs in connection with his commencement of employment under our Inducement Plan.

•
Forfeiture of 2024 Performance Shares and Performance-Based Options tied to 2025 Performance. The 2024 performance shares tied to our net revenue for 2025 were forfeited due to our revenue not meeting the hurdle for vesting. In addition, the 500,000 performance-based options granted to Mr. Lemonis that were eligible to vest based upon meeting a $45.00 stock price hurdle on or before February 20, 2026 were forfeited on that date due to failure to meet the hurdle.

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Compensation Discussion and Analysis
Adjusted EBITDA, Adjusted Gross Margin and Contribution Margin are non-GAAP measures.
•
Adjusted EBITDA (“Adjusted EBITDA”) is a non-GAAP measure that is calculated as net income (net loss) before depreciation and amortization, stock-based compensation expense, interest and other income (expense), provision (benefit) for income taxes, and special items. Furthermore, for purposes of the 2025 and 2026 performance shares and annual bonuses, cash bonus and “CEO Wallet” expenses will be excluded.

•
Adjusted gross margin (“Adjusted Gross Margin”) is a non-GAAP measure calculated as the percentage of revenue kept after subtracting cost of goods sold, which includes product costs, advertising revenue and our marketing allowance program; and operational and fulfillment costs which include costs incurred to operate and staff our warehouses, including rent and depreciation expense associated with these facilities, costs to receive, inspect, pick, and prepare customer order for delivery, and direct and indirect labor costs including payroll, payroll-related benefits, and stock-based compensation.

•	Contribution margin (“Contribution Margin”) is a non-GAAP measure calculated as the percentage of gross merchandise sales kept after subtracting identified variable cost.
Summary of Executive Compensation Actions Taken After Year-End
The Compensation Committee took action relating to 2026 compensation of one or more NEOs after December 31, 2025.
Overview of Early 2026 Executive Compensation Decisions. In early 2026, the Compensation Committee set 2026 salaries, approved 2025 bonus earnouts, and made RSU and performance share grants to our continuing executive officers to support our compensation philosophy, which is to strongly align our senior leadership team’s incentives with those of our stockholders, and to recognize Mr. Lemonis’ commencement of employment as our Chief Executive Officer, in addition to his existing roles as Executive Chairman and PEO. These 2026 compensation decisions considered the overall compensation strategy, individual contributions, and market data from our peer group provided by the Compensation Committee’s independent compensation consultant, FW Cook. The corporate performance metrics for the 2026 performance-based bonus and performance shares are tied to Adjusted EBITDA and revenue; revenue is a new metric to align with the Company’s increased focus on top-line growth in 2026.

Name	2026 Salary	2025 Bonus	2026 Target Bonus (1)	2026 Target Performance Shares (2)	2026 RSUs (3)
Marcus A. Lemonis	$300,000	—	$2,200,000	600,000	1,500,000
Adrianne B. Lee	$700,000	$445,505	$525,000	133,470	133,470
Leah R. Putnam	$325,000	$137,894	$162,500	41,068	41,068

(1)
Represents the target bonus opportunity under the Company’s 2026 annual performance-based bonus program as described above. 2026 bonuses are earned based on Adjusted EBITDA and revenue, subject to an individual performance modifier between 0x and 1.25x.

(2)
Represents performance shares granted to each executive on March 11, 2026 at “target” performance levels. The performance share awards were granted pursuant to the Company’s 2005 Plan, and are subject to stockholder approval of Proposal 6, with the units awarded tied to Adjusted EBITDA and revenue objectives in a one-year performance period. The performance shares granted to Ms. Lee and Ms. Putnam are also subject to a service-based vesting requirement and the earned performance shares will vest in three equal annual increments based on continued service through the applicable service-based vesting date (generally the later of the date of certification of annual performance or the corresponding anniversary of the grant date). The performance share awards granted to Mr. Lemonis are eligible to vest over a period of four years, with 25% of the award eligible to vest based on annual performance goals to be established at the beginning of each year during the four-year performance period. The resulting earned performance shares will vest following certification of the annual performance results, subject to Mr. Lemonis’ continued service through the applicable service-based vesting date (generally the later of the date of certification of annual performance or the corresponding anniversary of the grant date). The service-based vesting date for each annual performance period will be the anniversary of the grant date occurring following the end of the applicable performance period. Figures shown are the number of units/shares assuming “target” levels of performance. At “maximum” performance levels, an executive may be eligible to earn up to 135% of the “target” performance shares.

(3)
Represents RSUs granted to each executive on March 11, 2026. The RSUs were granted pursuant to the Company’s 2005 Plan, and a portion were granted out of the existing share reserve under such plan and a portion were granted subject to stockholder approval of Proposal 6. Specifically, the following portion of the RSUs are subject to stockholder approval of Proposal 6: all 1,500,000 RSUs granted to Mr. Lemonis are subject to stockholder approval of Proposal 6; 33,470 RSUs granted to Ms. Lee are subject to stockholder approval of Proposal 6; and 1,068 RSUs granted to Ms. Putnam are subject to stockholder approval of Proposal 6. The RSUs will vest over multi-year vesting periods (four years from January 1, 2026 for Mr. Lemonis, and three years from February 17, 2026 for Ms. Lee and Ms. Putnam).

CEO Employment Agreement with Mr. Lemonis. On January 19, 2026, the Company entered into an employment agreement (the “Lemonis Employment Agreement”) with Mr. Lemonis in connection with his appointment as Chief Executive Officer. Prior to 2026, Mr. Lemonis did not receive any cash compensation for his roles as Executive Chairman and PEO. In connection with his appointment as Chief Executive Officer, the Board desired to establish a market competitive compensation program for Mr. Lemonis that was heavily weighted towards performance-based cash and equity compensation, and will provide him with a meaningful equity interest in the Company to further align his interests with those of stockholders and long-term Company performance. The Lemonis Employment Agreement provides for a base salary of $300,000 per year and eligibility

2026 Proxy Statement | 53

Compensation Discussion and Analysis
to earn an annual cash bonus with a target amount equal to $2,200,000, based on the achievement of performance goals established by the Board or the Compensation Committee in its sole discretion. For 2026, those performance goals will be the same as those for the other executives, as described above. Mr. Lemonis’ base salary, together with the Minimum Draw, are intended to provide him with a level of base cash compensation that is commensurate with peer group benchmarking for his position (the 2026 peer group median salary is $954,000). As a result, Mr. Lemonis’ base salary, together with his target annual bonus, represent target total cash compensation that is appropriate based on Mr. Lemonis’ substantial experience and agreement to assume the role of Chief Executive Officer on a full-time basis. The Compensation Committee and the Board considered the peer group benchmarking in setting Mr. Lemonis’ cash compensation opportunity, but also considered these other factors in making their final determination.
In addition, in connection with the execution of the Employment Agreement, Mr. Lemonis was granted equity awards as contemplated by the Employment Agreement, specifically, an award of 1,500,000 RSUs that will vest in four equal annual installments on January 1, 2027, 2028, 2029 and 2030, and an award of 600,000 performance shares (assuming “target” performance) that will be eligible to vest over four one-year performance periods. The Compensation Committee and the Board approved these awards after reviewing the peer group benchmarks and Mr. Lemonis’ existing equity awards, including a consideration of awards to Chief Executive Officers upon assumption of comparable roles, his agreement to assume the role of Chief Executive Officer on a full-time basis, and the need to provide Mr. Lemonis with meaningful incentives to drive long-term shareholder value in his new role. The Compensation Committee and the Board specifically approved four-year vesting schedules for these awards, to provide an inventive for Mr. Lemonis’ continued engagement for a longer-term than the Company’s ordinary course annual awards. These equity awards were granted under our 2005 Plan and are contingent on the approval by the Company’s stockholders of Proposal 6.
The Lemonis Employment Agreement also provides for severance upon certain qualifying terminations of Mr. Lemonis’ employment. The Employment Agreement also includes non-competition and non-solicitation provisions.
The material terms of the Lemonis Employment Agreement are described below under “Employment and Severance Arrangements—Lemonis Employment Agreement.”
Executive Compensation Best Practices
We endeavor to maintain sound executive compensation policies and practices consistent with our executive compensation philosophy. The following table highlights some of our executive compensation policies and practices, which are structured to drive performance and align our executives’ interests with our stockholders’ long-term interests:

✔ WHAT WE DO

✔
Pay for Performance—We design our executive compensation program to align pay with Company performance.
✔
Significant Portion of Compensation is At-Risk—Under our executive compensation program for 2025, a significant portion of compensation is “at risk” based on our performance, including short-term cash incentives and long-term equity incentives, to align the interests of our executive officers and stockholders.
✔
Independent Compensation Consultant—The Compensation Committee retains an independent compensation consultant and reassesses independence annually.
✔
Annual Review of Compensation—The Compensation Committee, with input from its independent compensation consultant, conducts an annual review of all of our compensation programs in light of current best practices.
✔
Compensation Risk Assessment—We periodically perform an assessment of risks that could result from our compensation plans and programs.

✔
Multi-Year Vesting Requirements—The equity awards granted to our executive officers vest over multi-year periods, consistent with current market practice and our retention objectives.
✔
Double-Trigger Severance—Cash amounts
payable upon a change in control are subject to a double trigger.
✔
Annual Say-on-Pay Vote—We hold an annual say-on-pay advisory vote for stockholders.
✔
Active Stockholder Engagement Program—We proactively engage with our stockholders throughout the year.
✔
Appropriate Peer Group—Our Compensation Committee selects our peers based on quantitative and qualitative criteria, including sector, type of business, market capitalization, revenue, and headcount, and considers input from its independent compensation consultant.

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Compensation Discussion and Analysis

✘ WHAT WE DON’T DO

✘
Hedging of Company Stock—We prohibit all our officers, directors, and employees from hedging, short-selling, or publicly trading options in our stock.
✘
No Excise Tax Gross-Ups—We do not provide tax gross-ups to our NEOs for excise taxes in connection with a change in control.

✘
No Stock Option Repricing—The 2005 Plan, as described in Proposal 6, expressly prohibits the repricing of underwater stock options without stockholder approval.
✘
Perquisites—We do not provide excessive perquisites to our NEOs.

2025 Stockholder Engagement and Say on Pay Response
Following the 2025 advisory vote on executive compensation, which received support from approximately 68.9% of the votes cast, the Company undertook targeted stockholder engagement, including as part of the Company’s regular cadence for engaging with investors during customary post earnings outreach. Members of management, at the direction of the Compensation Committee, extended invitations to engage with stockholders representing more than 40% of our outstanding shares and engaged with stockholders representing approximately 30% of our outstanding shares, including the majority of our largest institutional investors. Stockholders generally expressed support for the Company’s compensation framework and pay for performance philosophy, while also providing constructive feedback regarding incentive design and alignment of realized pay outcomes with performance. The Compensation Committee approved changes to the structure of the Company’s 2026 cash bonus program and performance share award design to strengthen the linkage between performance results, particularly revenue growth, and earned compensation. In addition, for 2026, the Committee maintained flat target compensation levels for executives who continued in the same role year over year. The Compensation Committee believes these actions appropriately reflect stockholder input while continuing to align executive compensation with the Company’s long-term strategy and stockholder value creation.
Compensation Objectives
Our executive compensation programs seek to attract and retain highly competent executive management who will build long-term economic value for the Company. Our general compensation philosophy for our executives is that our executives’ cash compensation should generally be at levels that are aligned with market and sufficient to retain the services of the executives, and that our executives’ short- and long-term incentive opportunities are sized and designed to closely align compensation with Company performance.
The objectives of our executive compensation plans and programs are to:
•	Increase the long-term economic value of the Company;
•	Incentivize and retain senior executives who can lead the Company and drive its financial performance; and
•	Deliver the total executive compensation package in a cost-effective manner.
Our executive compensation program is designed to reward decisions and actions that have a positive effect on our financial performance and create stockholder value while balancing short-term and long-term goals.
How We Determine Executive Compensation
Role of the Compensation Committee and Management
The Compensation Committee administers our executive compensation program. The Compensation Committee, which consists entirely of independent directors, is responsible for reviewing and approving our compensation policies, for reviewing and approving all forms of compensation for our executive officers, including our NEOs, for administering our incentive compensation programs, for approving and overseeing the administration of certain employee benefits under our employee benefits programs, and for providing insight and guidance to management with respect to employee compensation and retention generally.
The Compensation Committee operates under a charter adopted by the Board. The Compensation Committee periodically reviews the adequacy of its charter and recommends changes to the Board for approval as it considers appropriate. The Compensation Committee meets at scheduled times during the year and acts from time to time by written consent. The

2026 Proxy Statement | 55

Compensation Discussion and Analysis
Compensation Committee reports on its activities and makes recommendations at meetings with the Board. The Compensation Committee approves executive salaries, approves awards under incentive/bonus plans, and administers our equity plans. The Compensation Committee periodically reviews comparative executive compensation information from other public companies. Additionally, from time to time, the Compensation Committee reviews other human resource issues, including qualified and non-qualified benefits and management performance appraisals and succession planning. The Compensation Committee does not have the power to delegate any of its authority to any other person. Our executive officers do not participate in Compensation Committee deliberations regarding their own compensation.
Role of Compensation Consultants
The Compensation Committee has sole discretion, at Company expense, to retain and terminate compensation consultants, independent legal counsel, or other advisors, including sole authority to approve their fees and retention terms. In 2025, the Compensation Committee again engaged FW Cook as its independent compensation consultant to advise the Compensation Committee on executive and director compensation for 2025 and 2026 executive and director compensation support.
FW Cook did not provide any other services to us in 2025 beyond their engagement as an advisor to the Compensation Committee on director and executive compensation matters and reporting of such. The Compensation Committee assessed the independence of FW Cook pursuant to SEC and NYSE rules and concluded that no conflict of interest existed that would have prevented FW Cook from serving as an independent consultant to the Compensation Committee during 2025 or currently.
Use of Comparable Company Data
As part of its annual review in setting 2025 compensation, including compensation of our NEOs, the Compensation Committee engaged FW Cook to evaluate the Company’s executive compensation program against market practice. In setting executive pay levels and designing our pay program, the Compensation Committee considered the compensation programs of a group of peer companies in relevant sectors of the internet retail and direct marketing industries.
As part of the compensation review process, the Compensation Committee asked FW Cook to identify peers to help inform 2025 compensation decisions. Based on the input from FW Cook and management, the Compensation Committee concluded that the below 16 companies were appropriate to inform executive pay decisions for 2025. The Compensation Committee reviewed market information on base salaries and short- and long-term incentives for these 16 peers.
The peer companies are similar in size and are in adjacent or similar industries as Bed Bath & Beyond. Business model, scope of operations, and the availability of benchmark data were also considered when selecting peers.

2025 Peer Group
1-800-FLOWERS.COM, Inc.	La-Z-Boy Incorporated
Angi Inc.	Lands’ End, Inc.
Big Lots, Inc.	Nu Skin Enterprises, Inc.
Boot Barn Holdings, Inc.	Ollie’s Bargain Outlet Holdings, Inc.
Cars.com Inc.	Sleep Number Corporation
Funko, Inc.	Stitch Fix, Inc.
iRobot Corporation	The RealReal, Inc.
J.Jill, Inc.	USANA Health Sciences, Inc.

Based on FW Cook’s recommendation, in mid-2025, the Compensation Committee modified the peer group used to inform 2026 executive and director compensation, removing Big Lots, Inc. due to its bankruptcy and Boot Barn Holdings, Inc. and Ollie’s Bargain Outlet Holdings, Inc. due to their outsized market caps, and adding three new peers: Liquidity Services, Inc., The Lovesac Company, and ThreadUp Inc. These new peers had trailing four-quarter revenue at the time ranging from $267 million to $686 million (as of June 14, 2025), which was lower than Bed Bath & Beyond’s revenue at the time and resulted in Bed Bath & Beyond’s revenue being at the 65th percentile of the peer group. The three new peers had market caps ranging from $242 million to $863 million (as of June 14, 2025) and Bed Bath & Beyond’s $359 million market cap at the time was at the 45th percentile.

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Compensation Discussion and Analysis
The Compensation Committee does not rely entirely on market data to determine NEO compensation. Instead, as described below and consistent with past practice, the Compensation Committee members also rely on their judgment, experience, and stockholder feedback when designing and setting executive officer compensation opportunities. Historically, the Compensation Committee has not set cash compensation and target cash compensation by reference to a specific level relative to comparable company data. The compensation levels of the NEOs also reflect to a significant degree the varying roles and responsibilities of such executives.
Elements of Compensation
The elements of total compensation for which our NEOs are generally eligible are as follows:
•	Base salary (including Company holidays and flex time away (“FTA”));
•	Performance-based bonuses;
•	Long-term incentive awards;
•	Retirement and other benefits, including matching contributions under our 401(k) plan and health and welfare benefits; and
•	Severance provisions under our Key Employee Severance Plan (the “Severance Plan”) or the Lemonis Employment Agreement, with respect to Mr. Lemonis.
In setting our NEOs’ compensation, the Compensation Committee considers the value of each component and the total value of the compensation package being provided to each of the NEOs, and the history of each officer’s compensation package.
Mr. Lemonis’ compensation during 2025 consisted only of long-term incentive awards, but commencing in 2026, he will be compensated in a manner similar to our other NEOs.
Base Salaries
The base salaries of the NEOs are reviewed by the Compensation Committee annually. Mr. Lemonis did not receive any cash compensation during 2025. For 2025, the salaries of the other NEOs were unchanged from their 2024 salaries, with the following exceptions:
•	Adrianne B. Lee’s salary was increased from $600,000 to $700,000 on March 10, 2025, due to her increased responsibilities in connection with her promotion to President & Chief Financial Officer.
•
Leah R. Putnam’s salary was increased from $270,000 to $280,000 on January 13, 2025, due to an increase in responsibilities. On March 10, 2025, Ms. Putnam’s salary was increased from $280,000 to $325,000 due to her increased responsibilities in connection with her promotion to Chief Accounting Officer.

•	Alex W. Thomas’s salary was increased from $325,000 to $350,000 on March 10, 2025, due to his increased responsibilities in connection with his promotion to Chief Operating Officer.
Base salaries for newly hired executives are typically based on the Compensation Committee’s evaluation of market comparison data and other factors the Compensation Committee deems relevant.
In January 2026, in connection with his commencement of service as our Chief Executive Officer, the Compensation Committee recommended and the Board established Mr. Lemonis’ initial base salary in such role at $300,000, which is well below comparative levels for similarly-situated executives in our peer group (the 2026 peer group median salary is $954,000). Instead, Mr. Lemonis’ cash compensation is more heavily weighted towards incentive-based compensation, as described above under “Summary of Executive Compensation Actions Taken After Year-End.”
In connection with his commencement of employment during 2025, Mr. Lockton’s base salary was set at $500,000.

2026 Proxy Statement | 57

Compensation Discussion and Analysis
NEO Bonuses for 2025
In 2025, we adopted a performance-based bonus program for our executive officers, other than Mr. Lemonis, which was designed to reward the executives for Company achievement relative to our key strategic objectives and the creation of stockholder value. In 2025, each of our NEOs, other than Mr. Lemonis and Mr. Lockton, was eligible for a performance bonus based upon four components, three pre-established corporate performance metrics approved by our Board, and an individual performance component that can result in a modification to the payout determined based on the corporate performance achievement of between 0% and 125%. Our Compensation Committee established target bonus opportunities for each of our eligible executive officers as follows:

Name	2025 Annualized Target Bonus
Marcus A. Lemonis (1)	—
Adrianne B. Lee	$525,000
Leah R. Putnam	$162,500
David J. Nielsen (2)	$900,000
Rick S. Lockton (3)	—
Alexander W. Thomas (4)	$175,000

(1)	Mr. Lemonis was not eligible for a performance-based bonus during 2025.
(2)	Mr. Nielsen’s employment with the Company terminated effective March 10, 2025, and he was not eligible for a 2025 performance-based bonus due to his departure date.
(3)	Mr. Lockton was not eligible for a performance-based bonus during 2025 due to his commencement of employment in late 2025.
(4)
Mr. Thomas’ employment as the Company’s Chief Operating Officer terminated without cause on January 1, 2026, at which time Mr. Thomas transitioned to a non-executive advisory capacity, and as a result he was not eligible for a 2025 performance-based bonus.

Adjusted EBITDA (three-month run rate, which was selected to reward the creation of sustainable profitability), Adjusted Gross Margin, and Contribution Margin were selected as the corporate performance metrics for purposes of determining 2025 annual bonuses, and threshold, target and maximum payouts were established for each metric. Adjusted EBITDA (three-month run rate) had a 50% weighting, Adjusted Gross Margin had a 25% weighting, and Contribution Margin had a 25% weighting. These corporate performance goals were set at challenging levels such that the attainment of target annual cash incentive award opportunities tied to corporate performance was not assured at the time they were set and would require a high level of effort and execution on the part of the executive officers and others in order to achieve the goals.
The table below illustrates the performance metrics, goals and payout ranges for the annual bonuses based on corporate performance:

Performance Metric (Weighting) (1)	Below Threshold	Threshold	Target	Maximum
Adjusted EBITDA (Three-Month Run Rate) (50%) (2)	< -$5,000,000	-$5,000,000	-$5,000,000	$0
Earnout % of Target	0%	100%	100%	120%
Adjusted Gross Margin (25%) (3)	< 23.0%	23.0%	25.0%	28.0%
Earnout % of Target	0%	50%	100%	150%
Contribution Margin (25%)	< 3.0%	3.0%	6.0%	9.0%
Earnout % of Target	0%	50%	100%	150%

(1)
Adjusted EBITDA, Adjusted Gross Margin and Contribution Margin are non-GAAP measures. For a description of how each of these measures is calculated from the nearest GAAP counterpart, please see “—Key 2025 Executive Compensation Actions Reflect Pay for Performance Philosophy” above.

(2)	To be eligible to earn any portion of the bonus tied to Adjusted EBITDA, 2025 Adjusted EBITDA was required to be at least negative $44 million.
(3)	To be eligible to earn any portion of the bonus tied to Adjusted Gross Margin, 2025 gross profit was required to reach $300 million.
If a performance metric was not achieved within the applicable time frame specified above, no amount was earned with respect to that performance metric. Performance achievement that fell between the threshold and target goals, and between the target and maximum goals, was subject to linear interpolation.

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Compensation Discussion and Analysis
The Compensation Committee believes that each of these goals was strongly aligned with the creation of stockholder value. Based on actual achievement relative to such corporate performance goals, as specified in the table below, and considering an individual performance modifier of 1.0x for each of Ms. Lee and Ms. Putnam, Ms. Lee earned $445,505 and Ms. Putnam earned $137,894 under the 2025 annual performance-based bonus program, which represented a payout equal to 84.9% of target.

Performance Metrics	Threshold	Target	Maximum	% of Target Achieved	Weighted Earnout (% of Target)
Adjusted EBITDA (Three-Month Run Rate) (1)	-$5,000,000	-$5,000,000	$0	117.1%	58.6%
Adjusted Gross Margin (1)	23.0%	25.0%	28%	0%	0%
Contribution Margin (1)	3.0%	6.0%	9.0%	105.2%	26.3%
			Total Company Performance %		84.9%

(1)
Adjusted EBITDA, Adjusted Gross Margin and Contribution Margin are non-GAAP measures. For a description of how each of these measures is calculated from the nearest GAAP counterpart, please see “—Key 2025 Executive Compensation Actions Reflect Pay for Performance Philosophy” above. Our Adjusted EBITDA for 2025 was negative $30.7 million, which exceeded the threshold of negative $44 million to earn the portion of the bonus tied to Adjusted EBITDA.

Long-Term Incentives
The Compensation Committee generally determines the number of long-term incentive awards to be granted to our executive officers by determining the aggregate amount the Compensation Committee considers appropriate for the entire group and allocating the awards on the basis of market data and management’s recommendations and the Compensation Committee’s subjective views of the relative ability of executives to make positive contributions to the Company. The Compensation Committee generally makes equity grants to key employees, including NEOs, in the first quarter of each year, but may also make awards throughout the year in connection with the commencement of employment of new executives or for retention or special incentive purposes.
Our Compensation Committee generally grants equity awards to our NEOs in the form of RSUs and performance shares.
RSUs granted to our NEOs have historically vested over a period of three years in equal annual installments, subject to continued service through each applicable vesting date. Mr. Lemonis’ RSUs granted in January 2026 will vest over a period of four years in equal annual installments, subject to continued service through each applicable vesting date.
The performance goals, vesting terms and design of the performance shares granted to our NEOs varies from year to year based on the Compensation Committee’s evaluation of our business and which performance goals and criteria will provide the most meaningful incentive arrangement to best align the interests and focus of our NEOs with those of our stockholders and long-term value creation.
In 2025, our Compensation Committee granted both RSUs and performance shares to our NEOs as follows, and the total 2025 grant values were 22% to 48% lower than the grant values provided in 2024. The value of our equity awards is strongly tied to our performance, which is evident in the far-right column below which indicates that the value of our 2025 awards was meaningfully lower at the end of 2025 than at the time of grant.

		2025 Equity Awards ($)
Name (1)	2024 Grant Value ($) (2)	Annual Grant (2)	Promotion- Related Grant (2)	Total 2025 Grant Value (2)	Portion of 2025 Grant Value in Performance Shares	2025 Grant Value vs. 2024 Grant Value	Value tracking of 2025 awards at December 31, 2025 (3)
Marcus A. Lemonis	$7,590,000	$5,928,963	—	$5,928,963	49.5%	-22%	$5,046,678
Adrianne B. Lee	$2,490,100	$1,099,996	$199,994	$1,299,991	50.0%	-48%	$760,393
Leah R. Putnam	$562,035	$225,002	$174,998	$400,000	50.0%	-29%	$277,046

(1)	NEOs who were not with the Company as of the Record Date are not included in the above table.
(2)	Amounts reflect the grant date fair value of equity awards. 2024 awards were entirely in performance-based stock options for Mr. Lemonis and in performance-based shares for our other NEOs.
(3)
Represents the value of 2025 RSUs and earned but unvested performance share awards based on the closing stock price on December 31, 2025, which was $5.46. The 2025 performance shares were earned at 84.9% of target.

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Compensation Discussion and Analysis
The grant values reflected in the table above were informed by peer group benchmarks, with further consideration given to experience in role and individual performance. Our NEOs who were promoted during 2025 were provided top-up promotion awards, which is why they have multiple grants for their 2025 awards.
The 2025 awards to Mr. Lemonis were established based on the Compensation Committee’s review of peer group benchmarks and took into consideration his assumption of the role as our principal executive officer in March 2025. The 2025 awards to Mr. Lemonis are further described below.
2025 Performance Shares to NEOs
In 2025, approximately one-half of the annual and promotional long-term incentive awards granted to our NEOs, other than Mr. Lockton, were granted in the form of performance shares. In early 2025, each of our NEOs, other than Mr. Lockton, were granted awards of performance shares under our 2005 Plan, with the award tied to achievement of three pre-established performance metrics over a one-year performance period ending December 31, 2025, as reflected in the table above. Mr. Lemonis was granted an award of 500,000 performance shares (at “target” performance) (a portion of which were subject to stockholder approval, which occurred at our 2025 annual meeting).
Each performance share is a unit that represents the right to receive one share of our common stock.
2025 Performance Metrics for Performance Share Awards.
The performance goals for our 2025 performance shares were the same as those under our annual bonus plan, but without an individual performance modifier. This was done because we were unable to set multi-year performance goals that we believed would remain durable and motivating over a multi-year period, given the significant changes in our business and strategy that are underway to grow long-term shareholder value. In February 2026, our Compensation Committee determined, based on actual achievement relative to such corporate performance goals, that 84.9% of the target performance shares were eligible to vest. The resulting performance shares will vest in three equal annual installments, with the first tranche vesting in early 2026.
In connection with his commencement of employment in November 2025, Mr. Lockton was granted 58,343 performance shares under our Inducement Plan, such amount assuming “target” levels of performance achievement, which performance shares were to be tied to 2026 performance metrics to be set in early 2026 in connection with the annual awards to our other executives.
2025 RSUs to NEOs
In 2025, approximately one-half of the annual and promotional long-term incentive awards granted to our NEOs, other than Mr. Lockton, were granted in the form of RSUs. In early 2025, each of our NEOs, other than Mr. Lockton, were granted awards of RSUs under our 2005 Plan; Mr. Lemonis was granted an award of 500,000 RSUs (of which 400,000 RSUs were subject to stockholder approval, which approval occurred at our 2025 annual meeting).
In connection with his commencement of employment in November 2025, Mr. Lockton was granted 116,686 RSUs under our Inducement Plan.
Each RSU is a unit that represents the right to receive one share of our common stock. The RSUs granted to our executive officers in 2025 have multi-year vesting requirements.
2024 Performance Shares and Outcomes Based on 2025 Performance
In 2024, the long-term incentive awards granted to our executive officers (other than Mr. Lemonis) were granted solely in the form of performance shares, with 75% of the award tied to achievement of specified stock price hurdles over 20 consecutive trading days (at $40.00, $50.00 and $60.00) during the three-year period following the grant date (subject to minimum service-based vesting), and 25% of the award tied to annual GAAP net revenue objectives over a three-year performance period, with one-third of the performance shares eligible to vest on each of the first, second, and third anniversaries of the grant date, subject to continued service through the vesting date. Each performance share is a unit that represents the right to receive one share of our common stock.
If a stock price hurdle is not achieved within the applicable time frame specified above, the portion of the award tied to such stock price hurdle will be forfeited. None of the stock price hurdle performance shares have been earned to date.

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Compensation Discussion and Analysis
The GAAP net revenue targets for purposes of the net revenue performance shares are $2 billion for 2024, $2.7 billion for 2025, and $3.4 billion for 2026. Based on our net revenue for 2024 of approximately $1.4 billion, and our net revenue for 2025 of approximately $1 billion, all of the performance shares eligible to vest based on 2024 and 2025 net revenue performance were forfeited.
Lemonis Performance-Based Options Outcomes Based on 2025 Performance
On February 20, 2024, the independent members of the Board approved the grant to Mr. Lemonis of a performance-based a nonstatutory stock option representing the right to receive up to 2,250,000 shares of our common stock (the “Lemonis Performance-Based Options”). The Lemonis Performance-Based Options were subject to stockholder approval, and were approved by the stockholders at the 2024 annual meeting. The Lemonis Performance-Based Options were granted subject to the award agreement evidencing the award and were not awarded under the 2005 Plan.

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Compensation Discussion and Analysis
The Lemonis Performance-Based Options consist of three separate tranches that vest only if certain pre-established, rigorous stock price hurdles are achieved and Mr. Lemonis satisfies the corresponding service-based requirement (except in the event of certain qualifying terminations of Mr. Lemonis’ service), as described in the table below. Vesting eligibility is contingent upon Mr. Lemonis being either the Executive Chairman, the Chairman of the Board, or such other position that the Board determines is a qualifying position for purposes of the award (each, a “Qualifying Position”) through the applicable vesting date.

Tranche	Number of Options	Exercise Price	Stock Price Hurdle	Performance Period	Performance and Service-Based Vesting	Expiration Date
Tranche 1	500,000	$45.00 Represents a 66% increase over the Company’s closing stock price on February 20, 2024	$45.00	Two years to achieve Stock Price Hurdle: February 20, 2024 – February 20, 2026	Tranche 1 was eligible to vest on later of (1) the achievement of the stock price hurdle of $45.00 prior to February 20, 2026 or (2) February 20, 2025.	Tranche 1 expired on February 20, 2026.
Tranche 2	750,000	$50.00 Represents an 84% increase over the Company’s closing stock price on February 20, 2024	$50.00	Three years to achieve Stock Price Hurdle: February 20, 2024 – February 20, 2027	Tranche 2 will vest on the later of (1) the achievement of the stock price hurdle of $50.00 prior to February 20, 2027 or (2) February 20, 2026.	Tranche 2 will expire on February 20, 2027 (subject to earlier expiration in the event of certain terminations, as described below).
Tranche 3	1,000,000	$60.00 Represents an 121% increase over the Company’s closing stock price on February 20, 2024	$60.00	Four years to achieve Stock Price Hurdle: February 20, 2024 – February 20, 2028	Tranche 3 will vest on the later of (1) the achievement of the stock price hurdle of $60.00 prior to February 20, 2028 or (2) February 20, 2027.	Tranche 3 will expire on February 20, 2028 (subject to earlier expiration in the event of certain terminations, as described below).

In order for any stock price hurdle to be considered achieved, the average per-share closing price of our common stock over any 20 consecutive trading day period during the specified performance period must be equal to or greater than such stock price hurdle. If we fail to achieve the stock price hurdle for any tranche during the performance period applicable to such tranche, then the shares underlying the Lemonis Performance-Based Options corresponding to such tranche will be immediately forfeited.
•
Effect of Termination of Service in Qualifying Position, In the event Mr. Lemonis is removed from a Qualifying Position without cause (including as a result of failing to be reelected to such position by the stockholders), Mr. Lemonis will vest in any tranche of the award for which the stock price hurdle has been achieved prior to the date of such termination (or that is achieved within 20 consecutive trading days following Mr. Lemonis’ termination date).

If Mr. Lemonis’ service in a Qualifying Position terminates as a result of his death or disability, Mr. Lemonis will vest in any tranche of the award for which the stock price hurdle has been achieved prior to the date of such termination. For clarity, there is no acceleration under any circumstances of any tranches that have not achieved their stock price hurdle.

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Compensation Discussion and Analysis
If Mr. Lemonis’ service in a Qualifying Position terminates for any reason other than as a result of his removal from a Qualifying Position without cause or due to his death or disability, any unvested portion of the Lemonis Performance-Based Options will be forfeited immediately upon such termination.
If, upon Mr. Lemonis’ cessation of service in a Qualifying Position, he continues as an employee, consultant or director of the Company, he will no longer be able to vest in the Lemonis Performance-Based Options (except during any Post-Termination Measurement Period), but so long as he continues as an employee, consultant or director of the Company, any vested and unexercised portion of the Lemonis Performance-Based Options will continue to be exercisable until the expiration date of the applicable Tranche (or such earlier date following his termination of service as described below).
•
Post-Termination Exercise Period. Any vested portion of the Lemonis Performance-Based Options at the time of Mr. Lemonis’ termination of service with the Company will generally remain outstanding and exercisable for 90 days following such termination or one year from termination due to death or disability (but in no event beyond the original outside expiration date of the applicable tranche). In the event Mr. Lemonis is removed from a Qualifying Position without cause (including as a result of failing to be reelected to a Qualifying Position by the stockholders), the 90-day exercise period runs from the later of his termination date or any date within the 20-consecutive day trading day period that any stock price hurdle is achieved. In the event of a termination for cause, the options will terminate immediately.

Any portion of the Lemonis Performance-Based Options that is unvested at the time of a change in control will vest upon a change in control only to the extent a stock price hurdle is achieved based on the change in control value (as defined below). If a stock price hurdle has been achieved prior to the change in control, any shares relating to such stock price hurdle will vest upon the change in control. Any such vesting is subject to Mr. Lemonis’ remaining in a Qualifying Position through the date immediately prior to the change in control (or, having experienced a removal from a Qualifying Position other than for cause within 20 trading days prior to the change in control). Any tranche of the Lemonis Performance-Based Options that does not vest as provided above will be immediately forfeited as of the effective time of such change in control. For purposes of the Lemonis Performance-Based Options, “change in control value” means the greater of (x) the amount of cash and the fair market value of any securities or other property paid as consideration, on a per share basis, to the Company’s stockholders (or to be instead paid as consideration to the Company) in the change in control, or (y) the average per-share closing price of our common stock over the 20 consecutive trading day period ending on the trading day immediately prior to the effective time of the change in control.
Retirement and Other Benefits
We provide a 401(k) plan and health and welfare benefits to help make our overall compensation packages and work environment more attractive to all our employees, including our NEOs.
401(k) Plan. We maintain a 401(k) plan, which is available for participation by all employees, including our NEOs, on a non-discriminatory basis. During 2025 we made 100% matching contributions on the first 6% of eligible compensation, both base and bonus compensation, deferred by eligible employees. Employee contributions vest immediately. We did not make any profit-sharing contributions in 2025. The amounts of the matching contributions to our NEOs are included in the “All Other Compensation” column of the Summary Compensation Table. Mr. Lemonis was not eligible to participate in our 401(k) plan during 2025.
Health and Welfare Benefits. We provide health, life and disability insurance and other employee benefits programs to our employees, including our NEOs. We also provide supplemental disability insurance for certain senior management team members, including certain NEOs, who were enrolled prior to October 25, 2024. Except for the supplemental disability insurance, our employee benefits plans are provided on a non-discriminatory basis. The amounts of the supplemental disability insurance premium payments we make for the benefit of any NEOs are included in the “All Other Compensation” column of the Summary Compensation Table. Every year, our senior management team members review and update our health and welfare benefits to remain competitive in the markets where our employees reside.
Tax and Accounting Considerations
Deductibility of Executive Compensation
The Compensation Committee and our Board have considered the potential future effects of Section 162(m) of the Code on the compensation paid to our executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for “covered employees.” While we consider the tax

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Compensation Discussion and Analysis
deductibility of each element of executive compensation as a factor in our overall compensation program, the Compensation Committee retains the discretion to approve compensation that may not qualify for the compensation deduction if, considering all applicable circumstances, it would be in our best interest for such compensation to be paid without regard to whether it may be tax deductible.
Accounting for Stock-Based Compensation
Under FASB ASC 718, we are required to estimate the grant date “fair value” for each grant of an equity award using various assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. ASC 718 also requires us to recognize the compensation cost of stock-based awards in our income statements over the period that an employee is required to render service in exchange for the award.
Risks of Our Compensation Policies and Practices
We periodically analyze and evaluate risks arising from our compensation policies and practices and we have concluded that our compensation policies and practices are not reasonably likely to have a material adverse effect on us.
Employment and Severance Arrangements
Lemonis Employment Agreement
We entered into the Lemonis Employment Agreement effective January 1, 2026, which governs the terms of his employment with us as our Executive Chairman and Chief Executive Officer. Pursuant to the Lemonis Employment Agreement, Mr. Lemonis is entitled to an annual base salary of $300,000. In addition, Mr. Lemonis is entitled to a target annual bonus of $2,200,000, with an opportunity to earn a maximum of 150% of his target annual bonus based on the achievement of performance determined by the Board or the Compensation Committee. Mr. Lemonis is entitled to receive a monthly advance against his annual bonus in the amount of $58,333 (the “Minimum Draw”). Mr. Lemonis’ base salary, together with the Minimum Draw, are intended to provide him with a level of base cash compensation that is commensurate with peer group benchmarking for his position (the 2026 peer group median salary is $954,000). As a result, Mr. Lemonis’ base salary, together with his target annual bonus, represent target total cash compensation that is appropriate based on Mr. Lemonis’ experience and agreement to assume the role of Chief Executive Officer on a full-time basis. In the event Mr. Lemonis’ annual bonus for any year is more than the aggregate amount advanced to Mr. Lemonis for such year pursuant to the Minimum Draw, such underpayment shall be paid to Mr. Lemonis when annual bonuses are paid to the Company’s senior executives generally (the “Annual Bonus True-Up Payment”). The Annual Bonus True-Up Payment may be paid to Mr. Lemonis in the form of fully vested shares of the Company’s common stock, unless Mr. Lemonis elects in advance for such amount to be paid in cash.
Mr. Lemonis was also entitled to certain equity awards pursuant to the Lemonis Employment Agreement, including (i) 1,500,000 RSUs, which vest in four equal installments on each of the first, second, third, and fourth anniversaries of January 1, 2026, subject to Mr. Lemonis’s continued service through the applicable vesting dates, and (ii) 600,000 performance shares (at “target” performance) that are eligible to vest over four one-year performance periods, based on performance metrics to be determined by the Board or the Compensation Committee, subject to Mr. Lemonis’ continued services through the applicable vesting date. The Compensation Committee and the Board approved these awards after reviewing the peer group benchmarks and Mr. Lemonis’ existing equity awards, including a consideration of appropriate awards to Chief Executive Officers upon assumption of that role, his agreement to assume the role of Chief Executive Officer on a full-time basis, and the need to provide Mr. Lemonis with meaningful incentives to drive long-term shareholder value in his new role.
These awards are subject to stockholder approval of Proposal 6 at the Annual Meeting, as discussed in further detail under “Proposal 6—Approval of an Amendment and Restatement of the Company’s Amended and Restated 2005 Equity Incentive Plan.”

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Compensation Discussion and Analysis
In addition, Mr. Lemonis is entitled to severance benefits pursuant to the terms of the Lemonis Employment Agreement. Under the terms of the Lemonis Employment Agreement, in the event that Mr. Lemonis experiences a termination without cause or resigns for good reason (as such terms are defined in the Lemonis Employment Agreement) outside of the 12-month period following the date of a change in control (as defined in the Lemonis Employment Agreement) (such period, the “CIC Period”), Mr. Lemonis will receive, subject to his satisfaction of the conditions to severance described below:
i.
a lump sum amount equal to the product of (a) the severance multiplier (defined as a fraction, the numerator of which is equal to 18 plus the number of full year(s) of his employment with the Company following the effective date of the Lemonis Employment Agreement, not to exceed 24, and the denominator of which is equal to 12) and (b) the sum of (x) his then-current base annual salary and (y) the aggregate Minimum Draw amount payable for the fiscal year in which the termination occurs,

ii.
if the termination occurs following the end of a fiscal year but prior to the payment of the Annual Bonus True-Up Payment) for such fiscal year, the amount of any earned but unpaid Minimum Draw (or Annual Bonus True-Up Payment for such completed fiscal year based on performance for such completed fiscal year as determined by the Company’s Board of Directors or the Compensation Committee thereof, if applicable,

iii.
a lump sum amount equal to his then-current target bonus less his aggregate Minimum Draw amount payable for the fiscal year in which the termination occurs, prorated for the portion of such year that has elapsed prior to the date of termination,

iv.
payment of the premiums for Mr. Lemonis and his eligible dependents for continued post-termination health insurance coverage or continued coverage under the Company’s health insurance plans for up to 18 months, and

v.
accelerated vesting of such number of Mr. Lemonis’s outstanding and unvested time-based equity awards as is equal to the greater of (a) 50% of the unvested shares subject to such awards or (b) the number of shares that would have vested during the 18 months following his date of the termination had he remained employed with the Company for such period.

In addition, in the event that Mr. Lemonis experiences a termination without cause or resigns for good reason during the CIC Period, Mr. Lemonis will receive, subject to his satisfaction of the conditions to severance described below:
vi.	a lump sum payment equal to 2.0x the sum of (a) his then-current base annual salary and (b) his aggregate Minimum Draw amount payable for the fiscal year in which the termination occurs,
vii.
if the termination occurs following the end of a fiscal year but prior to the payment of the Annual Bonus True-Up Payment for such fiscal year, the amount of any earned but unpaid Minimum Draw or Annual Bonus True-Up Payment for such completed fiscal year based on performance for such completed fiscal year as determined by the Company’s Board of Directors or the Compensation Committee thereof, if applicable,

viii.	a lump sum amount equal to his then-current target bonus less his aggregate Minimum Draw amount payable for the fiscal year in which the termination occurs,
ix.
payment of the premiums for Mr. Lemonis and his eligible dependents’ continued post-termination health insurance coverage or continued coverage under the Company’s health insurance plans for up to 18 months, and

x.	accelerated vesting of all outstanding and unvested time-based equity awards.
As a condition to Mr. Lemonis’s receipt of payments or benefits under the Lemonis Employment Agreement, he must execute and not revoke a general waiver and release of all claims against the Company. If the payments or benefits payable under the Lemonis Employment Agreement would be subject to the excise tax imposed under Section 4999 of the Code then those payments or benefits will be reduced if such reduction would result in a higher net after tax benefit to the participant.
Severance Plan
We maintain the Severance Plan, which provides for severance payments and benefits to certain eligible employees, including certain NEOs, upon an involuntary termination.

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Compensation Discussion and Analysis
Under the terms of the Severance Plan, in the event that a participant experiences a termination without cause (as defined in the Severance Plan) that is not a “change in control termination” (as defined below), the participant will receive, subject to his or her satisfaction of the conditions to severance described below:
i.
a lump sum severance amount equal to a number of months of his or her base salary, which varies based on the participant’s designated employment tier (up to 12 months for “Tier 3” participants, 12 months for “Tier 2” participants, and up to 24 months for “Tier 1” participants),

ii.
payment of the premiums for the participant’s continued post-termination health insurance coverage or continued coverage under the Company’s health insurance plans, which varies based on the participant’s designated employment tier (up to 12 months for “Tier 3” participants, up to 12 months for “Tier 2” participants, and 18 months for “Tier 1” participants), and

iii.
additional vesting acceleration for the participant’s then outstanding and unvested equity awards that are subject to service-based vesting, which varies based on the participant’s designated employment tier (up to 12 months for “Tier 3” participants, 12 months for “Tier 2” participants, and 18 months for “Tier 1” participants).

In addition, in the event that a participant experiences a termination without cause or resigns for good reason (as defined in the Severance Plan) within twelve (12) months after a change in control (a “change in control termination”), the participant will receive, subject to his or her satisfaction of the conditions to severance described below:
i.
a lump sum severance amount equal to a number of months of his or her base salary plus his or her target annual bonus opportunity, which number of months varies based on the participant’s designated employment tier (12 months for “Tier 3” participants, 12 months for “Tier 2” participants, and 24 months for “Tier 1” participants),

ii.
payment of the premiums for the participant’s continued post-termination health insurance coverage or continued coverage under the Company’s health insurance plans, which varies based on the participant’s designated employment tier (12 months for “Tier 3” participants, 12 months for “Tier 2” participants, and 18 months for “Tier 1” participants), and

iii.
such vesting acceleration of each of the participant’s then outstanding and unvested equity awards as may be provided for under the Company’s 2005 Plan or any future equity incentive plan of the Company.

As a condition to a participant’s receipt of payments or benefits under the Severance Plan, the participant must execute and not revoke a general waiver and release of all claims against the Company. If the payments or benefits payable under the Severance Plan would be subject to the excise tax imposed under Section 4999 of the Code then those payments or benefits will be reduced if such reduction would result in a higher net after tax benefit to the participant.
Ms. Lee is, and Mr. Nielsen was, a “Tier 2” participant in the Severance Plan. Mr. Thomas was, and Ms. Putnam is, a “Tier 3” participant in the Severance Plan. In addition to the payments and benefits provided under the Severance Plan, Ms. Lee is, and Mr. Nielsen was, also entitled to receive, pursuant to their employment letter agreements with us, a prorated target annual bonus, prorated for the portion of such year that has elapsed prior to his or her date of termination, in the event of a termination without cause (as defined in the Severance Plan) that is not a “change in control termination.” Payment of such prorated bonus is subject to compliance with the same conditions to receipt of benefits set forth in the Severance Plan.
Mr. Thomas’ employment as the Company’s Chief Operating Officer terminated without cause on January 1, 2026, at which time Mr. Thomas transitioned to a non-executive advisory capacity. In connection with the termination of his employment as the Company’s Chief Operating Officer, Mr. Thomas executed a severance agreement and release as described below under “Severance Arrangements with NEOs.”
Other Employment Arrangements with NEOs
Mr. Lockton did not participate in the Severance Plan. Pursuant to Mr. Lockton’s employment letter agreement with us, in the event his employment was terminated by the Company without cause, or he resigned for good reason (defined as a material diminution in responsibilities, scope of role, or base compensation), and subject to execution of a separation agreement and release of claims, he was entitled to receive (i) a lump sum payment equal to one times his then-current annual base salary, plus one times his target short-term incentive opportunity, (ii) the full amount of his COBRA premiums or will provide coverage under the Company’s self-funded broad based health insurance plans on behalf of him, including coverage for his eligible dependents for a period of 12 months following the termination date, subject to COBRA eligibility and his timely election, and (iii) any outstanding RSUs and performance shares that are scheduled to vest within 18 months following the termination date

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Compensation Discussion and Analysis
were eligible to vest immediately upon such termination, subject to the terms of the applicable equity award agreements and performance certification (if applicable). Mr. Lockton’s employment with the Company terminated in January 2026 under circumstances that did not entitle him to severance under his employment letter agreement.
Accelerated Vesting Under Equity Plans and Award Agreements
Certain of our NEOs hold performance shares and RSUs issued under our 2005 Plan and our Inducement Plan. The 2005 Plan and the Inducement Plan provide that if a merger or change in control occurs, outstanding awards will be assumed by the successor or an equivalent award will be substituted, or the award will vest and the participant will have the right to exercise the award. The 2005 Plan and the Inducement Plan also provide that the Board has the power to modify any outstanding awards at any time, by accelerating vesting or otherwise.
The vesting of such RSUs may be accelerated, under the circumstances set forth in the Severance Plan, upon or in connection with a change in control of the Company as provided in the 2005 Plan or the Inducement Plan, or in their employment arrangements or individual award agreements, as described above.
In addition, the RSUs granted to Mr. Lemonis in 2025 are eligible for accelerated vesting as follows: (i) in the event Mr. Lemonis ceases to hold any qualifying position due to removal without cause (including as a result of failing to be reelected to such position by the stockholders), Mr. Lemonis will vest in such number of the RSUs as would have vested during the 12 months following such termination, and (ii) in the event Mr. Lemonis ceases to hold a qualifying position due to removal without cause (including as a result of failing to be reelected to such position by the stockholders) or Mr. Lemonis resigns from a qualifying position for good reason, in either case, within 12 months following a change of control, Mr. Lemonis will vest in all of the outstanding RSUs upon such termination.
Our NEOs may also be eligible for accelerated vesting of performance shares or performance-based options under the terms of the individual award agreements issued under the 2005 Plan and the Inducement Plan, and in the case of Mr. Lemonis the Lemonis Performance-Based Options Agreement.
With respect to the performance shares granted to our NEOs during 2025, in the event an executive experiences a termination without cause (as defined in the Severance Plan or in the applicable award agreement, in the case of Mr. Lemonis) that is not a “change in control termination”, the executive will vest in such number of the earned performance shares as would have service-vested prior to the date of termination and for any period thereafter for which the executive is eligible for accelerated vesting of his or her service-based awards under the Severance Plan (or 12 months, in the case of Mr. Lemonis). In the event of an executive’s termination due to death or disability prior to a change in control, the executive will vest in a prorated number of the “earned” performance shares based on the portion of the three-year vesting period that has elapsed as of the date of termination. In the event of an executive’s termination without cause or resignation for good reason within 12 months following a change in control, or termination due to death or disability at any time following a change in control, the executive will vest in any remaining unvested earned performance shares.
With respect to the performance shares granted to our NEOs during 2024 that are tied to our GAAP revenue performance, in the event an executive experiences a termination without cause that is not a “change in control termination”, or an executive’s employment terminates due to death or disability, an executive will vest in any earned performance shares and, to the extent the termination occurs in the latter half of the fiscal year, the executive will remain eligible to vest in a prorated portion of the performance shares eligible to vest based on the Company’s GAAP net revenue for such fiscal year, with any vesting to occur upon the Compensation Committee’s certification of such achievement, which performance shares shall be prorated to reflect the portion of the fiscal year that elapsed prior to the date of termination. In the event of a change in control prior to the final vesting date of the performance shares, an executive will vest in any performance shares earned for any completed performance period immediately prior to the date of the change in control, subject to the executive’s continuous service as of immediately prior to the change in control. To the extent a change in control occurs on or after April 1 of a fiscal year, then the GAAP net revenue goal for such fiscal year will be adjusted proportionately, and achievement of the adjusted goal will be determined based on actual performance through the date of the change in control. Any earned performance shares will vest immediately prior to the date of the change in control, subject to the executive’s continuous service as of immediately prior to the change in control. To the extent a change in control occurs on or before March 31 of a fiscal year or prior to the commencement of a fiscal year, any performance shares eligible to be earned with respect to such fiscal year will be forfeited.
With respect to the performance shares granted to our NEOs during 2024 that are tied to stock price hurdles, in the event of an executive experiences a termination without cause that is not a “change in control termination”, With respect to any portion of the performance shares for which the applicable stock price hurdle has been met (or that is achieved within 20 consecutive trading days following the termination date), the executive will vest in such number of performance shares as

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Compensation Discussion and Analysis
would have vested pursuant to the award agreement during the post-termination acceleration period applicable to his or her “Tier” under the Severance Plan for a termination without cause. Any unvested performance shares for which the applicable stock price hurdle has not been met within 20 consecutive trading days following the date of termination will be forfeited. In the event of an executive experiences a termination due to the executive’s death or disability, any earned performance shares will vest upon such termination. In the event of a change in control prior to the final vesting date of the performance shares, such number of performance shares will be earned as either met the stock price hurdle prior to the change in control or to the extent the stock price hurdle is achieved based on the change in control price, subject to the executive’s continued employment through the date immediately prior to the effective time of such change in control. The resulting earned performance shares will be converted to time-based vesting awards and will be eligible to vest on the remaining anniversaries of the grant date following the change in control and during the three year term of the award, subject to earlier vesting upon an executive’s “change in control” termination within 18 months following a change in control. For clarity, there is no acceleration under any circumstances of any performance shares for which the stock price hurdle has not been achieved.
Insider Trading Policy
General
We have adopted an insider trading policy governing the purchase, sale and other dispositions of our securities that applies to our and our subsidiaries’ directors, executive officers, employees and certain other persons. Under the policy, covered individuals may not buy, sell or engage in other transactions (including gifts and pledges) in the Company’s shares while aware of material non-public information, or disclose material non-public information to any unauthorized persons outside of the Company. The policy also restricts trading and other transactions to defined window periods that follow our quarterly earnings releases and requires compliance with pre-clearance procedures before trading. The policy provides guidance as to what constitutes material information and when information becomes public. It addresses transactions by family members and controlled entities and under Company plans, and discusses the consequences of an insider trading violation.
In addition, the policy prohibits our and our subsidiaries’ directors, executive officers, employees and certain other persons from trading in puts, calls or any other derivative securities relating to our shares, and engaging in hedging or monetization transactions relating to in the Company’s shares (including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds) or short sales of our shares.
We also follow procedures for the repurchase of our securities. We believe that our insider trading policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us. A copy of our insider trading policy is filed as Exhibit 19 to our 2025 Form 10-K.
Anti-Hedging Policy
Our insider trading policy prohibits our directors, officers and all other employees and members of their immediate families from engaging in short sales of our stock or otherwise engaging in any transaction intended to hedge against or profit from any decrease in the market value of our securities.
Security Ownership Requirements
In January 2023, our Nominating and Corporate Governance Committee adopted stock ownership guidelines for our senior executive officers and non-employee directors, which are designed to closely link their interests with those of our stockholders. These guidelines provide that, within five years of adoption of the policy (January 23, 2028) or, if later, the date that is five years following their appointment as an officer or the date they joined our Board:
•	an individual serving as our CEO must own stock with a value of six times their base salary;
•	each other senior executive officer, including our other NEOs, must own stock with a value of three times their base salary; and
•	each non-employee director must own stock with a value of three times their annual cash compensation for service on our Board.
For purposes of the stock ownership guidelines, we count shares owned directly and time-based RSUs towards achievement of the ownership requirements, and we exclude performance shares and options. As of December 31, 2025, each of our senior executive officers and non-employee directors were in compliance with our stock ownership guidelines or have additional time within which to comply.

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Compensation Discussion and Analysis
Compensation Recovery Policy and Clawbacks Under Equity Plan
In compliance with the NYSE’s new executive compensation recovery listing standards that became effective on October 2, 2023, we adopted an executive compensation recovery policy (the “Clawback Policy”) that applies to all incentive-based compensation received by the Company’s Section 16 officers on or after October 2, 2023. The Clawback Policy provides that in the event there is an “Accounting Restatement” of the Company’s financial statements, and any incentive-based compensation was erroneously awarded to a Section 16 officer pursuant to the incorrect financial statements, our Compensation Committee will recover the erroneously awarded incentive-based compensation, unless recovery is exempt pursuant to applicable federal securities laws and/or stock exchange listing standards. An “Accounting Restatement” means a restatement due to material noncompliance with any financial reporting requirement under the U.S. federal securities laws, including (i) to correct an error in previously issued financial statements that is material to the previously issued financial statements, or (ii) that corrects an error that, while not material to previously issued financial statements, would result in a material misstatement in the current period if not corrected.
In addition to the foregoing, under the Restated Plan, as described in Proposal 6, in the event of an accounting restatement, the plan administrator may in its sole discretion require a participant to repay or forfeit that portion of time- and/or performance-based awards that were granted, earned or vested during the Company’s three immediately preceding completed fiscal years that the Committee determines was in excess of the amount that would have been granted, earned or vested during such period based on the restated results.
Equity Award Grant Practices
We have not adopted any specific policy regarding the amount or timing of long-term incentive awards to eligible service providers. Grant approval for executive officers generally occurs at regularly scheduled meetings of the Compensation Committee or the Board. The timing of grants is not coordinated with the release of material non-public information, and the Compensation Committee does not take material nonpublic information into account when determining the timing and terms of awards. For all stock option awards, the exercise price is no less than the closing price of our common stock on the date of the grant.
In addition to grants made as part of our annual equity grant process for our current employees, grants are also made during the year to newly hired employees or retained service providers as part of the new-hire compensation package, as well as to existing service providers for purposes of retention, as part of a special incentive program or in recognition of special achievements or promotions. Any such grants to executive officers are generally approved at meetings of the Compensation Committee or the Board, except under extraordinary circumstances.
During 2025, we did not grant any stock options or option-like instruments to any of our NEOs.

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Compensation Committee Report
The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in the Company’s 2026 Proxy Statement.
Barclay F. Corbus (Chairman)
Joanna C. Burkey
Debra G. Perelman

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Compensation Tables and Narratives
Compensation Paid to Executive Officers
The following table sets forth information for the three years ended December 31, 2025 concerning the compensation for services in all capacities to the Company and its subsidiaries as of December 31, 2025, of (i) our PEOs during 2025, (ii) our PFO during 2025, and (iii) our three most highly compensated executive officers who were serving as such at December 31, 2025 other than our PEOs and our PFO. We refer to these individuals throughout this Proxy Statement as the “Named Executive Officers” or “NEOs”.
The material factors necessary to understand the Summary Compensation Table and the Grants of Plan-Based Awards Table below are described above in the Compensation Discussion and Analysis and in the footnotes to the tables.
Summary Compensation Table

Name & Principal Position	Year	Salary (1)	Bonus	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Marcus A. Lemonis (3) Chief Executive Officer and Executive Chairman (current principal executive officer)	2025	—	—	$5,928,963	—	—	—	$5,928,963
	2024	—	—	—	$7,590,000	—	—	$7,590,000
Adrianne B. Lee (4) President and Chief Financial Officer (principal financial officer)	2025	$680,769	—	$1,299,991	—	$445,505	$28,057	$2,454,322
	2024	$604,616	—	$2,490,100	—	$92,653	$27,008	$3,214,377
	2023	$592,308	—	$1,399,998	—	—	$25,716	$2,018,023
Leah R. Putnam (5) Chief Accounting Officer	2025	$315,962	—	$400,000	—	$137,894	$21,937	$875,793
David J. Nielsen (6) Former President (former principal executive officer)	2025	$176,539	—	$1,249,998	—	—	$1,119,442	$2,545,979
	2024	$866,539	—	$3,436,000	—	$221,710	$33,815	$4,558,064
	2023	$598,077	—	$1,399,998	—	—	$28,196	$2,026,272
Rick S. Lockton (7) Former Executive Vice President & Chief Digital, Product and Technology Officer	2025	$76,923	—	$703,617	—	—	$110	$780,649
Alexander W. Thomas (8) Former Chief Operating Officer	2025	$345,192	—	$599,991	—	—	$21,403	$966,587

(1)	Amounts shown reflect actual salary paid, which may vary slightly from the salary set by the Compensation Committee, due to salary being calculated on a daily rather than annual basis.
(2)
Amounts shown are the aggregate grant date fair value of the awards granted in the applicable year, determined in accordance with FASB ASC Topic 718 and do not correspond to the actual value that will be realized by the NEOs. The grant date fair value for service-based awards is determined using the fair value of our common stock on the date of grant.

With respect to the performance shares granted in 2025 to our NEOs other than Mr. Lockton, the performance shares were eligible to vest in three installments upon the achievement of the three separate performance metrics, subject to the recipient’s continued service through the vesting dates. The performance shares were eligible to vest based on our 2025 Adjusted EBITDA (three-month run rate), Adjusted Gross Margin and Contribution Margin, with one-third of the performance shares vesting on each of the first, second, and third anniversaries of the grant date, subject to the recipient’s continued service through the vesting dates. To be eligible to vest in any tranche of the performance shares tied to Adjusted EBITDA, Adjusted EBITDA must have been at least negative $44 million. To be eligible to vest in any tranche of the performance shares tied to Adjusted Gross Margin, 2025 gross profit must have reached $300 million. The grant date fair value for the performance shares was determined by multiplying the fair value of our common stock on the date of grant by the number of “target” performance shares granted. The full grant date fair value of the performance shares granted in 2025, assuming achievement at “maximum” levels, is: Mr. Lemonis, $3,959,500; Mr. Nielsen, $843,748; Ms. Lee, $877,494; Ms. Putnam, $269,998, and Mr. Thomas, $404,994.
With respect to the performance shares granted in 2025 to Mr. Lockton, the performance shares will be eligible to vest in three installments upon the achievement of performance metrics commencing in 2026. In accordance with SEC rules and FASB ASC Topic 718, due to the vesting terms applicable to these performance shares, the grant date for FASB ASC Topic 718 purposes did not occur during 2025 and was not scheduled to occur until 2026 when the applicable performance goals were scheduled to be established. As a result, this award is not reflected in the table above.
With respect to the performance shares granted in 2024, a portion of each grant (25%) is eligible to vest based on our net revenue performance and the remaining portion (75%) is eligible to vest based on our stock price performance. The performance shares tied to stock price performance are eligible to vest in three installments upon the achievement of three separate stock price hurdles during the three-year period following the grant date, subject to the recipient’s continued service through the vesting date. The performance shares tied to net revenue performance vest based on our net revenue over three years, with one-third of the performance shares eligible to vest on each of the first, second, and third anniversaries of the grant date,

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Compensation Tables and Narratives
subject to the recipient’s continued service through the vesting date. To be eligible to vest in any tranche of the performance shares tied to net revenue performance, we must meet the GAAP net revenue goal established for the applicable year. For the portion of the performance shares that vest based on our net revenue performance, the grant date fair value was determined by multiplying the fair value of our common stock on the date of grant by the number of performance shares granted. For the portion of the performance shares that vest based on stock price hurdles, which is a market condition, we use a Monte Carlo valuation model to estimate the fair value as of the date of grant. The full grant date fair value of the performance shares granted in 2024, assuming achievement at the maximum levels, is: Mr. Nielsen, $3,436,000; and Ms. Lee, $2,490,100.
With respect to the Lemonis Performance-Based Options granted to Mr. Lemonis during 2024, the award is eligible to vest in three installments upon the achievement of three separate stock price hurdles during the four-year period ending February 20, 2028. The fair value of the Lemonis Performance-Based Options was determined using a Monte Carlo valuation model to estimate the fair value as of the date of grant.
Assumptions used in the calculation of these amounts are included in Note 17 to our audited financial statements for fiscal year 2025, which are included in our 2025 Form 10-K.
(3)	Mr. Lemonis was not a NEO during 2023; consequently, information for that year is not included.
(4)
Ms. Lee received a performance-based bonus for 2025 of $445,505 under our 2025 annual performance-based bonus program. Amounts shown in “All Other Compensation” in 2025 for Ms. Lee include 401(k) matching contributions (with a 100% match on the first 6% of eligible contributions), in the amount of $21,231; imputed income for group term life insurance in the amount of $2,361; premiums paid by the Company for supplemental disability insurance in the amount of $3,615; cellular phone allowance in the amount of $600; and a gift card in the amount of $250 for her 5 years of service.

(5)
Ms. Putnam received a performance-based bonus for 2025 of $137,894 under our 2025 annual performance-based bonus program. Amounts shown in “All Other Compensation” in 2025 for Ms. Putnam include 401(k) matching contributions (with a 100% match on the first 6% of eligible contributions), in the amount of $20,709; imputed income for group term life insurance in the amount of $628; and cellular phone allowance in the amount of $600. Ms. Putnam was not a NEO in 2023 or 2024; consequently, information for those years is not included.

(6)
Mr. Nielsen’s employment with the Company terminated without cause effective March 10, 2025. Amounts shown in “All Other Compensation” in 2025 for Mr. Nielsen include severance in the amount of $900,000; a prorated target bonus in the amount of $170,137, paid as part of his severance; continuing payments representing up to 12-months of grossed-up COBRA premiums, totaling up to approximately $36,069 for Mr. Nielsen and his eligible dependents until the earliest of (i) 12 months following his separation date, (ii) the expiration of his eligibility for continued coverage, or (iii) the date on which he becomes eligible for substantially equivalent coverage; 401(k) matching contributions (with a 100% match on the first 6% of eligible contributions), in the amount of $10,592; imputed income for group term life insurance in the amount of $1,439; premiums paid by the Company for supplemental disability insurance in the amount of $1,113; and a cellular phone allowance in the amount of $92.

(7)
Mr. Lockton served as our Executive Vice President & Chief Digital, Product, and Technology Officer until January 23, 2026, when his employment terminated. Amount shown in “All Other Compensation” in 2025 for Mr. Lockton reflects imputed income for group term life insurance in the amount of $110. Mr. Lockton was not employed by the Company in 2023 or 2024, consequently, information for those years is not included.

(8)
Mr. Thomas served as our Chief Operating Officer until January 1, 2026 when his employment as the Company’s Chief Operating Officer terminated without cause, at which time Mr. Thomas transitioned to a non-executive advisory capacity, whereby he was employed as an advisor to the Company from January 2, 2026 through March 11, 2026. Amounts shown in “All Other Compensation” in 2025 for Mr. Thomas include 401(k) matching contributions (with a 100% match on the first 6% of eligible contributions) in the amount of $20,712 and imputed income for group term life insurance in the amount of $692. Mr. Thomas was not a NEO in 2023 or 2024, consequently, information for those years is not included.

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Compensation Tables and Narratives
Grants of Plan-Based Awards
The following table sets forth information concerning grants of awards pursuant to plans made to the NEOs during the year ended December 31, 2025.

Name	Grant Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (#) (3)			All Other Stock Awards: Number of Shares of Stock or Units (#) (4)	Grant Date Fair Value of Equity Awards (5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Marcus A. Lemonis	March 10, 2025	—	—	—	138,889	185,185	250,000	100,000	$1,539,999
	May 15, 2025	—	—	—	236,111	314,815	425,000	400,000	$4,388,964
Adrianne B. Lee	February 4, 2025	$295,313	$525,000	$885,938	42,614	56,818	76,704	56,818	$1,099,996
	March 10, 2025	—	—	—	13,889	18,518	24,999	18,518	$199,994
Leah R. Putnam	February 4, 2025	$91,406	$162,500	$274,219	4,358	5,811	7,845	17,433	$225,002
	March 10, 2025	—	—	—	19,965	26,620	35,937	5,787	$174,998
David J. Nielsen	February 4, 2025	$506,250	$900,000	$1,518,750	48,425	64,566	87,164	64,566	$1,249,998
Rick S. Lockton	November 14, 2025	—	—	—	— (6)	— (6)	— (6)	116,686 (7)	$703,617
Alexander W. Thomas	February 4, 2025	$98,438	$175,000	$295,313	15,496	20,661	27,892	20,661	$399,997
	March 10, 2025	—	—	—	13,889	18,518	24,999	18,518	$199,994

(1)
For Mr. Lemonis, Mr. Nielsen, Ms. Lee, Ms. Putnam, and Mr. Thomas, the awards represent the RSUs and performance share grants under our 2005 Plan, which had the grant dates indicated. For Mr. Lockton, the awards represent the RSUs granted under our Inducement Plan, which had the grant date indicated. A grant date of May 15, 2025, indicates that a grant was subject to approval by stockholders at the 2025 annual meeting (which approval was obtained on May 15, 2025), and such date is the grant date of such award for FASB ASC Topic 718 purposes. All awards with a grant date of February 4, 2025 were approved by our Compensation Committee on February 4, 2025; all awards with a grant date of March 10, 2025 and May 15, 2025 were approved by our Board on March 8, 2025; and all awards with a grant date of November 14, 2025 were approved by our Board on November 14, 2025.

(2)
Represents threshold, target, and maximum bonus opportunities under our 2025 annual performance bonus program. Only Mr. Nielsen, Ms. Lee, Ms. Putnam, and Mr. Thomas were eligible to receive bonuses under our 2025 annual performance bonus program. Mr. Lemonis and Mr. Lockton were not eligible for a performance bonus in 2025. Mr. Thomas was not ultimately eligible to receive an annual bonus for 2025 due to the timing of his employment as the Company’s Chief Operating Officer terminating. Mr. Nielsen was not ultimately eligible to receive an annual performance bonus due to the timing of his employment with the Company terminating.

(3)
Represents performance share awards granted pursuant to the Company’s 2005 Plan tied to three pre-established performance metrics over a one-year performance period. Each performance share is a unit that represents the right to receive one share of our common stock. The performance shares were eligible to vest based on our Adjusted EBITDA three-month run rate, Adjusted Gross Margin, and Contribution Margin in 2025, with one-third of the performance shares eligible to vest on each of the first, second, and third anniversaries of the grant date, subject to performance certification and continued service through the vesting date. To be eligible to vest in any tranche of the performance shares tied to Adjusted EBITDA, Adjusted EBITDA must have been at least negative $44 million. To be eligible to vest in any tranche of the performance shares tied to Adjusted Gross Margin, 2025 gross profit must have reached $300 million. Figures shown are the number of units/shares at “threshold”, “target” and “maximum” performance levels. For more information about these performance awards, see “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives—2025 Performance Shares to NEOs” above. A portion of Mr. Lemonis’ performance shares were granted contingent upon shareholder approval, which is why there are two separate grant dates for his awards. Three other NEOs were provided promotion awards on March 10, 2025.

(4)
Unless otherwise noted, amounts reported relate to RSU grants under our 2005 Plan, which were made on the dates indicated. See “Compensation Discussion and Analysis—Elements of Compensation” above. A portion of Mr. Lemonis’ RSUs were granted contingent upon shareholder approval, which is why there are two separate grant dates for his awards. Three other NEOs were provided promotion awards on March 10, 2025.

(5)
Amounts reported are the grant date fair value of the awards, determined in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 17 to our audited financial statements for fiscal year 2025, which are included in our 2025 Form 10-K.

(6)
With respect to the performance shares granted in 2025 to Mr. Lockton, the performance shares were eligible to vest in three installments upon the achievement of performance metrics commencing in 2026. In accordance with SEC rules and FASB ASC Topic 718, due to the vesting terms applicable to these performance shares, the grant date for FASB ASC Topic 718 purposes did not occur in 2025, and would have occurred in 2026 when the applicable performance goals were scheduled to be established. As a result, this award is not reflected in the table above. For more information about these performance awards, see “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives—2025 Performance Shares to NEOs” above.

(7)	Amounts reported relate to RSU grants under our Inducement Plan, which were made on the dates indicated. See “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives” above.

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Compensation Tables and Narratives
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information concerning outstanding equity awards held by each NEO as of December 31, 2025.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date (3)	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($) (1)	Equity incentive plan awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity incentive plan awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)	Award Grant Date (2)
Marcus A. Lemonis	—	—	500,000	$45	2/20/2026	—	—	—	—	5/21/2024
	—	—	750,000	$50	2/20/2027	—	—	—	—	5/21/2024
	—	—	1,000,000	$60	2/20/2028	—	—	—	—	5/21/2024
	—	—	—	—	—	100,000 (4)	$546,000	185,185 (8)	$1,011,110	3/10/2025
	—	—	—	—	—	400,000 (4)	$2,184,000	314,815 (8)	$1,718,890	5/15/2025
Adrianne B. Lee	—	—	—	—	—	20,965 (4)	$114,469	—	—	1/23/2023
	—	—	—	—	—	—	—	90,000 (6)	$491,400	2/20/2024
	—	—	—	—	—	—	—	10,000 (7)	$54,600	5/21/2024
	—	—	—	—	—	56,818 (4)	$310,226	56,818 (8)	$310,226	2/4/2025
	—	—	—	—	—	18,518 (4)	$101,108	18,518 (8)	$101,108	3/10/2025
Leah R. Putnam	—	—	—	—	—	1,000 (4)	$5,460	—	—	3/2/2023
	—	—	—	—	—	1,500 (4)	$8,190	—	—	4/12/2023
	—	—	—	—	—	1,186 (4)	$6,476	—	—	11/15/2023
	—	—	—	—	—	—	—	18,750 (6)	$102,375	2/20/2024
	—	—	—	—	—	—	—	2,084 (7)	$11,379	2/20/2024
	—	—	—	—	—	17,433 (4)	$95,184	5,811 (8)	$31,728	2/4/2025
	—	—	—	—	—	5,787 (4)	$31,597	26,620 (8)	$145,345	3/10/2025
David J. Nielsen	—	—	—	—	—	—	—	21,522 (8)	$117,510	2/4/2025
Rick S. Lockton (10)	—	—	—	—	—	116,686 (5)	$637,106	58,343 (9)	$318,553	11/14/2025
Alexander W. Thomas (11)	—	—	—	—	—	1,000 (4)	$5,460	—	—	3/2/2023
	—	—	—	—	—	1,778 (4)	$9,708	—	—	4/12/2023
	—	—	—	—	—	1,186 (4)	$6,476	—	—	11/15/2023
	—	—	—	—	—	—	—	45,000 (6)	$245,700	2/20/2024
	—	—	—	—	—	—	—	5,000 (7)	$27,300	2/20/2024
	—	—	—	—	—	20,661 (4)	$112,809	20,661 (8)	$112,809	2/4/2025
	—	—	—	—	—	18,518 (4)	$101,108	18,518 (8)	$101,108	3/10/2025

(1)
Market values have been computed by multiplying the closing market price of Bed Bath & Beyond’s common stock on December 31, 2025, which was $5.46, by the number of shares or units reflected in the table above.

(2)
A grant date of May 15, 2025, indicates that a grant was subject to approval by stockholders at the 2025 annual meeting (which approval was obtained on May 15, 2025). A grant date of May 21, 2024, indicates that a grant was subject to approval by stockholders at the 2024 annual meeting (which approval was obtained on May 21, 2024).

(3)
Represents the Lemonis Performance-Based Options approved by stockholders at the Company’s 2024 annual meeting. The Lemonis Performance-Based Options consists of three separate tranches with escalating exercise prices that vest only if the corresponding stock price hurdles are achieved ($45, $50 and $60) and Mr. Lemonis satisfies the corresponding service-based requirement. For each tranche that becomes vested, Mr. Lemonis will earn the right to exercise the Lemonis Performance-Based Options for a specified number of shares of our common stock during the term of the applicable tranche. Based on our stock price performance, the tranche of the Lemonis Performance-Based Options corresponding to the $45 stock price hurdle expired by their terms were forfeited on February 20, 2026.

(4)
Awards consist of RSUs granted under the Company’s 2005 Plan. Other than the RSUs granted to Ms. Lee, Ms. Putnam, and Mr. Thomas on March 10, 2025, and the RSUs granted to Mr. Lemonis with a grant date above of May 15, 2025, the RSUs vest over a three-year period commencing

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Compensation Tables and Narratives
on the date of grant in three equal annual increments. The RSUs granted to Ms. Lee, Ms. Putnam, and Mr. Thomas on March 10, 2025, vest over a three-year period commencing on February 4, 2025, in three equal annual increments. The RSUs granted to Mr. Lemonis with a grant date above of May 15, 2025, vest over a three-year period commencing on March 10, 2025, in three equal annual increments.
(5)	Awards consist of RSUs granted under the Company’s Inducement Plan. The RSUs vest over a three-year period commencing on the date of grant in three equal annual increments.
(6)
Represents stock price hurdle performance share awards granted to certain of our NEOs. The stock price hurdle performance share awards were granted pursuant to the Company’s 2005 Plan and are tied to the achievement of specified stock price hurdles over a three-year performance period. Each performance share is a unit that represents the right to receive one share of our common stock. The stock price hurdle performance shares will be eligible to vest upon the achievement of three separate stock price hurdles ($40, $50 and $60) during the three-year period following the grant date. If a stock price hurdle is not achieved within the applicable time frame specified above, the portion of the award tied to such stock price hurdle will be forfeited. These awards are reflected in the table above assuming “target” performance, which also represents “maximum” performance for these awards.

(7)
Represents net revenue performance share awards granted to certain of our NEOs. The net revenue performance share awards were granted pursuant to the Company’s 2005 Plan and are tied to annual net revenue objectives over a three-year performance period. Each performance share is a unit that represents the right to receive one share of our common stock. The net revenue performance shares will vest based on our GAAP net revenue over three years, with one-third of the performance shares eligible to vest on each of the first, second, and third anniversaries of February 20, 2024, subject to continued service through the vesting date. The Company fell short of meeting the GAAP net revenue targets for each of 2024 and 2025, and the corresponding portions of these awards were forfeited. The number of performance shares reflected in the table above represents the portion of the award that remains eligible to vest based on GAAP net revenue for 2026.

(8)
Represents performance share awards granted to certain of our NEOs pursuant to the Company’s 2005 Plan that are tied to three pre-established performance metrics over a one-year performance period. Each performance share is a unit that represents the right to receive one share of our common stock. Other than the performance shares granted to Ms. Lee, Ms. Putnam, and Mr. Thomas on March 10, 2025, and the performance shares granted to Mr. Lemonis with a grant date above of May 15, 2025, the performance shares vest based on our Adjusted EBITDA three-month run rate, Adjusted Gross Margin, and Contribution Margin in 2025, with one-third of the performance shares eligible to vest on each of the first, second, and third anniversaries of the grant date, subject to performance certification and continued service through the vesting date. The performance shares granted to Ms. Lee, Ms. Putnam, and Mr. Thomas on March 10, 2025, vest based on our Adjusted EBITDA three-month run rate, Adjusted Gross Margin, and Contribution Margin in 2025, with one-third of the performance shares eligible to vest on each of the first, second, and third anniversaries of February 4, 2025, subject to performance certification and continued service through the vesting date. The performance shares granted to Mr. Lemonis with a grant date above of May 15, 2025, vest based on our Adjusted EBITDA three-month run rate, Adjusted Gross Margin, and Contribution Margin in 2025, with one-third of the performance shares eligible to vest on each of the first, second, and third anniversaries of March 10, 2025, subject to performance certification and continued service through the vesting date. Figures shown are the number of units/shares at “target” performance levels.

These awards are reflected in the table above assuming “target” performance. The awards are eligible to vest in up to 135% of target based on maximum performance. In February 2025, our Compensation Committee determined that, based on actual achievement relative to such goals for 2025, 84.9% of the “target” performance shares were earned, and will therefore vest in three equal annual installments as described above.
For more information about these performance awards, see “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives—2025 Performance Shares to NEOs” above.
(9)
Represents a performance share award granted to Mr. Lockton pursuant to the Company’s Inducement Plan the vesting of which was to be tied to corporate objectives over a one-year performance period. Each performance share is a unit that represents the right to receive one share of our common stock. The performance shares were to be eligible to vest based on such corporate achievement, against performance objectives that were to be set in early 2026, with one-third of the performance shares eligible to vest on each of the first, second, and third anniversaries of the grant date, subject to performance certification and continued service through the vesting date. Figures shown are the number of units/shares at “target” performance levels.

(10)
Mr. Lockton’s employment with the Company terminated in January 2026 under circumstances that did not entitle him to severance under his employment letter agreement. See “Compensation Tables and Narratives—Potential Payments Upon Termination or Change in Control—Severance Arrangements with NEOs”.

(11)
Mr. Thomas’ employment as the Company’s Chief Operating Officer terminated without cause on January 1, 2026, at which time Mr. Thomas transitioned to a non-executive advisory capacity, whereby he was employed as an advisor to the Company from January 2, 2026 through March 11, 2026.

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Compensation Tables and Narratives
Option Exercises and Stock Vested in 2025
The following table sets forth information concerning stock awards that vested during the last fiscal year with respect to the NEOs. There were no stock options exercised in 2025.

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)
Marcus A. Lemonis	—	—	—	—
Adrianne B. Lee	—	—	27,631	$186,750
Leah R. Putnam	—	—	4,286	$22,917
David J. Nielsen (3)	—	—	70,118	$416,180
Rick S. Lockton	—	—	—	—
Alexander W. Thomas	—	—	4,564	$23,998

(1)	Awards shown in this table consist of RSUs granted under the Company’s 2005 Plan.
(2)
Amount of Value Realized on Vesting is the number of shares of stock acquired upon vesting of RSUs granted under the Company’s 2005 Plan multiplied by the market close price of the Company’s stock on the vesting date (or the preceding trading day if the vesting date was not a trading day).

(3)
Mr. Nielsen’s employment with the Company terminated on March 10, 2025. Of the 70,118 shares that vested, 42,487 shares were accelerated in connection with his termination, as described in “Compensation Discussion and Analysis—Employment and Severance Arrangements.”

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Compensation Tables and Narratives
Potential Payments Upon Termination or Change in Control
Other than severance benefits under our Severance Plan described in “Compensation Discussion and Analysis—Employment and Severance Arrangements,” “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Awards,” or as described below, none of our NEOs has any contract, agreement, plan or arrangement, whether written or unwritten, that provides for payment(s) to the NEO at, following, or in connection with any termination or change in responsibilities.
The following table shows the estimated potential payments to, and estimated potential incremental value of awards that would have been accelerated for vesting for, our NEOs as of December 31, 2025 under the scenarios described below under the 2005 Plan, Inducement Plan, applicable award agreements, Severance Plan, individual offer letter agreements or employment agreements, and the award agreement evidencing the Lemonis Performance-Based Options. Mr. Nielsen is not included in the table below due to the termination of his employment prior to December 31, 2025, and a description of his separation arrangements in connection with his termination is described below the table. Except as otherwise indicated, the value of the accelerated vesting of any RSUs and performance shares is calculated by multiplying the number of accelerated units by the closing price of the underlying shares on December 31, 2025 ($5.46).

Name	Change in Control Only	Change in Control with No Replacement Equity	Change in Control plus Qualifying Termination	Change in Control plus Qualifying Termination	Death or Disability (No Change in Control)	Qualifying Termination (Not in Connection with Change in Control)
Marcus A. Lemonis (1)
Option Acceleration (2)	—	—	—	—	—	—
RSU Acceleration (3)	—	$2,730,000	$2,730,000	—	—	$909,996
Performance Share Acceleration (4)	—	$2,316,678	$2,316,678	$2,316,678	$538,334	$772,219
Total	—	$5,046,678	$5,046,678	$2,316,678	$538,334	$1,682,215
Adrianne B. Lee
Cash Severance (5)	—	—	$1,225,000	—	—	$1,225,000
Benefits Continuation (6)	—	—	$23,593	—	—	$23,593
RSU Acceleration (3)	—	$525,803	$525,803	—	—	$251,575
Performance Share Acceleration (4)	—	$349,058	$349,058	$349,058	$102,539	$116,353
Total	—	$874,861	$2,123,454	$349,058	$102,539	$1,616,521
Leah R. Putnam
Cash Severance (5)	—	—	$487,500	—	—	$162,500
Benefits Continuation (6)	—	—	$23,203	—	—	$23,203
RSU Acceleration (3)	—	$146,907	$146,907	—	—	$61,200
Performance Share Acceleration (4)	—	$150,265	$150,265	$150,265	$41,474	$48,446
Total	—	$297,171	$807,874	$150,265	$41,474	$295,349
Rick S. Lockton (7)
Cash Severance (7)	—	—	$1,250,000	—	—	$1,250,000
Benefits Continuation (7)	—	—	$23,310	—	—	$23,310
RSU Acceleration (7)	—	$637,106	$637,106	—	—	$212,367
Performance Share Acceleration (7)	—	$318,553	$318,553	$318,553	$13,677	$106,181
Total	—	$955,658	$2,228,969	$318,553	$13,677	$1,591,858

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Compensation Tables and Narratives

Name	Change in Control Only	Change in Control with No Replacement Equity	Change in Control plus Qualifying Termination	Change in Control plus Qualifying Termination	Death or Disability (No Change in Control)	Qualifying Termination (Not in Connection with Change in Control)
Alexander W. Thomas (8)
Cash Severance (5)	—	—	—	—	—	$233,333
Benefits Continuation (6)	—	—	—	—	—	$23,203
RSU Acceleration (3)	—	—	—	—	—	$221,374
Performance Share Acceleration (4)	—	—	—	—	—	$62,281
Total	—	—	—	—	—	$540,191

(1)	Mr. Lemonis does not participate in the Severance Plan and the Lemonis Employment Agreement was not in effect as of December 31, 2025.
(2)
Represents the value of the Lemonis Performance-Based Options that would vest in the various scenarios. In no event will any of the options subject to the Lemonis Performance-Based Options vest if the applicable stock price hurdle has not been achieved. None of the stock price hurdles had been achieved as of December 31, 2025. In addition, the exercise prices of the Lemonis Performance-Based Options exceed the closing price per share of our common stock as of December 31, 2025. As a result, no value is reflected in the table above with respect to the Lemonis Performance-Based Options in the scenarios above.

(3)
Represents the value of the RSUs that would vest in the various scenarios under the Severance Plan or, in the case of Mr. Lemonis, his RSU award agreement. In the event of an NEO’s termination without cause or resignation for good reason, such portion of the participant’s then outstanding and unvested RSU awards that are subject to service-based vesting as would have vested during the period specified in the Severance Plan (which varies based on the participant’s designated employment tier (up to 12 months for “Tier 3” participants and 12 months for “Tier 2” participants) or in Mr. Lemonis’ award agreement (12 months) will vest upon termination. In the event such termination occurs within 12 months following a change in control, all of a NEO’s outstanding and unvested equity awards will vest upon such termination. The benefits payable to Mr. Thomas as a result of his employment as the Company’s Chief Operating Officer terminating on January 1, 2026 are reflected in the table and further described below the table. For Mr. Thomas, the value of his RSUs was calculated using the closing price of the underlying shares on the date the RSUs vested: $5.62 on February 4, 2026 (13,059 shares), $5.18 on March 2, 2026 (1,000 shares), and $4.91 on March 10, 2026 (29,084 shares).

The “Change in Control with No Replacement Equity” assumes the occurrence of a change in control in which the buyer does not assume outstanding awards or substitute equivalent awards, in which all outstanding and unvested RSU awards will vest upon such change in control.
(4)
Represents the value of the performance shares that would vest in the various scenarios under the applicable award agreements. No performance hurdle for performance shares granted in 2024 was achieved as of December 31, 2025, as a result, none of those performance shares would have vested under the circumstances reflected in the table above. The benefits payable to Mr. Thomas as a result of his employment as the Company’s Chief Operating Officer terminating on January 1, 2026 are reflected in the table and further described below the table. For Mr. Thomas, the value of his performance shares was calculated using the closing price of the underlying shares on the date the performance shares vested: $5.62 on February 4, 2026.

The “Change in Control with No Replacement Equity” assumes the occurrence of a change in control in which the buyer does not assume outstanding awards or substitute equivalent awards, in which all outstanding and unvested performance share awards will vest upon such change in control.
(5)
For those NEOs who are or were participants in the Severance Plan, represents cash severance payable to the NEO under the Severance Plan in the event of his or her termination without cause or resignation for good reason equal to a number of months of his or her base salary, which varies based on the participant’s designated employment tier (up to 12 months for “Tier 3” participants and 12 months for “Tier 2” participants). In the event such termination occurs within 12 months following a change in control, a participant will also receive his or her target annual bonus opportunity for the year of termination and Tier 3 participants will receive 12 months base salary. Ms. Lee is a “Tier 2” participant in the Severance Plan. In addition, under her offer letter, Ms. Lee is entitled to a prorated target bonus in the event of a non-change in control qualifying termination. The benefits payable to Mr. Thomas as a result of his employment as the Company’s Chief Operating Officer terminating on January 1, 2026 are reflected in the table and further described below the table.

(6)
For those NEOs who are or were participants in the Severance Plan, represents payment of the premiums for the participant’s continued post-termination health insurance coverage or continued coverage under the Company’s health insurance plans under the Severance Plan, which vary by the participant’s designated employment tier (up to 12 months for “Tier 3” participants and 12 months for “Tier 2” participants). In the event such termination occurs within 12 months following a change in control, Tier 3 participants will receive 12 months health insurance coverage continuation. Mr. Thomas was a “Tier 3” participant in the Severance Plan. The benefits payable to him thereunder as a result of his employment as the Company’s Chief Operating Officer terminating on January 1, 2026 are reflected in the table and further described below the table.

(7)
Mr. Lockton’s employment with the Company terminated in January 2026 under circumstances that did not entitle him to severance under his employment letter agreement. As of December 31, 2025, he was party to an employment letter agreement with the Company, pursuant to which he would have been eligible for certain severance benefits upon a qualifying termination had such termination occurred on December 31, 2025, as reflected in the table above.

Mr. Lockton did not participate in the Severance Plan. Pursuant to Mr. Lockton’s employment letter agreement with us, in the event his employment was terminated by the Company without cause, or he resigned for good reason (defined as a material diminution in responsibilities, scope of role, or base compensation), and subject to execution of a separation agreement and release of claims, he was entitled to receive (i) a lump sum payment equal to one times his then-current annual base salary, plus one times his target short-term incentive opportunity, (ii) the full amount of his COBRA premiums or will provide coverage under the Company's self-funded broad based health insurance plans on behalf of him, including coverage for his eligible dependents for a period of 12 months following the termination date, subject to COBRA eligibility and his timely election, and (iii) any outstanding RSUs and performance shares that are scheduled to vest within 18 months following the termination date were eligible to vest immediately upon such termination, subject to the terms of the applicable equity award agreements and performance certification (if applicable). Mr. Lockton’s employment with the Company terminated in January 2026 under circumstances that did not entitle him to severance under his employment letter agreement.

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Compensation Tables and Narratives
(8)
The benefits reflected in the table for Mr. Thomas reflect the actual severance benefits to be paid to him in connection with his employment as the Company’s Chief Operating Officer terminating without cause on January 1, 2026, at which time Mr. Thomas transitioned to a non-executive advisory capacity, whereby he was employed as an advisor to the Company from January 2, 2026 through March 11, 2026.

Severance Arrangements with NEOs
Mr. Nielsen’s employment with the Company terminated without cause effective March 10, 2025. In connection with the termination of his employment, Mr. Nielsen executed a severance agreement and release on March 11, 2025, as contemplated by the Severance Plan. Pursuant to the terms of the Severance Plan, and in consideration of his execution of the severance agreement and release and compliance with the restrictive covenants thereunder, Mr. Nielsen received the following: (a) a lump sum severance payment of $900,000; (b) a lump sum payment of $170,137 representing Mr. Nielsen’s target annual bonus for fiscal year 2025, prorated for the portion of such year that elapsed prior to his employment with the Company terminating; (c) continuing payments representing up to 12-months of grossed-up COBRA premiums, totaling up to approximately $36,069 for Mr. Nielsen and his eligible dependents until the earliest of (i) 12 months following his separation date, (ii) the expiration of his eligibility for continued coverage, or (iii) the date on which he becomes eligible for substantially equivalent coverage; (d) accelerated vesting of 42,487 RSUs; and (e) continued eligibility to vest in a prorated portion (21,522 shares at “target” performance levels) of any earned 2025 performance shares on the terms and conditions set forth in the performance share agreement between Mr. Nielsen and the Company evidencing such 2025 performance shares.
Mr. Thomas’ employment as the Company’s Chief Operating Officer terminated without cause on January 1, 2026, at which time Mr. Thomas transitioned to a non-executive advisory capacity, whereby he was employed as an advisor to the Company from January 2, 2026 through March 11, 2026. In connection with his employment as the Company’s Chief Operating Officer terminating, Mr. Thomas executed a severance agreement and release on January 6, 2026, as contemplated by the Severance Plan. In consideration of his execution of the severance agreement and release and compliance with the restrictive covenants thereunder, Mr. Thomas will receive the following: (a) severance in the amount of $233,333; (b) continuing payments representing the value of 12 months of COBRA premiums, totaling up to approximately $23,203 for Mr. Thomas and his eligible dependents until the earliest of (i) 12 months following his separation date, (ii) the expiration of his eligibility for continued coverage, or (iii) the date on which he becomes eligible for substantially equivalent coverage; (c) accelerated vesting of 43,143 RSUs, and (e) continued eligibility to vest in a portion (13,059 shares at “target” performance levels) of any earned 2025 performance shares on the terms and conditions set forth in the performance share agreement between Mr. Thomas and the Company evidencing such 2025 performance shares.
PEO Pay Ratio

Following is a description of the relationship of the total annual compensation of our median employee identified in 2025 under the below criteria (“Median Employee”), and the total annual compensation of our current PEO, Marcus A. Lemonis. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
47.92 to 1 PEO PAY RATIO

For 2025, our last completed fiscal year:
•	the annual total compensation of our Median Employee was $123,734; and
•	the annual total compensation of Mr. Lemonis, as reported in the Summary Compensation Table included in this Proxy Statement, was $5,928,963.
•	Based on this information, for 2025, the ratio of the annual total compensation of our PEO to the annual total compensation of our Median Employee is 47.92 to 1.

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Compensation Tables and Narratives
To identify the median of the annual total compensation of all our employees, and to determine the annual total compensation of the Median Employee, the methodology and the material assumptions, adjustments and estimates that we used were as follows:
We determined that, as of October 1, 2025, our employee population consisted of approximately 410 individuals working at Bed Bath & Beyond, Inc. and its consolidated subsidiaries, with 85.6% of these individuals located in the United States, and the remaining 14.4% located in Ireland. Because our non-U.S. employees account for more than 5% of our total employee population, we included all of our non-U.S. employees in our analysis. We used our existing internal payroll records to determine that non-U.S. employees accounted for more than 5% of our total employee population as of October 1, 2025. Our employee population is located in the below areas:

Country	Approximate No. Employees on October 1, 2025
United States	351
Ireland	59

To identify the “median employee” from our employee population, we used our internal records, which track annualized wages and salaries for all of our employees as well as additional pay components such as overtime, paid time off, FTA, bonuses, and other benefits provided by the Company to determine the total compensation for each of our 410 employees who were employed by the Company on October 1, 2025, excluding Mr. Lemonis. For our employees located in Ireland paid in Euros rather than US Dollars, we converted their compensation into US Dollars using the exchange rate on October 1, 2025 ($1.1736 USD = €1.00 Euro).
Using this methodology, we determined that our Median Employee is a full-time, salaried employee. With respect to the annual total compensation of our Median Employee, we identified and calculated the elements of such employee’s compensation for the year ended December 31, 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $123,734.
The Company had two PEOs who served during 2025. Mr. Nielsen, who served as our PEO until March 10, 2025, and Mr. Lemonis, who began serving as our PEO on March 10, 2025. As permitted under SEC rules, we chose to use Mr. Lemonis for the pay ratio calculation because Mr. Lemonis served as PEO for the majority of the fiscal year and was serving as PEO on October 1, 2025, the date the Company selected to identify the Median Employee. With respect to the annual total compensation of Mr. Lemonis in 2025, we used the amount reported in the “Total” column of the Summary Compensation Table included in this Proxy Statement without annualizing the compensation because Mr. Lemonis’s only compensation in 2025 was in the form of equity grants.

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Compensation Tables and Narratives
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance metrics of the Company. For further information concerning how the Company aligns executive compensation with the Company’s performance, refer to the section entitled “Compensation Discussion and Analysis.”
In 2025, we had two PEOs, Mr. Nielsen (“First PEO”), who served as President and PEO from June 14, 2024 through March 10, 2025, and Mr. Lemonis (“Second PEO” in 2025), our then Executive Chairman, who began serving as PEO on March 10, 2025. In 2024, we had two PEOs, Mr. Nielsen (“First PEO”), who served as our PEO until February 20, 2024, our Division CEO of Overstock and co-PEO from February 20, 2024 through June 14, 2024, and our President and PEO from June 14, 2024 through March 10, 2025, and Ms. Holt (“Second PEO” in 2024), who served as our Division CEO of Bed Bath & Beyond and co-PEO from February 20, 2024 through June 14, 2024. In 2023, we had two PEOs, Mr. Nielsen (“First PEO”), our then Interim CEO, and Mr. Johnson (“Second PEO” in 2023, 2022, and 2021), our former CEO. The following Pay Versus Performance Table sets forth information concerning the compensation of our PEOs and other non-PEO NEOs for each of the fiscal years (“FY”) ending December 31, 2021, 2022, 2023, 2024, and 2025 and our financial performance for each such fiscal year.
Pay Versus Performance Table

Year	Summary Compensation Table Total		Compensation Actually Paid		Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($) (1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (2)	Value of Initial Fixed $100 Investment Based on:		Net Income (loss) (thousands)	Adjusted EBITDA (thousands) (5)
	for First PEO ($) (1)	for Second PEO ($) (1)	to First PEO ($) (2)	to Second PEO ($) (2)			Total Shareholder Return ($) (3)	Peer Group Total Shareholder Return ($) (4)
2025	$2,545,979	$5,928,963	$1,362,133	$4,709,178	$1,269,338	$1,011,883	$11.38	$143.95	($84,621)	($30,688)
2024	$4,558,064	$5,110,167	$102,781	$613,667	$3,834,103	$170,723	$10.27	$133.04	($258,795)	($143,983)
2023	$2,026,272	$6,141,284	$2,568,391	$4,219,767	$1,226,098	$1,308,216	$57.71	$118.65	($307,842)	($61,293)
2022	—	$2,948,959	—	$265,216	$1,104,506	$138,218	$40.35	$97.63	($35,236)	$63,485
2021	—	$2,855,412	—	$3,904,925	$1,199,845	$1,647,994	$123.01	$142.97	$389,372	$141,640

(1)
Amounts represent the amounts reported in the “Total” column of our Summary Compensation Table, as disclosed in the corresponding Proxy Statement for the relevant year, to our PEO(s) and other NEOs for the relevant fiscal year, as determined under SEC rules, which include the individuals outlined in the Historical NEO Table.

(2)
The Total Compensation Adjustments Table below provides the adjustments to the amount reported in the “Total” column of our Summary Compensation Table, as disclosed in the corresponding Proxy Statement for the relevant year, to arrive at the compensation actually paid for the PEO(s) and the average compensation actually paid for Non-PEO NEOs for each relevant year, which include the individuals outlined in the Historical NEO Table. We made certain assumptions in valuing equity for our compensation actually paid calculations to determine the fair value or change in fair value as of the applicable year-end date. The assumptions used for each valuation date included stock price, risk-free rate, stock price volatility, expected exercise behavior and the probable outcome of any applicable performance conditions. These assumptions were determined based on the same methodologies as used to determine grant date fair values and were estimated in accordance with FASB ASC Topic 718.

(3)
Our Total Shareholder Return (“TSR”) amounts reported in the table include an initial fixed investment of $100 on December 31, 2020 and are calculated using the stock price at market close on the following days: (i) December 31, 2020 ($47.97 per share); (ii) December 31, 2021 ($59.01 per share); (iii) December 30, 2022, the last business day before December 31, 2022 ($19.36 per share); (iv) December 29, 2023, the last business day of 2023 ($27.69 per share); (v) December 31, 2024 ($4.93 per share); and (vi) December 31, 2025 ($5.46 per share). TSR amounts exclude a digital dividend of preferred stock (OSTKO) issued by the Company on May 19, 2020 as the preferred stock (OSTKO) was subsequently converted into shares of common stock (OSTK) on or about June 14, 2022.

(4)
Peer Group TSR is cumulative for the measurement periods beginning on December 31, 2020 and ending on December 31 of each of 2025, 2024, 2023, 2022, and 2021, respectively, calculated in accordance with Item 201(e) of Regulation S-K. The S&P Retail Select Index is the same index we use in our performance graph in the 2025 Form 10-K (“Peer Group”).

(5)
We have identified Adjusted EBITDA as our “most important” financial performance measure used to link executive compensation to our Company performance. Adjusted EBITDA is a non-GAAP measure. For a description of how this measure is calculated from the nearest GAAP counterpart, please see “—Key 2025 Executive Compensation Actions Reflect Pay for Performance Philosophy” above.

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Compensation Tables and Narratives
Historical NEO Table (part of footnotes 1 and 2 to Pay Versus Performance Table)
The following table indicates our PEO and remaining NEOs for each relevant fiscal year, as determined under SEC rules.

Year	PEO(s)	Non-PEO NEOs
2025	David J. Nielsen and Marcus A. Lemonis	Adrianne B. Lee, Leah R. Putnam, Rick S. Lockton, Alexander W. Thomas
2024	David J. Nielsen and Chandra R. Holt	Adrianne B. Lee, Marcus A. Lemonis, E. Glen Nickle, and Carlisha B. Robinson
2023	David J. Nielsen and Jonathan E. Johnson III	Adrianne B. Lee, E. Glen Nickle, Carlisha B. Robinson, Joel G. Weight, Carter P. Lee, and Angela Hsu
2022	Jonathan E. Johnson III	Adrianne B. Lee, David J. Nielsen, Angela Hsu, and Joel G. Weight
2021	Jonathan E. Johnson III	Adrianne B. Lee, David J. Nielsen, Carter P. Lee, Meghan E. Tuohig, Elizabeth W. Solomon, and Ronald Hilton

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Compensation Tables and Narratives
Total Compensation Adjustments Table (part of footnote 2 to Pay Versus Performance Table)
The following table provides the adjustments to the amount reported in the “Total” column of our Summary Compensation Table, as disclosed in the corresponding Proxy Statement for the relevant year, to arrive at the compensation actually paid to the PEO and the average for Non-PEO NEOs for each relevant year.

	2021		2022		2023			2024			2025
Adjustments	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	First PEO	Second PEO	Average Non-PEO NEOs	First PEO	Second PEO	Average Non-PEO NEOs	First PEO	Second PEO	Average Non-PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	($1,818,300)	($618,067)	($2,043,000)	($638,685)	($1,399,998)	($3,599,999)	($716,668)	($3,436,000)	($4,496,500)	($3,306,913)	($1,249,998)	($5,928,963)	($750,900)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	$1,180,200	$295,050	$968,000	$290,400	$1,741,507	$0	$718,717	$210,168	$0	$206,038	$99,719	$5,046,678	$517,498
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	$47,500	$20,350	$0	$0	$0	$1,712,118	22,473	$0	$0	$0	$116,219	$0	$0
Increase/(deduction) for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	$441,611	$168,673	($1,189,540)	($455,995)	$138,844	$0	56,462	($1,106,045)	$0	($425,185)	$0	($337,500)	($37,506)
Increase/(deduction) for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	$1,198,502	$635,446	($419,203)	($162,009)	$61,765	($33,636)	20,493	($123,406)	$0	($85,463)	$60,383	$0	$13,453
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	$0	($53,303)	$0	$0	$0	$0	($19,360)	$0	$0	($51,856)	($210,168)	$0	$0
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for Applicable FY	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Total Adjustments	$1,049,513	$448,149	($2,683,743)	($966,289)	$542,119	($1,921,517)	$82,117	($4,455,283)	($4,496,500)	($3,663,380)	($1,183,845	($1,219,785)	($257,454)

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Compensation Tables and Narratives
Narrative Disclosure to Pay Versus Performance Table
Relationship between Financial Performance Measures. The three graphs below (Compensation Actually Paid vs Total Shareholder Return; Compensation Actually Paid vs Net Income; and Compensation Actually Paid vs Adjusted EBITDA) show the relationship between compensation actually paid to our NEOs and our financial performance measures as shown in the Pay Versus Performance Table (Net Income, TSR, and Adjusted EBITDA), and the relationship between our TSR and the TSR of our Peer Group (S&P Retail Select Index), in each case, for the fiscal years ended December 31, 2021, 2022, 2023, 2024, and 2025.
Compensation Actually Paid vs Cumulative TSR

$5,000,000
$4,500,000
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Compensation Actually Paid
$160
$140
$120
$100
$80
$60
$40
$20
$0
Cumulative TSR (1)
2021
2022
2023
2024
2025
Compensation Actually Paid to First PEO
Compensation Actually Paid to Second PEO
Average Compensation Actually Paid to Non-PEO NEOs
Bed Bath & Beyond Total Shareholder Return
S&P Retail Select Index Total Shareholder Return

(1)
Our Total Shareholder Return amounts reported in the table include an initial fixed investment of $100 on December 31, 2020 and are calculated using the stock price at market close on the following days: (i) December 31, 2020 ($47.97 per share); (ii) December 31, 2021 ($59.01 per share); (iii) December 30, 2022, the last business day before December 31, 2022 ($19.36 per share); (iv) December 29, 2023, the last business day before December 31, 2023 ($27.69 per share); (v) December 31, 2024 ($4.93 per share); and (vi) December 31, 2025 ($5.46 per share). TSR amounts exclude a digital dividend of preferred stock (OSTKO) issued by the Company on May 19, 2020 as the preferred stock (OSTKO) was subsequently converted into shares of common stock (OSTK) on or about June 14, 2022.

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Compensation Tables and Narratives
Compensation Actually Paid vs Net Income

$5,000,000
$4,500,000
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Compensation Actually Paid
$500,000
$400,000
$300,000
$200,000
$100,000
$0
-$100,000
-$200,000
-$300,000
-$400,000
-$500,000
Net Income (thousands)
2021
2022
2023
2024
2025
Compensation Actually Paid to First PEO
Compensation Actually Paid to Second PEO
Average Compensation Actually Paid to Non-PEO NEOs
Net Income

2026 Proxy Statement | 85

Compensation Tables and Narratives
Compensation Actually Paid vs Adjusted EBITDA

$5,000,000
$4,500,000
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Compensation Actually Paid
$250,000
$200,000
$150,000
$100,000
$50,000
$0
-$50,000
-$100,000
-$150,000
-$200,000
-$250,000
Adjusted EBITDA (thousands)
2021
2022
2023
2024
2025
Compensation Actually Paid to First PEO
Compensation Actually Paid to Second PEO
Average Compensation Actually Paid to Non-PEO NEOs
Adjusted EBITDA

Pay Versus Performance Tabular List
The following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our NEOs to performance for the fiscal year ended December 31, 2025:
•	Adjusted EBITDA;
•	Gross Margin;
•	Gross Margin %; and
•	Contribution Margin.

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Compensation Tables and Narratives
Compensation of Directors
Our non-employee directors receive cash and equity compensation for their service on the Board and its committees. Mr. Lemonis, who serves as our Executive Chairman and CEO, does not receive the same compensation paid to the other non-employee members of the Board, and instead is compensated separately for his service as Executive Chairman and CEO.
The Compensation Committee is responsible for recommending to the Board the compensation of our non-employee directors. The Compensation Committee is empowered to engage outside advisors, experts, and others to assist it in evaluating and making recommendations regarding non-employee director compensation. As part of its annual review process, the Compensation Committee reviews the non-employee director compensation we provide to our non-employee directors to evaluate whether it is competitive with market practices by considering the Company’s historical practices with respect to non-employee director compensation. The Compensation Committee and Board will continue to monitor compensation trends, competitive practices, tax regulations, and other matters related to non-employee director compensation, and make adjustments as appropriate.
In establishing the non-employee director compensation we provide to our non-employee directors the Board considers competitive market data for comparable companies provided to it by the Compensation Committee’s independent compensation consultant, and also the appropriate compensation for the amount of time and effort the directors are required to devote to the Company’s business. Taking these factors into consideration, the Board attempts to establish the annual grant at a level that, together with the quarterly cash compensation paid to the non-employee directors, provides fair compensation to the non-employee directors for their services to the Company.
We pay our non-employee directors annual cash retainers of $75,000 with payments on a quarterly basis. The chair of our Audit Committee receives an additional annual cash retainer of $25,000. Our eligible non-employee directors also receive annual RSU awards, and new directors receive an initial award upon election or at the first regularly-scheduled Board meeting following the date they first join the Board (which award may be prorated to reflect a partial year of service in the discretion of the Board). Commencing in 2026, our lead independent director will also receive an additional annual cash retainer of $50,0000.
In 2025, the Compensation Committee granted RSUs to our non-employee directors who are eligible to receive compensation under our director compensation program with an aggregate value of $165,000 on the date of our 2025 annual meeting of stockholders. In addition, in March 2025, in connection with her appointment to the Board, Ms. Perelman received a prorated annual award with an aggregate value of $29,792. The RSU awards granted to our non-employee directors during 2025 were as follows:

Name	Grant Date (1)	Number of Restricted Stock Units	Closing Price of Stock on Grant Date
Joanna C. Burkey	May 15, 2025	26,873	$6.14
Barclay F. Corbus	May 15, 2025	26,873	$6.14
William B. Nettles, Jr.	May 15, 2025	26,873	$6.14
Debra G. Perelman	May 15, 2025	26,873	$6.14
	March 14, 2025 (2)	5,301	$5.62
Dr. Robert J. Shapiro	May 15, 2025	26,873	$6.14
Joseph J. Tabacco, Jr.	May 15, 2025	26,873	$6.14

(1)	The RSUs which were granted on May 15, 2025 vest on the first anniversary of the grant date.
(2)	Ms. Perlman was appointed to the Board on March 14, 2025. The RSUs granted on March 14, 2025 vested on May 21, 2025.
We also reimburse our directors for out-of-pocket expenses incurred in connection with attending Board and committee meetings.

2026 Proxy Statement | 87

Compensation Tables and Narratives
The following table sets forth the compensation paid to or accrued by the Company with respect to each non-employee member of the Board during the year ended December 31, 2025. The compensation for Mr. Lemonis, who serves as Executive Chairman and CEO, is listed in the Summary Compensation Table above.
Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	All Other Compensation ($)	Total ($)
Joanna C. Burkey	$75,000	$165,000	—	$240,000
Barclay F. Corbus	$75,000	$165,000	—	$240,000
William B. Nettles, Jr.	$100,000	$165,000	—	$265,000
Debra G. Perelman	$59,831	$194,792	—	$254,623
Dr. Robert J. Shapiro	$75,000	$165,000	—	$240,000
Joseph J. Tabacco, Jr.	$75,000	$165,000	—	$240,000

(1)
Represents the grant date fair value of RSUs granted during 2025, determined in accordance with FASB ASC Topic 718. At December 31, 2025, the number of RSUs held by each non-employee director was as follows: Ms. Burkey: 26,873; Mr. Corbus: 26,873; Mr. Nettles: 26,873; Ms. Perelman: 26,873; Dr. Shapiro: 26,873; and Mr. Tabacco: 26,873. Unless otherwise noted, the Stock Awards value has been computed by multiplying the closing market price of our common stock on the date of grant, or if not a business day the last business day before the date of grant, by the number of RSUs granted to the non-employee director. Assumptions used in the calculation of these amounts are included in Note 17 to our audited financial statements for fiscal year 2024, which are included in our 2025 Form 10-K.

Equity Compensation Plan Information
The following table provides information as of December 31, 2025 with respect to shares of our stock that may be issued under our existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	4,833,718 (1)	$53.33 (2)	2,628,063 (3)
Equity compensation plans not approved by security holders	453,716 (4)	—	1,046,284 (5)
Total	5,287,434	$53.33	3,674,347

(1)
Represents performance shares (assuming “target” performance levels) and RSUs granted under the 2005 Plan, and options granted under the Lemonis Performance-Based Options. Warrants to purchase our common stock, distributed on October 7, 2025 to all of the record holders of our common stock as of the close of business on October 2, 2025, were not issued under our equity compensation plans and are not included in this table.

(2)	Represents the weighted average exercise price of the Lemonis Performance-Based Options.
(3)	Represents shares available for future issuance under our 2005 Plan and our ESPP. A total of 67,219 shares were purchased under our ESPP during the offering period in effect on December 31, 2025.
(4)	Represents performance shares (assuming “target” performance levels) and RSUs granted under the Inducement Plan.
(5)	Represents shares available for future issuance under our Inducement Plan.

88 | 2026 Proxy Statement

Report of the Audit Committee
Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement, the following report shall not be deemed to be incorporated by reference into any such filings.
The following report concerns the Audit Committee’s activities regarding oversight of the Company’s financial reporting and auditing process.
The Audit Committee consists solely of independent directors, as defined by NYSE rules, and operates under a written charter adopted by the Board. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.
As described more fully in its charter, the purpose of the Audit Committee is to provide general oversight of the Company’s financial reporting, internal controls, and audit functions. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board.
The Audit Committee serves a Board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm based on the information it receives, discussions with management and the independent registered public accounting firm and the experience of the Audit Committee’s members in business, financial and accounting matters.
Among other matters, the Audit Committee monitors and approves the activities and performance of the Company’s independent registered public accounting firm, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. The Audit Committee has authority and responsibility for the appointment, compensation, retention, and oversight of the independent registered public accounting firm. The Audit Committee also reviews the results of the external audit work regarding the adequacy and appropriateness of the Company’s financial, accounting, and internal controls.
The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm (i) the consolidated financial statements as of December 31, 2025 and 2024 and for each of the years in the three-year period ended December 31, 2025, (ii) management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2025, and (iii) the independent registered public accounting firm’s audit of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2025. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable auditing standards of the PCAOB and the requirements of the SEC. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.
Based on the review and discussions referred to above with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the Commission.
Members of the Audit Committee
William B. Nettles, Jr. (Chairman)
Joanna C. Burkey
Dr. Robert J. Shapiro

2026 Proxy Statement | 89

Share Ownership of Management, Directors, Nominees and 5% Stockholders
The following table sets forth information regarding the beneficial ownership of our stock as of March 10, 2026 (except as otherwise noted below) by the following individuals or groups:
•	each person or entity who is known by us to own beneficially more than 5% of our outstanding stock;
•	each of our directors and nominees;
•	each of our NEOs; and
•	all directors and executive officers, serving as such on March 10, 2026, as a group.
The table is based upon information supplied by officers, directors, nominees and principal stockholders and Schedules 13D and 13G filed with the SEC. Except as otherwise indicated below or in the referenced filings, and subject to applicable community property laws, to our knowledge the persons named in the table have sole voting and investment power with respect to all shares of stock held by them. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of March 10, 2026 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Applicable percentages are based on 69,334,797 shares of our stock outstanding as of March 10, 2026, except as otherwise indicated below, and as adjusted as required by rules promulgated by the SEC. Amount of shares based on Schedule 13D and 13G filings are as of December 31, 2025 unless otherwise noted. Unless otherwise indicated, the address for each stockholder listed in the table below is c/o Bed Bath & Beyond, Inc., 433 Ascension Way, 3rd Floor, Murray, Utah 84123.

Bed Bath & Beyond Shares Beneficially Owned
Beneficial Owner (Name and Address)	Number (1)	Percent (2)
5% Stockholders
Amplify ETF Trust 3333 Warrenville Road #350 Lisle, IL 60532	5,693,135 (3)	8.2%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	5,251,622 (4)	7.6%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	4,123,240 (5)	5.9%
Directors, Nominees and NEOs
Marcus A. Lemonis	715,371 (6)	1.0%
Joanna C. Burkey	17,098 (6)	*
Barclay F. Corbus	85,990 (6)	*
William B. Nettles, Jr.	25,160 (6)	*
Debra G. Perelman	5,831 (6)	*
Dr. Robert J. Shapiro	44,256 (6)	*
Joseph J. Tabacco, Jr.	194,585 (6)	*
Adrianne B. Lee	114,420 (6)	*
Leah R. Putnam	18,272 (6)(7)	*
David J. Nielsen (8)	—	—
Rick S. Lockton (8)	—	—

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Share Ownership of Management, Directors, Nominees and 5% Stockholders

Bed Bath & Beyond Shares Beneficially Owned
Beneficial Owner (Name and Address)	Number (1)	Percent (2)
Alexander W. Thomas (8)	40,404 (6)	*
All Current Directors and Executive Officers as a Group (9 persons)	1,220,983 (9)	1.8% (9)

*	Less than 1% of the outstanding shares of stock.
(1)
No Director, Nominee, or executive officer has any shares issuable under stock-based awards or convertible or exchangeable from any other type of equity within 60 days after March 10, 2026 except for Mr. Lemonis, Ms. Burkey, Mr. Corbus, Mr. Nettles, Ms. Perelman, Dr. Shapiro, Mr. Tabacco, Ms. Lee, and Ms. Putnam.

(2)	Percentages are based on 69,334,797 shares of our stock outstanding as of March 10, 2026.
(3)
Amplify ETF Trust has sole voting and dispositive power over 5,693,135 shares. The information regarding these shares is based solely on a Schedule 13G/A filing made by Amplify Blockchain Technology ETF (formerly, Amplify Transformational Data Sharing ETF), a series of the Amplify ETF Trust, a registered investment company, on February 13, 2026. The principal business address of Amplify ETF Trust is 3333 Warrenville Road #350, Lisle, IL 60532.

(4)
The Vanguard Group has shared voting power over 464,322 shares and shared dispositive power over 5,251,622 shares. The information regarding these shares is based solely on a Schedule 13G/A filing made by The Vanguard Group on January 30, 2026. The Schedule 13G/A indicates that the holdings reported therein are in the form of warrants. The principal business address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(5)
BlackRock, Inc. has sole voting power over 4,025,167 shares and sole dispositive power over 4,123,240 shares. The information regarding these shares is based solely on a Schedule 13G/A filing made by BlackRock, Inc. on October 17, 2025. The principal business address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(6)
Inclusive of the following number of warrants exercisable for shares of common stock within 60 days after March 10, 2026; for Mr. Lemonis, 45,615; for Ms. Burkey, 1,554; for Mr. Corbus, 7,816; for Mr. Nettles, 2,286; for Ms. Perelman, 530; for Dr. Shapiro, 4,022; for Mr. Tabacco, 15,870; for Ms. Lee, 6,043; for Ms. Putnam, 218; and for Mr. Thomas, 794.

(7)	The shares common stock listed for of Ms. Putnam include 1,500 shares issuable under stock-based awards within 60 days after March 10, 2026.
(8)
Neither Mr. Nielsen nor Mr. Lockton were employed by the Company on March 10, 2026, and the Company does not have access to current information regarding their share ownership. The information for Mr. Thomas is based on information known to the Company as of March 11, 2026, when Mr. Thomas’ employment with the Company ceased.

(9)	Inclusive of an aggregate of 1,500 shares of common stock issuable under stock-based awards and 83,954 warrants exercisable for shares of common stock within 60 days after March 10, 2026.
The Company is not aware of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

2026 Proxy Statement | 91

Other Information
Certain Relationships and Related Party Transactions
Since January 1, 2025, there has not been, and there is not currently proposed, any transaction or series of similar transactions requiring disclosure under Item 404 of Regulation S-K except as described below. We compensate our directors and officers as described above.
From time to time, we employ relatives of our directors and executive officers. During 2025 we did not pay any such relative more than $120,000. Although we do not currently propose to pay any such relative more than $120,000 in 2026, the amount paid to a relative of a NEO could exceed $120,000 in 2026 or in future years.
Please see our discussion under “The Board—Policies and Procedures Regarding Related Party Transactions” for a description of our policies and procedures relating to related party transactions.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent (10%) of our stock, to file certain reports regarding ownership of, and transactions in, our securities with the SEC.
Based solely on a review of copies of reports furnished to us or written representations that no reports were required, we believe that all such Section 16(a) filing requirements were met in the last fiscal year, except for Leah R. Putnam’s Form 4 filed on March 17, 2025, reporting one transaction, and Alexander W. Thomas’s Form 4 filed on March 17, 2025, reporting one transaction.
Householding
Stockholders who share an address may receive only a single copy of the Proxy Statement, notice of internet availability and 2025 Form 10-K, unless the Company has received contrary instructions from one or more of the stockholders. This is known as householding. Stockholders who desire either to receive multiple copies of these materials, or to receive only a single copy in the future, should contact their broker or other nominee or, if a stockholder of record, the Company at the address shown below. We will promptly deliver upon written or oral request a separate copy of any of these materials to any stockholder who contacts our investor relations department at 433 Ascension Way, 3rd Floor, Murray, Utah 84123, at (801) 947-3100, or by e-mailing ir@beyond.com.
Procedure for Nominating Directors for Election at an Annual Meeting
Stockholders may nominate directors for election at an annual meeting by giving timely notice of a director nomination in proper written form to the Corporate Secretary of the Company at the Company’s principal executive offices, Attention: Corporate Secretary. The number of nominees a stockholder may nominate for election at any meeting may not exceed the number of directors to be elected at such meeting.
For a stockholder to give timely notice of a director nomination for an annual meeting, the notice must be received by the Corporate Secretary at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be delivered not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure (as defined in our Bylaws) of the date of such annual meeting was first made. Director nominations to be made at the 2027 annual meeting of stockholders must be received by the Corporate Secretary of the Company at the Company’s principal executive offices not earlier than January 14, 2027, nor later than February 13, 2027.
To be in proper written form, a stockholder’s notice to the Corporate Secretary of the Company must be submitted in the timeframe noted above and set forth all of the information required by our Bylaws, including the information required by Rule 14a-19 under the Exchange Act. We recommend that you read our Bylaws in order to understand the requirements for making a director nomination. You may contact the Company’s Corporate Secretary at our principal executive offices for a copy of our current Bylaws, including the relevant provisions regarding the requirements for making stockholder proposals

92 | 2026 Proxy Statement

Other Information
and nominating director candidates, or you may refer to the copy of our Bylaws filed with the SEC on February 24, 2026, as Exhibit 3.5 to our 2025 Form 10-K, available at https://www.sec.gov. In addition to the requirements of our Bylaws, each Proposing Person (as defined in our Bylaws) must comply with all applicable requirements of the Exchange Act.
Procedure for Submitting Other Matters at an Annual Meeting
Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act and included in the notice of meeting given by or at the direction of the Board, for all other matters not included in our proxy materials to be properly brought before the next annual meeting of stockholders of the Company, a stockholder’s notice of the matter that the stockholder wishes to present must be delivered to the Corporate Secretary of the Company, in compliance with the procedures and along with the other information required by our Bylaws.
To be timely, a stockholder proposal must be received by the Corporate Secretary of the Company at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be delivered not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. Stockholder proposals to be presented at the 2027 annual meeting of stockholders must be received by the Corporate Secretary of the Company at the Company’s principal executive offices not earlier than January 14, 2027, nor later than February 13, 2027.
To be in proper written form, a stockholder’s proposal delivered to the Corporate Secretary of the Company must comply with the requirements of our Bylaws. The requirements for providing advance notice of stockholder business as summarized above are qualified in their entirety by our Bylaws, which we recommend that you read in order to understand the requirements for bringing a proposal.
Procedure for Submitting Rule 14a-8 Stockholder Proposals
Any stockholder proposal intended to be included in the Company’s Proxy Statement for the next annual meeting of stockholders of the Company pursuant to Rule 14a-8 under the Exchange Act must be received by the Corporate Secretary of the Company at the Company’s principal executive offices not later than November 27, 2026. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s Proxy Statement, then notice must be received within a reasonable time before the Company begins to print and send its proxy materials. Upon such an occurrence, the Company will publicly announce the deadline for submitting a proposal by means of disclosure in a press release or in a document filed with the SEC. As the rules of the SEC make clear, however, simply submitting a proposal does not guarantee its inclusion.
Other Matters That May Come Before the Annual Meeting
The Board knows of no matters other than those stated in the accompanying Notice of Annual Meeting of Stockholders that may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interests of Bed Bath & Beyond and its stockholders.
By Order of the Board,

Marcus A. Lemonis
Chief Executive Officer & Executive Chairman of the Board of Directors
March 26, 2026
Murray, Utah

2026 Proxy Statement | 93

Annex A
Amended and Restated 2005 Equity Incentive Plan
BED BATH & BEYOND, INC.

2005 EQUITY INCENTIVE PLAN
(Amended and Restated Effective March 10, 2026)
This amended and restated 2005 Equity Incentive Plan (the “Plan”) amends and restates the Beyond, Inc. 2005 Equity Incentive Plan, as amended to date (the “Existing Plan”) in its entirety, effective as of March 10, 2026 (the “Restatement Effective Date”), subject to stockholder approval of this amended and restated Plan.
1.	Purposes of the Plan and Limitation on Awards to Non-Employee Directors. The purposes of this Plan are:
a.	to attract and retain the best available personnel for positions of substantial responsibility,
b.	to provide additional incentive to Service Providers, and
c.	to promote the success of the Company’s business.
Awards granted under the Plan may be Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Shares, Performance Units or Deferred Stock Units, as determined by the Administrator at the time of grant.
Awards to any non-employee Director during any Fiscal Year plus the cash fees payable to such Director during such Fiscal Year for service as a non-employee Director shall not exceed $400,000 in total value (calculating the value of any such Awards based on the grant date fair value for financial reporting purposes of such Awards), plus up to an additional $200,000 for service on any special committee of the Board. Consulting fees or other compensation the Company may pay or provide to any non-employee Director for services in any capacity in addition to the services normally performed by a non-employee Director, including compensation for service as Executive Chairman, shall not be included in calculating compliance with such limits.
2.	Definitions. As used herein, the following definitions shall apply:
a.	“Administrator” means the Board or any of its Committees that shall be administering the Plan, in accordance with Section 4 of the Plan.
b.
“Applicable Laws” means any applicable law, including without limitation: (i) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (ii) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether U.S. or non-U.S. federal, state or local; and (iii) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

c.
“Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Shares, Performance Units or Deferred Stock Units.

d.
“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

e.
“Award Exchange Program” means a program whereby outstanding Awards are surrendered or cancelled in exchange for Awards (of the same or different type), which may have a lower exercise or purchase price, or in exchange for cash or a combination of cash and Awards.

f.	“Awarded Stock” means the Common Stock subject to an Award.
g.	“Board” means the Board of Directors of the Company.
h.	“Cash Position” means the Company’s level of cash and cash equivalents.
i.
“Cause” means (i) an act of personal dishonesty taken by a Participant in connection with his or her responsibilities as a Service Provider and intended to result in personal enrichment of the Participant, (ii) a Participant being convicted of a felony, (iii) a willful act by a Participant which constitutes gross misconduct and which is injurious to

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the Company, or (iv) following delivery to a Participant of a written demand for performance from the Company which describes the basis for the Company’s reasonable belief that the Participant has not substantially performed his duties, continued violations by the Participant of his or her obligations to the Company which are demonstrably willful and deliberate on the Participant’s part.
j.	“Change of Control” means the occurrence of any of the following events:
i.
Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

ii.	The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;
iii.
A change in the composition of the Board occurring within a one-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

iv.
The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Notwithstanding anything herein to the contrary, and only to the extent that an Award is subject to Section 409A of the Code and payment of the Award pursuant to the application of the definition of “Change of Control” above would cause such Award not to otherwise comply with Section 409A of the Code, payment of an Award may occur upon a “Change of Control” only to the extent that the event constitutes a “change in the ownership or effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company under Section 409A of the Code and the applicable Internal Revenue Service and Treasury Department regulations thereunder.
k.
“Change of Control Value” means, with respect to a Change of Control, (i) the per share price offered to stockholders of the Company in any merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer, exchange offer or sale or other disposition of outstanding voting stock of the Company, or (iii) if such Change of Control occurs other than as described in clause (i) or clause (ii), the Fair Market Value per share of the Shares into which Awards are exercisable, as determined by the Administrator, whichever is applicable. In the event that the consideration offered to stockholders of the Company consists of anything other than cash, the Administrator shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

l.	“Code” means the Internal Revenue Code of 1986, as amended.
m.	“Committee” means a committee of Directors or Officers appointed by the Board in accordance with Section 4 of the Plan.
n.	“Common Stock” means the common stock of the Company.
o.	“Company” means Bed Bath & Beyond, Inc.
p.	“Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.
q.	“Deferred Stock Unit” means a deferred stock unit Award granted to a Participant pursuant to Section 14.
r.	“Director” means a member of the Board.
s.	“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

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t.
“Earnings Per Share” means as to any Fiscal Year, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

u.
“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so provided, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

v.	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
w.	“Expenses” means as to any Performance Period, the Company’s or business unit’s incurred expenses.
x.	“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
i.
If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for the Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on such date or, if there is no closing sales price for the Common Stock on the date in question, the closing sales price for the Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

ii.
If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on such date, or, if there are no high bid and low asked prices for the Common Stock on such date, the high bid and low asked prices for the Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

iii.	In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.
Notwithstanding the foregoing, for purposes of establishing the exercise price of Options and SARs, the determination of Fair Market Value in all cases shall be in accordance with Section 409A of the Code and the regulations thereunder, with the intent that Options and SARs granted under this Plan shall not constitute deferred compensation subject to Section 409A of the Code.
y.	“Fiscal Year” means a fiscal year of the Company.
z.	“Gross Margin” means as to any Performance Period, the Company’s Revenues less the related cost of Revenues expressed in dollars or as a percentage of Revenues.
aa.	“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
bb.	“Individual Objectives” means, as to any Participant for any Performance Period, the objective and measurable goals set by a process and approved by the Administrator.
cc.	“Inducement Plan” means the Company’s 2025 Employee Inducement Equity Incentive Plan.
dd.	“Inducement Plan Award” means an award of Restricted Stock Units or Performance Shares that was outstanding under the Inducement Plan as of the Restatement Effective Date.
ee.
“Lemonis Performance-Based Options” means the performance-based stock options granted to Marcus Lemonis on February 20, 2024 pursuant to that certain Executive Chairman Performance Award Grant Notice and Award Agreement that were outstanding as of the Restatement Effective Date.

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ff.	“Net Income” means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles.
gg.	“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
hh.	“Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Option Agreement or Award Agreement.
ii.	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
jj.
“Operating Cash Flow” means the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

kk.	“Operating Income” means the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.
ll.	“Operating Margin” means, as to any Performance Period, the Company’s or a business unit’s Operating Income divided by Revenue, expressed as a percentage.
mm.	“Option” means a stock option granted pursuant to the Plan.
nn.
“Option Agreement” means a written or electronic agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

oo.	“Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.
pp.	“Participant” means the holder of an outstanding Award granted under the Plan.
qq.
“Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more measures determined by the Administrator, including, without limitation, the following measures: (a) Cash Position, (b) Earnings Per Share, (c) Expenses, (d) Gross Margin, (e) Individual Objectives, (f) Net Income, (g) Operating Cash Flow, (h) Operating Income, (i) Operating Margin, (j) Return on Assets, (k) Return on Equity, (l) Return on Sales, (m) Revenue, (n) Total Stockholder Return, and/or (o) Unit Sales. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, as determined by the Administrator, which may include, without limitation, measurement (i) in absolute terms, (ii) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Company as a whole or of a business unit of the Company or by product or product line, (v) on a pre-tax or after-tax basis, and/or on a GAAP or non-GAAP basis. Prior to the beginning of the applicable Performance Period, the Administrator shall determine whether any significant element(s) shall be included or excluded from the calculation of any Performance Goal with respect to any Participants. For example, but not by way of limitation, the Administrator may determine that the measures for one or more Performance Goals shall consist of non-GAAP variations of any of the foregoing measures.

The Administrator is authorized, in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for a Performance Period in order to prevent the dilution or enlargement of the rights of Participants based on such events as it determines, including, without limitation, the following events: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (D) any reorganization and restructuring programs; (E) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (F) acquisitions or divestitures; (G) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (H) foreign exchange gains and losses; and (I) a change in the Company’s fiscal year.

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rr.	“Performance Period” means any Fiscal Year or such other period as determined by the Administrator in its sole discretion.
ss.	“Performance Share” means a performance share Award granted to a Participant pursuant to Section 12.
tt.	“Performance Unit” means a performance unit Award granted to a Participant pursuant to Section 13.
uu.	“Plan” means this amended and restated 2005 Equity Incentive Plan, as set forth herein, and as subsequently amended from time to time.
vv.	“Restricted Award” means an Award granted pursuant to Section 11 of the Plan.
ww.
“Return on Assets” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

xx.	“Return on Equity” means the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.
yy.
“Return on Sales” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

zz.	“Revenue” means, as to any Performance Period, the Company’s or a business unit’s gross revenues, net sales or gross sales, as determined by the Administrator.
aaa.	“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
bbb.	“Section 16(b)” means Section 16(b) of the Exchange Act.
ccc.	“Securities Act” means the Securities Act of 1933, as amended.
ddd.	“Service Provider” means an Employee, Director or Consultant.
eee.	“Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.
fff.	“Stock Appreciation Right” or “SAR” means an Award granted pursuant to Section 10 hereof.
ggg.	“Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.
hhh.	“Total Stockholder Return” means the total return (change in share price plus reinvestment of any dividends) of a Share.
iii.
“Unit Sales” means, as to any Performance Period, gross or net sales of units, consisting of any merchandise or type or category of merchandise or other product or service sold by the Company at any time, now or hereafter, as determined and specified by the Administrator.

jjj.
“Voluntary Termination for Good Reason” means a Participant voluntarily resigns within ninety (90) days after the occurrence of any of the following, provided the Participant gives notice to the Company of such occurrence within sixty (60) days after such occurrence and the Company does not remedy the condition within thirty (30) days after the Company’s receipt of such notice: (i) without the Participant’s express written consent, a material reduction of the Participant’s duties, title, authority or responsibilities, relative to the Participant’s duties, title, authority or responsibilities as in effect immediately prior to such reduction, or the assignment to Participant of such reduced duties, title, authority or responsibilities; provided, however, that a reduction in duties, title, authority or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when the Chief Executive Officer of the Company remains as such following a Change of Control and is not made the Chief Executive Officer of the acquiring corporation) shall not by itself constitute grounds for a “Voluntary Termination for Good Reason;” (ii) a reduction by the Company in the base salary of the Participant as in effect

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immediately prior to such reduction; (iii) the relocation of the Participant to a facility or a location outside of a 35 mile radius from the present facility or location, without the Participant’s express written consent; or (iv) any act or set of facts or circumstances which would, under applicable case law or statute constitute a constructive termination of the Participant.
3.
Stock Subject to the Plan. Subject to the provisions of Section 16 of the Plan and the share counting provisions of this Section 3, the aggregate number of Shares which will be available for grant under the Plan as of the Restatement Effective Date is equal to (a) the number of Shares available for future issuance under the Plan as of the Restatement Effective Date, plus (b) an additional 4,291,000 newly authorized Shares added pursuant to this amended and restated Plan as of the Restatement Effective Date, plus (c) the number of Shares, if any, subject to Inducement Plan Awards or the Lemonis Performance-Based Options that become available for issuance under the Plan after the Restatement Effective Date in accordance with this Section 3, plus (d) the number of Shares, if any, subject to Awards outstanding as of the Restatement Effective Date or granted thereafter under the Plan that become available for issuance under the Plan in accordance with this Section 3 after the Restatement Effective Date. After the Restatement Effective Date, no further awards will be granted under the Inducement Plan.[1]

The Shares may be authorized, but unissued, or reacquired Common Stock. From and after the Restatement Effective Date, a maximum of 14,000,000 Shares reserved for issuance under this Plan may be issued upon exercise of Incentive Stock Options.
To the extent that Shares subject to an Award or, after the Restatement Effective Date, an Inducement Plan Award, or the Lemonis Performance-Based Options, are not issued to a Participant because the Award, Inducement Plan Award, or Lemonis Performance-Based Options terminates, expires, lapses or becomes unexercisable without having been exercised in full for any reason, or an Award or, after the Restatement Effective Date, an Inducement Plan Award, or the Lemonis Performance-Based Options, is settled in cash, or is surrendered pursuant to an Award Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Deferred Stock Units or Dividend Equivalents (including, after the Restatement Effective Date, Inducement Plan Awards), is forfeited to or repurchased by the Company due to the failure to vest, the unissued Shares (or for Awards other than Options and SARs or the Lemonis Performance-Based Options, the forfeited or repurchased shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Notwithstanding the foregoing, the following Shares will not become available again for issuance or delivery under the Plan: (a) Shares subject to an Option or the Lemonis Performance-Based Options that are tendered or withheld in payment of the exercise price of an Option or such Lemonis Performance-Based Options; (b) shares covered by, but not issued upon settlement of, stock-settled Stock Appreciation Rights; (c) shares delivered to, or withheld by, the Company to satisfy any tax withholding obligation with respect to an Option, a Stock Appreciation Right, or the Lemonis Performance-Based Options; or (d) shares purchased on the open market with the proceeds from an Option exercise or the proceeds from an exercise of the Lemonis Performance-Based Options. Shares used to satisfy the tax withholdings related to an Award, or, after the Restatement Effective Date, an Inducement Plan Award, other than an Option, a Stock Appreciation Right, or the Lemonis Performance-Based Options will become available for future grant or sale under the Plan. Shares that have actually been issued under any Award, an Inducement Plan Award, or the Lemonis Performance-Based Options shall generally not be returned to the Plan and shall not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units or Inducement Plan Awards are repurchased by the Company or are forfeited to the Company due to the failure to vest, such Shares will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment shall not result in a reduction to the number of Shares available for issuance under the Plan. No fractional shares of Stock may be issued hereunder. Notwithstanding the provisions of this Section 3, no Shares shall again be available for future grants of Awards under the Plan pursuant to this Section 3 to the extent that such return of Shares would cause the Plan to constitute a “formula plan” or constitute a “material revision” of the Plan subject to stockholder approval under the then-applicable rules of the New York Stock Exchange (or any other applicable exchange or quotation system).
1 Assuming stockholder approval of this amended and restated Plan on the date of the Company’s 2026 annual meeting, and subject to Section 16, as of the date of the Company’s 2026 annual meeting, there will be (i) 4,679,179 shares available for future awards (consisting of 388,179 shares available for future grants under the Plan as of the Restatement Effective Date (with performance awards counted assuming “target” performance) plus 4,291,000 newly authorized shares under the Restated Plan), less (ii) the number of Shares granted under this amended and restated Plan after the Restatement Effective Date and prior to the date of the Company’s 2026 annual meeting, plus (iii) the number of shares, if any, subject to outstanding Awards, the Lemonis Performance-Based Options and Inducement Plan Awards as of the Restatement Effective Date that subsequently become available for issuance under the Restated Plan pursuant to the share counting provisions of this Section 3 following the Restatement Effective Date and prior to the date of the Company’s 2026 annual meeting.

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4.	Administration of the Plan.
a.	Procedure.
i.	Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.
ii.
Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3, including the composition of the Committee that grants any related Awards.

iii.	Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.
b.
Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

i.	to determine the Fair Market Value;
ii.	to select the Service Providers to whom Awards may be granted hereunder;
iii.	to determine whether and to what extent Awards or any combination thereof, are granted hereunder;
iv.	to determine the number of shares of Common Stock or equivalent units to be covered by each Award granted hereunder;
v.	to approve forms of agreement for use under the Plan;
vi.
to reduce the exercise price of an Award to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Award shall have declined since the date the Award was granted, provided that such action shall first have been approved by a vote of the stockholders of the Company;

vii.
to institute an Award Exchange Program, provided that no exchange shall cause the exercise price of an Option or SAR to be reduced unless such action shall first have been approved by a vote of the stockholders of the Company;

viii.
to determine or modify the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, provided that no such modification may cause an Option or SAR to become deferred compensation subject to Section 409A of the Code. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or SARs may be exercised or other Awards vest (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

ix.	to construe and interpret the terms of the Plan and Awards and to reconcile any inconsistency, correct any defect and/or supply any omission in the Plan or Award Agreement;
x.
to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

xi.
to modify or amend each Award (subject to Section 18.c of the Plan), including the discretionary authority to extend the post-service-termination exercisability period of Options and SARs longer than is otherwise provided for in the Plan, provided that no such modification or extension may cause an Option or SAR to become deferred compensation subject to Section 409A of the Code;

xii.	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
xiii.
to allow Participants to satisfy withholding tax obligations by tendering cash or unencumbered Shares owned by the Participant having a Fair Market Value equal to the amount required to be withheld, or electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award (or

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distribution of a Deferred Stock Unit) that number of Shares or cash having a Fair Market Value equal to amount required to be withheld, in each case, up to the maximum statutory tax rate applicable to a Participant’s withholding tax obligations. The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;
xiv.	to determine the terms and restrictions applicable to Awards;
xv.	to delegate its authority to one or more Officers of the Company with respect to Awards that do not involve “insiders” within the meaning of Section 16 of the Exchange Act; and
xvi.	to make all other determinations deemed necessary or advisable for administering the Plan.
c.	Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.
5.
Eligibility. Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Stock Appreciation Rights, Deferred Stock Units and Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees. A Consultant shall not be eligible for the grant of an Award if, at the time of grant, a Form S-8 Registration Statement (“Form S-8”) under the Securities Act, is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company (i.e., capital raising), or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

6.
No Employment Rights. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s employment with the Company or its Subsidiaries, nor shall they interfere in any way with the Participant’s right or the Company’s or Subsidiary’s right, as the case may be, to terminate such employment at any time, with or without cause.

7.	Individual Award Limits.
a.	Option and SAR Annual Share Limit. No Participant shall be granted, in any Fiscal Year, Options to purchase more than 2,000,000 Shares or Stock Appreciation Rights covering more than 2,000,000 Shares.
b.
Restricted Awards and Performance Share Annual Limit. No Participant shall be granted, in any Fiscal Year, more than 2,000,000 Shares of Restricted Stock or 2,000,000 Restricted Stock Units. No Participant shall be granted, in any Fiscal Year, more than 2,000,000 Performance Shares.

c.	Performance Units Annual Limit. No Participant shall receive Performance Units, in any Fiscal Year, having an initial value greater than $15,000,000.
d.
Changes in Capitalization. The numerical limitations in Sections 7.a and 7.b shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 16.a.

8.
Effective Date; Term of Plan. This amended and restated Plan will be effective on the Restatement Effective Date and will be submitted for the approval of the Company’s stockholders within twelve (12) months of the date the Board adopted this amended and restated Plan (the date of such stockholder approval, the “Stockholder Approval Date”). The Plan will have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than ten (10) years after the earlier of (a) the date this amended and restated Plan was adopted by the Board, or (b) the Stockholder Approval Date. Awards may be granted or awarded prior to the Stockholder Approval Date; provided that no Shares to be issued out of the increase in the share reserve under this Restated Plan over the share reserve under the Existing Plan shall be issued upon the exercise, vesting, distribution or payment of any such Awards prior to the Stockholder Approval Date; and, provided further, that if this amended and restated Plan is not approved by the Company’s stockholders within twelve (12) months following the Restatement Effective Date, it will cease to be effective, all Awards previously granted or awarded out of the increase in the share reserve under this Restated Plan over the share reserve under the Existing Plan after the Restatement Effective Date shall be cancelled and become null and void, and

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the Existing Plan, as in effect prior to the Restatement Effective Date, will continue in full force and effect in accordance with its terms and the existing share reserve thereunder. For the avoidance of doubt, in the event this amended and restated Plan is not approved by the Company’s stockholders as required herein and terminates, any Awards granted following the Restatement Effective Date but out of the existing share reserve under the Existing Plan shall be deemed granted under the Existing Plan as in effect immediately prior to the Restatement Effective Date out of the share reserve thereunder.
9.	Stock Options.
a.
The term of each Option shall be stated in the Notice of Grant; provided, however, that the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

b.	Option Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:
i.	In the case of an Incentive Stock Option:
(1)
granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(2)
granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

ii.
In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per Share on the date of grant.

iii.
Notwithstanding the foregoing, an Option may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Sections 409A and 424(a) of the Code and the regulations thereunder. No Option shall include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the Option.

iv.
The exercise price for the Shares to be issued pursuant to an already granted Option may not be reduced without the consent of the Company’s stockholders. This shall include, without limitation, a repricing of the Option as well as an Award Exchange Program whereby the Participant agrees to cancel an existing Option in exchange for a SAR or other Award.

c.
Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period or until performance milestones are satisfied.

d.
Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Subject to Applicable Laws, such consideration may consist entirely of:

i.	cash;
ii.	check;
iii.	other Shares which are owned by the Participant and have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

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iv.
delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the exercise price;

v.
such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, including, to the extent permitted by Applicable Laws and approved by the Administrator, delivery of a promissory note, consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or a reduction in the amount of any Company liability to the Participant; or

vi.	any combination of the foregoing methods of payment.
e.
Exercise of Option; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share. An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 16 of the Plan. Exercising an Option in any manner shall decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

f.
Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

g.
Disability. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

h.
Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following Participant’s death. If, at the time of death, the

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Annex A
Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
i.
ISO $100,000 Rule. Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to a Participant’s Incentive Stock Options (determined without regard to this paragraph) granted by the Company, any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 9.i, Incentive Stock Options shall be taken into account in the order in which they were granted (or as otherwise provided under applicable regulations), and the Fair Market Value of the Shares shall be determined as of the time of grant.

j.
Section 409A of the Code. Notwithstanding anything herein to the contrary, if an Option is granted to a Service Provider with respect to whom Common Stock does not constitute “service recipient stock” (as defined in Treasury Regulation Section 1.409A-1(b)(5)(iii)), the Option shall comply with Section 409A of the Code to the extent applicable.

10.	Stock Appreciation Rights.
a.
Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant. SARs may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related SARs”). Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator. Related SARs shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable. No Related SAR may be granted for more shares of Common Stock than are subject to the Option to which it relates. The number of shares of Common Stock subject to an SAR must be fixed on the date of grant of the SAR, and the SAR must not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the SAR. The provisions of SARs need not be the same with respect to each Participant.

b.
Exercise Price and other Terms. Subject to Section 7.a of the Plan, the Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than ten (10) years from the date of grant. A SAR must be granted with an exercise price per Share not less than the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, a SAR may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share if such SAR is granted pursuant to an assumption or substitution for another stock appreciation right in a manner satisfying the provisions of Sections 409A and 424(a) of the Code and the regulations thereunder. The exercise price for the Shares or cash to be issued pursuant to an already granted SAR may not be reduced without the consent of the Company’s stockholders. This shall include, without limitation, a repricing of the SAR as well as an Award Exchange Program whereby the Participant agrees to cancel an existing SAR in exchange for an Option, SAR or other Award. Upon any exercise of a Related SAR, the number of Shares for which the related Option shall be exercisable shall be reduced by the number of Shares for which the SAR shall have been exercised. The number of Shares for which a Related SAR shall be exercisable shall be reduced upon any exercise of the related Option by the number of Shares for which such Option shall have been exercised.

c.	Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
i.	The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
ii.	the number of Shares with respect to which the SAR is exercised.
d.	Payment upon Exercise of SAR. At the discretion of the Administrator, payment for a SAR may be in cash, Shares or a combination thereof.
e.
SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

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f.	Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.
g.
Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability termination, the Participant may exercise his or her SAR within such period of time as is specified in the Award Agreement to the extent that the SAR is vested on the date of termination (but in no event later than the expiration of the term of such SAR as set forth in the SAR Agreement). In the absence of a specified time in the Award Agreement, the SAR shall remain exercisable for three months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire SAR, the Shares covered by the unvested portion of the SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her SAR within the time specified by the Administrator, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

h.
Disability. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her SAR within such period of time as is specified in the Award Agreement to the extent the SAR is vested on the date of termination (but in no event later than the expiration of the term of such SAR as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the SAR shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire SAR, the Shares covered by the unvested portion of the SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her SAR within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

i.
Death of Participant. If a Participant dies while a Service Provider, the SAR may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement (but in no event may the SAR be exercised later than the expiration of the term of such SAR as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such SAR may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the SAR is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the SAR Agreement, the SAR shall remain exercisable for twelve (12) months following Participant’s death. If the SAR is not so exercised within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

j.
Section 409A of the Code. Notwithstanding anything herein to the contrary, if a SAR under this Plan is granted to a Service Provider with respect to whom Common Stock does not constitute “service recipient stock” (as defined in Treasury Regulation Section 1.409A-1(b)(5)(iii)), or is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code, the SAR shall comply with Section 409A of the Code to the extent applicable.

11.	Restricted Awards; Dividend Equivalents.
a.
Grant of Restricted Awards. Subject to the terms and conditions of the Plan, Restricted Awards may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. A Restricted Award is an Award of Common Stock (“Restricted Stock”) or hypothetical shares of Common Stock (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award will be subject to forfeiture and may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period as the Administrator shall determine. Subject to Section 7.b hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Award granted to any Participant, and (ii) the conditions that must be satisfied, which may include a performance-based component, upon which is conditioned the grant, vesting or issuance of a Restricted Award.

b.
Restricted Stock. Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Administrator determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Administrator may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Administrator, if applicable and (ii) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement.

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Annex A
Subject to the restrictions set forth in the Award Agreement, the Participant generally shall have the rights and privileges of a holder of Common Stock as to such Restricted Stock, including the right to vote such Restricted Stock; however, cash dividends and stock dividends with respect to the Restricted Stock shall be subject to the same restrictions and risk of forfeiture to the same extent as the Restricted Stock with respect to which such cash dividends and stock dividends have been distributed and shall be either distributed to the Participant in cash or, at the discretion of the Administrator, in Shares having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such Shares, or, if such Shares are forfeited, the Participant shall have no right to such dividends.
Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of such restrictions, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the Shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the Shares shall be subject to forfeiture to the extent provided in the Award Agreement; and (D) to the extent such Shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect to such Shares shall terminate without further obligation on the part of the Company.
Upon the expiration of the restrictions with respect to any Restricted Stock, the restrictions set forth in this Section 11 and the applicable Award Agreement shall be of no further force or effect with respect to such Shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the stock certificate evidencing the Restricted Stock which has not then been forfeited and with respect to which the restrictions have expired (to the nearest full Share) and any cash distributions or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any.
c.
Restricted Stock Units. The terms and conditions of a grant of Restricted Stock Units shall be reflected in a written Award Agreement. Each Restricted Stock Unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. No Shares shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. Until the Shares are issued, and subject to Section 11(f), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Restricted Stock Units.

Restricted Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the restrictions applicable to such Award, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.
Except as otherwise provided in the Plan or an Award Agreement, upon the expiration of the restrictions with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one Share for each such outstanding Restricted Stock Unit (“Vested Unit”); provided, however, that, if explicitly provided in the applicable Award Agreement, the Administrator may, in its sole discretion, elect to pay cash or part cash and part Shares in lieu of delivering only Shares for Vested Units. If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the aggregate Fair Market Value of the Shares as of the date on which the restrictions lapsed with respect to such Vested Unit.
d.
Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Restricted Awards granted under the Plan. Restricted Award grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the Restricted Stock or the Restricted Stock Unit is awarded. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

e.
Restricted Award Agreement. Each Restricted Award grant shall be evidenced by an Award Agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator, in its sole discretion, shall determine; provided; however, that if the Restricted Award grant has a purchase price, such purchase price must be paid no more than ten (10) years following the date of grant.

f.
Dividend Equivalents. At the discretion of the Administrator, the recipient of an Award (other than an Option or a Stock Appreciation right) may be credited with cash distributions and stock dividends paid by the Company in respect of one share of Stock (“Dividend Equivalents”) with respect to the number of Shares subject to such Award.

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Annex A
Dividend Equivalents credited to a Participant’s account and attributable to any particular Award shall be distributed in cash or, at the discretion of the Administrator, in Shares having a Fair Market Value equal to the amount of such Dividend Equivalents to the Participant upon settlement of such Restricted Stock Unit or at the time such dividend or distribution is paid to stockholders generally, Notwithstanding the foregoing, dividends or Dividend Equivalents with respect to an Award that is subject to vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied and the Award vests.
12.	Performance Shares.
a.
Grant of Performance Shares. Subject to the terms and conditions of the Plan, Performance Shares may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. Subject to Section 7.b hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Performance Share award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance-based milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Shares. Performance Shares shall be granted in the form of units to acquire Shares. Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, and subject to Section 11(f), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units to acquire Shares.

b.
Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Shares granted under the Plan. Performance Share grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign an Award Agreement as a condition of the award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

c.
Performance Share Award Agreement. Each Performance Share grant shall be evidenced by an Award Agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.

13.	Performance Units.
a.
Grant of Performance Units. Performance Units are similar to Performance Shares, except that they shall be settled in a cash equivalent to the Fair Market Value of the underlying Shares, determined as of the vesting date. Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Units. Performance Units shall be granted in the form of units to acquire Shares. Each such unit shall be the cash equivalent of one Share of Common Stock. Any dividend equivalent granted with respect to a Performance Unit will be subject to Section 11(f). As no Shares are issuable under a Performance Unit, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Performance Units or the cash payable thereunder.

b.	Number of Performance Units. Subject to Section 7.c hereof, the Administrator will have complete discretion in determining the number of Performance Units granted to any Participant.
c.
Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Units granted under the Plan. Performance Unit grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the grant is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign an Award Agreement as a condition of the award. Any certificates representing the units awarded shall bear such legends as shall be determined by the Administrator.

d.
Performance Unit Award Agreement. Each Performance Unit grant shall be evidenced by an Award Agreement that shall specify such terms and conditions as the Administrator, in its sole discretion, shall determine.

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Annex A
14.	Deferred Stock Units.
a.
Description. Deferred Stock Units shall consist of a Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator. Deferred Stock Units shall remain subject to the claims of the Company’s general creditors until distributed to the Participant.

b.
Code Section 409A Limitations. If any Deferred Stock Units are considered to be deferred compensation under Section 409A of the Code, then the terms of such Deferred Stock Units shall comply with Section 409A of the Code.

15.
Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate. For the avoidance of doubt, in no event shall Options or SARs be transferable to third-party financial institutions without stockholder approval.

16.	Adjustments Upon Changes in Capitalization, Dissolution or Liquidation or Change of Control.
a.
Changes in Capitalization. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares, then the Administrator shall, in an equitable manner and to the extent necessary to preserve the economic intent of Awards, adjust the number and class of Shares which may be delivered under the Plan, the number, class, and exercise price of Shares covered by each outstanding Award, and the maximum number of Shares with respect to which any one person may be granted Awards during any period stated in Section 7. Unless the Committee specifically determines that such adjustment is in the best interests of the Company, any adjustments under this Section 16.a shall be made in a manner which does not result in a violation of Section 409A of the Code or the modification, extension or renewal of any Incentive Stock Option. Any adjustments under this Section 16.a shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3.

b.
Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option or SAR until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised (with respect to Options and SARs) or vested (with respect to other Awards), an Award will terminate immediately prior to the consummation of such proposed action.

c.	Change of Control.
i.
Stock Options and SARs. In the event of a Change of Control, each outstanding Option and SAR shall be assumed or an equivalent option or SAR substituted by the successor entity or a Parent or Subsidiary of the successor entity. Notwithstanding the foregoing, in the event that the successor entity refuses to assume or substitute for the Option or SAR, or if the successor entity does not have outstanding common equity securities required to be registered under Section 12 of the Exchange Act, and unless otherwise provided in an Award Agreement, (A) as of the date of the Change in Control, the Participant shall fully vest in and have the right to exercise each Option or SAR outstanding as of the date of the Change in Control the vesting of which is solely time-based, and (B) with respect to any Option or SAR outstanding as of the date of the Change in Control the vesting of which is solely or partly tied to Performance Goals, as of the date of the Change in Control, all Performance Goals or other vesting criteria applicable to such Option or SAR will be deemed achieved as follows: (1) for any performance period that has not yet commenced as of the date of the Change of Control or that has commenced but has not yet ended as of the date of the Change of Control, at 100% of target levels; and (2) for any performance period that has ended prior to the date of the Change of Control, based on actual performance as measured as of the end of the performance period, and, in the case of clauses (A) and (B) above, all other terms and conditions will be deemed met and the resulting portion of the Option or SAR

2026 Proxy Statement | A-15

Annex A
shall become free of all restrictions, limitations and conditions and become vested and exercisable as to the portion of such Option or SAR determined in accordance with this sentence as of the date of the Change in Control. If an Option or SAR becomes vested and exercisable in lieu of assumption or substitution in the event of a Change of Control as provided in this Section 16(c)(i), the Administrator may take one or more actions with respect to such Option or SAR including, but not limited to, the following: (i) notifying the Participant in writing or electronically that such Option or SAR may be exercised in full for a limited period of time on or before a specified date (before or after the Change of Control) fixed by the Administrator, after which specified date the unexercised portion of such Option or SAR and all rights of the Participant thereunder shall terminate, (ii) requiring the mandatory surrender to the Company by the Participant of some or all of the outstanding Options or SARs held by such Participant as of a date, before or after such Change of Control, specified by the Administrator, in which event the Administrator shall thereupon cancel such Options and SARs and the Company shall pay to such Participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the Shares subject to such Options and SARs over the exercise price(s) under such Options and SARs for such Shares, or (iii) making such adjustments to Options and SARs then outstanding as the Administrator deems appropriate to reflect such Change of Control. For the purposes of this paragraph, the Option or SAR shall be considered assumed if, following the Change of Control, the option or stock appreciation right confers the right to purchase or receive, for each Share of Awarded Stock subject to the Option or SAR immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor entity or its Parent, the Administrator may, with the consent of the successor entity, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share of Awarded Stock subject to the Option or SAR, to be solely common stock of the successor entity or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.
ii.
Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Deferred Stock Units. In the event of a Change of Control, each outstanding Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit and Deferred Stock Unit Award shall be assumed or an equivalent Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit or Deferred Stock Unit Award substituted by the successor entity or a Parent or Subsidiary of the successor entity. Notwithstanding the foregoing, in the event that the successor entity refuses to assume or substitute for the Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit or Deferred Stock Unit Award, or if the successor entity does not have outstanding common equity securities required to be registered under Section 12 of the Exchange Act, and unless otherwise provided in an Award Agreement, (A) as of the date of the Change in Control, the Participant shall fully vest in each Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit or Deferred Stock Unit Award outstanding as of the date of the Change in Control the vesting of which is solely time-based, and (B) with respect to any Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit or Deferred Stock Unit Award outstanding as of the date of the Change in Control the vesting of which is solely or partly tied to Performance Goals, as of the date of the Change in Control, all Performance Goals or other vesting criteria applicable to such Award will be deemed achieved as follows: (1) for any performance period that has not yet commenced as of the date of the Change of Control or that has commenced but has not yet ended as of the date of the Change of Control, at 100% of target levels; and (2) for any performance period that has ended prior to the date of the Change of Control, based on actual performance as measured as of the end of the performance period, and, in the case of clauses (A) and (B) above, all other terms and conditions will be deemed met and the resulting portion of the Award shall become free of all restrictions, limitations and conditions and become vested as to the portion of such Award determined in accordance with this sentence as of the date of the Change in Control. For the purposes of this paragraph, a Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit and Deferred Stock Unit Award shall be considered assumed if, following the Change of Control, the award confers the right to purchase or receive, for each Share (or with respect to Performance Units, the cash equivalent thereof) subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor entity or its Parent, the Administrator may,

A-16 | 2026 Proxy Statement

Annex A
with the consent of the successor entity, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the Award, to be solely common stock of the successor entity or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.
d.
Involuntary Termination other than for Cause, Death or Disability or a Voluntary Termination for Good Reason, Following a Change of Control. If, within eighteen (18) months following a Change of Control, a Participant’s employment is terminated (i) involuntarily by the Company or successor entity other than (A) for Cause, or (B) on account of death or Disability, or (ii) by the Participant by a Voluntary Termination for Good Reason, then, unless otherwise provided in an Award Agreement, (A) with respect to any Award the vesting of which is solely time-based, the Participant shall fully vest in and receive payment of or have the right to exercise his Award, as applicable, as to all of the Shares subject to each such Award including Shares as to which such Award would not otherwise be vested or exercisable; and (B) with respect to any Award the vesting of which is solely or partly tied to Performance Goals, as of the date of termination, all Performance Goals or other vesting criteria applicable to such Award will be deemed achieved as follows: (1) for any performance period that has not yet commenced as of the date of termination or that has commenced but has not yet ended as of the date of termination, at 100% of target levels; and (2) for any performance period that has ended prior to the date of termination, based on actual performance as measured as of the end of the performance period, and, in the case of clauses (A) and (B) above, all other terms and conditions will be deemed met and the resulting portion of the Award shall become free of all restrictions, limitations and conditions and become vested as to the portion of such Award determined in accordance with this sentence as of the date of termination. Notwithstanding the foregoing or anything in an Award Agreement to the contrary, if an Award is subject to Section 409A of the Code and payment of the Award at the time of termination of employment under this paragraph would cause the Award not to comply with Section 409A of the Code, the Award shall be paid only at such time and in such form as will comply with Section 409A of the Code.

17.
Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

18.	Amendment and Termination of the Plan.
a.	Amendment and Termination. Subject to Section 18.b, the Board may at any time amend, alter, suspend or terminate the Plan.
b.	Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Law.
c.
Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing (or electronic format) and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

19.	Conditions Upon Issuance of Shares.
a.
Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Award or the issuance and delivery of such Shares (or with respect to Performance Units, the cash equivalent thereof) shall comply with Applicable Laws.

b.
Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

2026 Proxy Statement | A-17

Annex A
20.	Liability of Company.
a.
Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

b.
Grants Exceeding Allotted Shares. If the Awarded Stock covered by an Award exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Awarded Stock, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 18 of the Plan.

21.	General Provisions.
a.
Section 409A of the Code. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan or pursuant to an Award that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following a Participant’s “separation from service” within the meaning of Section 409A of the Code shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service.

b.
Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 21.b, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

c.
Clawbacks. If the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, then the Committee may, in its sole discretion (considering any factors the Committee deems appropriate), require a Participant to repay or forfeit to the Company that portion of time- and/or performance-based Awards that were granted, earned or vested during the Company’s three completed fiscal years immediately preceding the date the Company is required to prepare the accounting restatement, that the Committee determines was in excess of the amount that would have been granted, earned or vested during such period based on the restated results. In the case of time-based Awards, a recoupment may occur, in the Committee’s sole discretion, if the Committee concludes that the grant, earning and/or vesting of the Awards would not have been made, or would have been lower had they been based on the restated results, and it is possible to clearly compute the amount of such lesser award. The amount to be recouped shall be determined by the Committee in its sole and absolute discretion, and the form of such recoupment may be made, in the Committee’s sole and absolute discretion, through the forfeiture or cancellation of vested or unvested Awards, cash repayment or both. Any decision by the Committee that no recoupment shall occur because of difficulties of computation or otherwise shall not be reviewable. Further, notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement, including, without limitation, the Company’s Incentive Compensation Recovery Policy).

22.	Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

A-18 | 2026 Proxy Statement

BED BATH & **BEYOND** VOTE

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2026 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommend a vote FOR the nominees listed in Proposal 1 and FOR Proposals 2 through 6.

1. The election of each of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Marcus A. Lemonis	☐	☐	02 - Joanna C. Burkey	☐	☐	03 - Barclay F. Corbus	☐	☐
04 - William B. Nettles, Jr.	☐	☐	05 - Debra G. Perelman	☐	☐	06 - Dr. Robert J. Shapiro	☐	☐
07 - Joseph J. Tabacco, Jr.	☐	☐						

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

7 5 D V

0493ZD

2026 Annual Meeting of Bed Bath & Beyond, Inc. Stockholders

The 2026 Annual Meeting of Stockholders of Bed Bath & Beyond, Inc. will be held on May 14, 2026 at 2:00 pm Mountain Time, virtually via the Internet at https://meetnow.global/MZVMNUH

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy/Voting Instructions — Bed Bath & Beyond, Inc. Annual Stockholder Meeting — May 14, 2026

Proxy Solicited by Board of Directors for Annual Meeting — May 14, 2026

The undersigned hereby appoints Marcus A. Lemonis and Melissa H. Smith as proxies and attorneys-in-fact, each with full power of substitution and re-substitution, to represent the undersigned at the Annual Meeting of Stockholders of Bed Bath & Beyond, Inc. (the "Company") to be held virtually at 2:00 pm Mountain Time on May 14, 2026, including any adjournments, continuations, or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on all matters, including the election of any person to the Board in place of any nominee who is unable or unwilling to serve.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 THROUGH 6. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THOSE INSTRUCTIONS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

If the undersigned is a participant in the Company's 401(k) Plan, the undersigned hereby instructs the fiduciary of the Company's 401(k) Plan to vote, as designated on the reverse side, all shares of Bed Bath & Beyond, Inc. that are credited to the account(s) of the undersigned (whether vested or not) in the 401(k) Plan at the Annual Meeting of Stockholders to be held on May 14, 2026 and at any adjournment, continuation, or postponement thereof. If no voting instructions are given, the Administrator of the 401(k) plan, which is composed of members of the Board of Directors including management personnel, may instruct the fiduciary to vote the shares.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY/VOTING INSTRUCTIONS ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
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